Exhibit 10.5

CREDIT AGREEMENT

dated as of

July 2, 2007

AMERICAN APPAREL, INC.

As Lead Borrower

For

THE BORROWERS PARTY HERETO

THE BORROWERS PARTY HERETO

THE FACILITY GUARANTORS PARTY HERETO

LASALLE BUSINESS CREDIT, LLC,

AS AGENT FOR LASALLE BANK MIDWEST NATIONAL ASSOCIATION,

ACTING THROUGH ITS DIVISION, LASALLE RETAIL FINANCE,

As Administrative Agent and Collateral Agent

and

THE LENDERS PARTY HERETO

and

LASALLE BANK NATIONAL ASSOCIATION,

As Issuing Bank

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TABLE OF CONTENTS

ARTICLE I 1

SECTION 1.01 Definitions 1

SECTION 1.02 Terms Generally 38

SECTION 1.03 Accounting Terms; GAAP 38

ARTICLE II Amount and Terms of Credit 39

SECTION 2.01 Commitment of the Lenders 39

SECTION 2.02 Reserves; Changes to Reserves 39

SECTION 2.03 Making of Loans 40

SECTION 2.04 Overadvances 41

SECTION 2.05 Swingline Loans 42

SECTION 2.06 Notes 42

SECTION 2.07 Mandatory Principal and Interest Payments on Loans 43

SECTION 2.08 Conversion and Continuation of Loans 43

SECTION 2.09 Alternate Rate of Interest for Loans 44

SECTION 2.10 Change in Legality 45

SECTION 2.11 Default Interest 45

SECTION 2.12 Letters of Credit 46

SECTION 2.13 Increased Costs 50

SECTION 2.14 Optional Prepayment of Loans; Reimbursement of Lenders 51

SECTION 2.15 Mandatory Prepayment; Commitment Termination; Cash Collateral 52

SECTION 2.16 Cash Management; Application of Payments 53

SECTION 2.17 Fees 57

SECTION 2.18 Maintenance of Loan Account; Statements of Account 58

SECTION 2.19 Payments 58

SECTION 2.20 Settlement Amongst Revolving Credit Lenders 60

SECTION 2.21 Taxes 61

SECTION 2.22 Mitigation Obligations; Replacement of Lenders 63

SECTION 2.23 Designation of Lead Borrowers as Borrowers’ Agent 64

SECTION 2.24 Security Interests in Collateral 64

ARTICLE III Representations and Warranties 65

SECTION 3.01 Organization; Powers 65

SECTION 3.02 Authorization; Enforceability 65

SECTION 3.03 Governmental Approvals; No Conflicts 65

SECTION 3.04 Financial Condition 66

SECTION 3.05 Properties 66

SECTION 3.06 Litigation and Environmental Matters 66

SECTION 3.07 Compliance with Laws and Agreements 67

SECTION 3.08 Investment and Holding Company Status 67

SECTION 3.09 Taxes 67

SECTION 3.10 ERISA 67

SECTION 3.11 Disclosure 68

SECTION 3.12 Subsidiaries 68

SECTION 3.13 Insurance 68

SECTION 3.14 Labor Matters 68

SECTION 3.15 Security Documents 69

SECTION 3.16 Federal Reserve Regulations 69

SECTION 3.17 Solvency 69

SECTION 3.18 Licenses; Permits 69

ARTICLE IV Conditions 70

SECTION 4.01 Closing Date 70

SECTION 4.02 Conditions Precedent to Each Revolving Credit Loan and Each Letter of Credit 73

ARTICLE V Affirmative Covenants 74

SECTION 5.01 Financial Statements and Other Information 74

SECTION 5.02 Notices of Material Events 76

SECTION 5.03 Information Regarding Collateral 76

SECTION 5.04 Existence; Conduct of Business 77

SECTION 5.05 Payment of Obligations 77

SECTION 5.06 Maintenance of Properties 77

SECTION 5.07 Insurance 77

SECTION 5.08 Books and Records; Inspection and Audit Rights; Appraisals; Accountants 78

SECTION 5.09 Physical Inventories 79

SECTION 5.10 Compliance with Laws 80

SECTION 5.11 Use of Proceeds and Letters of Credit 80

SECTION 5.12 Additional Subsidiaries 80

SECTION 5.13 Further Assurances 81

ARTICLE VI Negative Covenants 81

SECTION 6.01 Indebtedness and Other Obligations 81

SECTION 6.02 Liens 82

SECTION 6.03 Fundamental Changes 82

SECTION 6.04 Investments, Loans, Advances, Guarantees and Acquisitions 82

SECTION 6.05 Asset Sales 82

SECTION 6.06 Equity Issuances 83

SECTION 6.07 Restricted Payments; Certain Payments of Indebtedness 83

SECTION 6.08 Transactions with Affiliates 84

SECTION 6.09 Restrictive Agreements 84

SECTION 6.10 Amendment of Material Documents 84

SECTION 6.11 Financial Performance Covenants 85

SECTION 6.12 Fiscal Year 85

SECTION 6.13 ERISA 85

SECTION 6.14 Environmental Laws 86

SECTION 6.15 Additional Subsidiaries 86

ARTICLE VII Events of Default 86

SECTION 7.01 Events of Default 86

SECTION 7.02 Remedies on Default 90

SECTION 7.03 Application of Proceeds 90

ARTICLE VIII The Agents 91

SECTION 8.01 Appointment and Administration by Administrative Agent 91

SECTION 8.02 Appointment of Collateral Agent 91

SECTION 8.03 Sharing of Excess Payments 92

SECTION 8.04 Agreement of Applicable Lenders 92

SECTION 8.05 Liability of Agents 92

SECTION 8.06 Notice of Default 93

SECTION 8.07 Credit Decisions 94

SECTION 8.08 Reimbursement and Indemnification 94

SECTION 8.09 Rights of Agents 95

SECTION 8.10 Notice of Transfer 95

SECTION 8.11 Successor Agents 95

SECTION 8.12 Relation Among the Lenders 95

SECTION 8.13 Reports and Financial Statements 96

SECTION 8.14 Agency for Perfection 96

SECTION 8.15 Delinquent Lender 97

ARTICLE DC Miscellaneous 98

SECTION 9.01 Notices 98

SECTION 9.02 Waivers; Amendments 98

SECTION 9.03 Expenses; Indemnity; Damage Waiver 100

SECTION 9.04 Successors and Assigns 102

SECTION 9.05 Survival 105

SECTION 9.06 Counterparts; Integration; Effectiveness 105

SECTION 9.07 Severability 105

SECTION 9.08 Right of Setoff. 106

SECTION 9.09 Governing Law; Jurisdiction; Consent to Service of Process 106

SECTION 9.10 WAIVER OF JURY TRIAL 107

SECTION 9.11 Press Releases and Related Matters 107

SECTION 9.12 Headings 108

SECTION 9.13 Interest Rate Limitation 108

SECTION 9.14 Additional Waivers 108

SECTION 9.15 Confidentiality 111

SECTION 9.16 Patriot Act 111

SECTION 9.17 Foreign Asset Control Regulations 112

EXHIBITS

Exhibit A: Form of Assignment and Acceptance (Revolving Credit Loans)

Exhibit B: Form of Customs Broker Agreement

Exhibit C: Notice of Borrowing

Exhibit D- 1: Form of Revolving Credit Note

Exhibit E: Form of Swingline Note

Exhibit F: Intentionally Deleted

Exhibit G: Intentionally Deleted

Exhibit H: Form of Joinder

Exhibit I: Form of DDA Notification

Exhibit J: Form of Credit Card Agreement

Exhibit K: Form of Compliance Certificate

Exhibit L: Form of Borrowing Base Certificate

Exhibit M: Financial Performance Covenants

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SCHEDULES

Schedule 1.1: Borrowers

Schedule 1.2: Lenders and Commitments

Schedule 2.18(a): DDAs

Schedule 2.18(b): Credit Card Arrangements

Schedule 2.18(c)(iii): Blocked Accounts

Schedule 2.18(h): Disbursement Accounts

Schedule 3.01: Organization Information

Schedule 3.05(a): Title Exceptions

Schedule 3.05(b): Intellectual Property Title Exceptions

Schedule 3.05(c)(i): Owned Real Estate

Schedule 3.05(c)(ii): Leased Real Estate

Schedule 3.06: Disclosed Matters

Schedule 3.12: Subsidiaries; Joint Ventures

Schedule 3.13: Insurance

Schedule 3.14: Collective Bargaining Agreements

Schedule 6.01: Existing Indebtedness

Schedule 6.02: Existing Encumbrances

Schedule 6.04: Existing Investments

CREDIT AGREEMENT dated as of July 2, 2007 among:

(a) AMERICAN APPAREL, INC., a corporation organized under the laws of the State of California, with its principal executive offices at 747 Warehouse Street, Los Angeles, California, for itself and as agent (in such capacity, the “Lead Borrower”) for the other Borrowers now or hereafter party hereto; and

(c) the BORROWERS now or hereafter party hereto; and

(d) the FACILITY GUARANTORS now or hereafter party hereto; and

(e) LASALLE BUSINESS CREDIT, LLC, AS AGENT FOR LASALLE BANK MIDWEST NATIONAL ASSOCIATION, ACTING THROUGH ITS DIVISION, LASALLE RETAIL FINANCE, with offices at 25 Braintree Hill Office Park, Braintree, Massachusetts 02184, as administrative agent (in such capacity, the “Administrative Agent”) for its own benefit and the benefit of the other Credit Parties; and

(f) LASALLE BUSINESS CREDIT, LLC, AS AGENT FOR LASALLE BANK MIDWEST NATIONAL ASSOCIATION, ACTING THROUGH ITS DIVISION, LASALLE RETAIL FINANCE, with offices at 25 Braintree Hill Office Park, Braintree, Massachusetts 02184, as collateral agent (in such capacity, the “Collateral Agent”) for its own benefit and the benefit of the other Credit Parties; and

(g) the LENDERS party hereto; and

(h) LASALLE BANK NATIONAL ASSOCIATION, a national banking association with offices at 135 South LaSalle Street, Chicago, Illinois 60603, as Issuing Bank;

in consideration of the mutual covenants herein contained and benefits to be derived herefrom, the parties hereto agree as follows:

ARTICLE I

SECTION 1.01 Definitions.

As used in this Agreement, the following terms have the meanings specified below:

“ACH” means automated clearing house transfers.

“Accommodation Payment” has the meaning provided in SECTION 9.14.

“Account(s)” means “accounts” as defined in the UCC, and also means a right to payment of a monetary obligation, whether or not earned by performance, (i) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (ii) for services rendered or to be rendered, or (iii) arising out of the use of a credit or charge card or information contained on or for use with the card. The term “Account” does not include (i) rights to payment evidenced by chattel paper or an instrument, (ii) commercial tort claims, (iii) deposit accounts, (iv) investment property, (v) letter-of-credit rights or letters of credit, or (vi) rights to payment for money or funds advanced or sold, other than rights arising out of the use of a credit or charge card or information contained on or for use with the card.

“Account Debtor” has the meaning assigned to such term in the Security Agreement.

“Acquisition” means (a) an Investment in or a purchase of a Controlling interest in Capital Stock of a Person, (b) a purchase or acquisition of all or substantially all of the assets or properties of a Person or of any business unit of a Person, (c) any merger or consolidation of any Person with any other Person or other transaction or series of transactions resulting in the acquisition of all or substantially all of the assets or a Controlling interest in the Capital Stock of any Person, in each case in any transaction or group of transactions which are part of a common plan.

“Adjusted LIBO Rate” means, with respect to any LIBO Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of one percent) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” has the meaning provided in the preamble to this Agreement.

“Affiliate” means, with respect to a specified Person, (i) any director or officer of that Person, or (ii) any Person that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with the Person specified.

“Agents” means, collectively, the Administrative Agent and the Collateral Agent.

“Agreement” means this Credit Agreement, as modified, amended, supplemented or restated, and in effect from time to time.

“Agreement Value” means for each Hedge Agreement, on any date of determination, an amount determined by the Administrative Agent equal to:

(a) In the case of a Hedge Agreement documented pursuant to an ISDA Master Agreement, the amount, if any, that would be payable by any Loan Party to its counterparty to such Hedge Agreement, as if (i) such Hedge Agreement was being terminated early on such date of determination, (ii) such Loan Party was the sole “Affected Party” (as therein defined) and (iii) the Administrative Agent was the sole party determining such payment amount (with the Administrative Agent making such determination pursuant to the provisions of the form of ISDA Master Agreement);

(b) In the case of a Hedge Agreement traded on an exchange, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party which is party to such Hedge Agreement, determined by the Administrative Agent based on the settlement price of such Hedge Agreement on such date of determination; or

(c) In all other cases, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party that is party to such Hedge Agreement determined by the Administrative Agent as the amount, if any, by which (i) the present value of the future cash flows to be paid by such Loan Party exceeds (ii) the present value of the future cash flows to be received by such Loan Party, in each case pursuant to such Hedge Agreement.

“American Apparel Canada Credit Agreement” means that certain Credit Agreement to be entered in to amongst 9001-9134 Quebec Inc., a company organized under the laws of the Province of Quebec, or itself and as agent for the other borrowers party thereto, the borrowers party thereto; 9072-1416 Quebec Inc., a company organized under the laws of the Province of Quebec, (the “Guarantor”); LaSalle Business Credit, LLC, as agent for ABN AMRO BANK NV (Canada Branch), acting through its division, LaSalle Retail Finance, as administrative agent for its own benefit and the benefit of the other Credit Parties (as named therein); LaSalle Business Credit, LLC, as agent for ABN AMRO BANK NV (Canada Branch), acting through its division, LaSalle Retail Finance, as collateral agent for its own benefit and the benefit of the other Credit Parties; the LENDERS party thereto; and ABN AMRO BANK NV (Canada Branch), as Issuing Bank thereunder.

“Applicable Law” means as to any Person: (a) all laws, statutes, rules, regulations, orders, codes, ordinances or other requirements having the force of law; and (b) all court orders, decrees, judgments, injunctions, notices, binding agreements and/or rulings, in each case of or by any Governmental Authority which has jurisdiction over such Person, or any property of such Person.

“Applicable Lenders” means the Required Lenders, the Required Revolving Credit Lenders or all Lenders, as applicable.

“Applicable Margin” means the following:

LIBO Applicable Margin 2.00%

Prime Rate Applicable Margin 0%

“Appraisal Percentage” means 90%.

“Appraised Fixed Assets Liquidation Value” means, as to any Eligible Fixed Assets, the appraised liquidation value of such Eligible Fixed Assets determined as of the Closing Date, on a date approximately 60 days after the Closing Date (which appraisal may result in the adjustment of the value of any Eligible Fixed Assets downward, but not upward), and annually thereafter, in accordance with an independent appraisal reasonably acceptable to the Administrative Agent, which appraisal shall assume, among other things, a marketing time of not greater than six (6)months. In connection with any annual appraisal, at the Borrowers’ request any new Equipment not previously included as Eligible Fixed Assets may be so included.

“Appraised Inventory Liquidation Value” means the product of (a) the Cost of Eligible Inventory, multiplied by (b) that percentage, determined from the then most recent appraisal of the Borrowers’ Inventory undertaken at the request of the Administrative Agent as permitted by the terms of this Agreement, to reflect the appraiser’s estimate of the net recovery on the Borrower’s Inventory in the event of an in-store liquidation of that Inventory.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by SECTION 9.04), and accepted by the Administrative Agent, in the form of Exhibit A, or any other form approved by the Administrative Agent.

“Availability” means the lesser of (a), (b) or (c), where:

(a) is the result of:

(i) The Revolving Credit Ceiling, Minus

(ii) The aggregate unpaid balance of Revolving Loan Credit Extensions to, or for the account of, the Borrowers;

(b) is the result of:

(i) Borrowing Base, Minus

(ii) The aggregate unpaid balance of Credit Extensions to, or for the account of, the Borrowers.

In calculating Availability at any time and for any purpose under this Agreement, the Lead Borrower shall certify to the Administrative Agent that all accounts payable are being paid on a timely basis and consistent with past practices.

“Availability Reserves” means such reserves as the Administrative Agent from time to time determines in its reasonable discretion as being appropriate (a) to reflect the impediments to the Agents’ ability to realize upon the Collateral, (b) to reflect costs, expenses and other amounts that the Agents may incur or be required to pay to realize upon the Collateral, including, without limitation, on account of rent, Permitted Encumbrances, and customs and duties, and (c) on account of Cash Management and Bank Products.

“Bank Products” means any services or facilities provided to any Loan Party by the Administrative Agent or any of its Affiliates (other than Cash Management Services), including, without limitation, on account of (a) credit cards, (b) Hedge Agreements, (c) investments, and (d) equipment leases.

“Bankruptcy Code” means Title 11, U.S.C., as now or hereafter in effect, or any successor thereto.

“Blocked Account Agreement” has the meaning provided in SECTION 2.16(c).

“Blocked Account Banks” means the banks with whom deposit accounts in which funds of any of the Loan Parties from one or more DDAs are concentrated is maintained and with whom a Blocked Account Agreement has been, or is required to be, executed in accordance with the terms hereof.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrowers” means, collectively, the Lead Borrower, the Persons named on Schedule 1.1 annexed hereto, and each other Person who shall from time to time enter into a Joinder Agreement.

“Borrowing” means (a) the incurrence of Revolving Credit Loans of a single Type, on a single date and having, in the case of LIBO Loans, a single Interest Period, or (b) a Swingline Loan.

“Borrowing Base” means, at any time of calculation, an amount equal to:

(a) the Appraisal Percentage of the Appraised Inventory Liquidation Value; plus

(b) with respect to any Eligible Letter of Credit, the Appraisal Percentage of the Appraised Value of the Inventory supported by such Eligible Letter of Credit, multiplied by the Cost of such Inventory when completed, net of Inventory Reserves;

plus

(c) the face amount of Eligible Wholesale Receivables (net of Receivables Reserves applicable thereto) multiplied by the Receivables Advance Rate;

plus

(d) in the sole and exclusive discretion of the Administrative Agent, from and after (i) receipt by Administrative Agent of an updated appraisal of the Borrowers’ Equipment in form and substance acceptable to the Administrative Agent in its sole and exclusive discretion, and (ii) Senior Debt to Consolidated EBITDA less than 3.50 to 1.00 for a minimum of three (3) consecutive months, a single Credit Extension in an amount equal to the lesser of (i) eighty percent (80%) of Appraised Fixed Assets Liquidation Value of Eligible Fixed Assets (less Equipment Reserves); or (ii) $2,500,000, which will be thereafter be reduced monthly on the first day of each month by the Equipment Reduction Amount;

minus

(e) the then amount of all Availability Reserves.

“Borrowing Base Certificate” has the meaning provided in SECTION 5.01(e).

“Borrowing Request” means a request by the Lead Borrower on behalf of any of the Borrowers for a Borrowing in accordance with SECTION 2.03.

“Breakage Costs” has the meaning provided in SECTION 2.14(b).

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in Chicago, Illinois are authorized or required by law to remain closed; provided, however, that when used in connection with a LIBO Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Canadian Affiliate” means any Affiliate of the Borrower, whether now existing or hereafter created or acquired, organized under the laws of Canada.

“Capital Expenditures” means, with respect to any Person for any period, (a) the additions to property, plant and equipment and other capital expenditures of the Loan Parties that are (or would be) set forth in a Consolidated statement of cash flows of the Loan Parties for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by the Loan Parties during such period, calculated without duplication for any items included in subsection (a), above.

“Capital Lease Obligations” means, with respect to any Person for any period, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capital Stock” shall mean, as to any Person that is a corporation, the authorized shares of such Person’s capital stock, including all classes of common, preferred, voting and nonvoting capital stock, and, as to any Person that is not a corporation or an individual, the membership or other ownership interests in such Person, including, without limitation, the right to share in profits and losses, the right to receive distributions of cash and other property, and the right to receive allocations of items of income, gain, loss, deduction and credit and similar items from such Person, whether or not such interests include voting or similar rights entitling the holder thereof to exercise control over such Person, collectively with, in any such case, all warrants, options and other rights to purchase or otherwise acquire, and all other instruments convertible into or exchangeable for, any of the foregoing.

“Cash Collateral Account” means an interest bearing account established by the Loan Parties with the Collateral Agent, for its own benefit and the ratable benefit of the other Credit Parties, under the sole and exclusive dominion and control of the Collateral Agent, in the name of the Collateral Agent or as the Collateral Agent shall otherwise direct, in which deposits are required to be made in accordance with SECTION 2.12(j).

“Cash Management Services” means, without limitation, any one or more of the following types or services or facilities provided to any Loan Party by the Administrative Agent or any of its Affiliates: (a) ACH transactions, (b) deposit and other accounts, and (c) cash management, including, without limitation, controlled disbursement services.

“Cash Receipts” has the meaning provided therefor in SECTION 2.16(d).

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq.

“Change in Control” means, at any time:

(a) any “change in/of control” or “sale” or “disposition” or similar event as defined in any Charter Document of any Loan Party or in any Material Agreement, or any document governing Material Indebtedness of any Loan Party, provided that the purchase by Dov Charney of all of the issued and outstanding shares of stock or membership interest held by Sang Ho Lim in the Lead Borrower or American Apparel, LLC shall not constitute a Change in Control; or

(b) occupation of a majority of the seats (other than vacant seats) on the board of directors (or other body exercising similar management authority) of the Lead Borrower by Persons who were neither (i) nominated by the board of directors of the Lead Borrower nor (ii) appointed by directors so nominated; or

(c) except with respect to existing stockholders, any person or “group” (within the meaning of the Securities and Exchange Act of 1934, as amended), is or becomes the beneficial owner (within the meaning of Rule 13d-3 or 13d-5 of the Securities and Exchange Act of 1934, as amended, except that such person shall be deemed to have “beneficial ownership” of all Capital Stock that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) directly or indirectly of twenty-five percent (25%) or more (on a fully diluted basis) of the total then outstanding Capital Stock of the Lead Borrower, whether as a result of the issuance of securities of the Lead Borrower, a merger, consolidation, liquidation or dissolution of the Lead Borrower, a direct or indirect transfers of securities or otherwise; or

(d) except in connection with existing stockholder agreements, the Lead Borrower fails at any time to own, directly or indirectly, 100% of the Capital Stock of each other Loan Party (other than American Apparel, LLC) free and clear of all Liens (other than the Liens in favor of the Collateral Agent, for its own benefit and the ratable benefit of the other Credit Parties and Permitted Encumbrances set forth in clause (n) of the definition of Permitted Encumbrances)), except where such failure is as a result of a transaction permitted by the Loan Documents; or

(e) Dov Charney fails to own at least 50% of the Capital Stock of each of the Lead Borrower and American Apparel, LLC.

Notwithstanding anything in this definition of “Change of Control” to the contrary, the consummation of the merger and the related transactions expressly set forth in the Merger

Agreement shall for purposes of this definition not be considered to be a “Change of Control.”

“Change in Law” means (a) the adoption of any law, rule or regulation after the Closing Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Credit Party (or, for purposes of SECTION 2.12, by any lending office of such Credit Party or by such Credit Party’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date.

“Charges” has the meaning provided therefor in SECTION 9.13.

“Charter Document” means as to any Person, its partnership agreement, certificate of incorporation, operating agreement, membership agreement or similar constitutive document or agreement, its by-laws and all shareholder or other equity holder agreements, voting trusts and similar arrangements to which such Person is a party or which is applicable to its Capital Stock, and all other arrangements relating to the Control or management of such Person.

“Closing Date” means July 2, 2007.

“Code” means the Internal Revenue Code of 1986 and the Treasury regulations promulgated thereunder, as amended from time to time.

“Collateral” means any and all “Collateral” or words of similar intent as defined in any applicable Security Document.

“Collateral Agent” has the meaning provided in the preamble to this Agreement.

“Commercial Letter of Credit” means any Letter of Credit issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by a Borrower in the ordinary course of business of the Borrowers.

“Commitment” means, with respect to each Lender, the aggregate commitment(s) of such Lender hereunder to make Credit Extensions to the Borrowers in the amount set forth opposite its name on Schedule 1.2 hereto or as may subsequently be set forth in the Register from time to time. As of the Closing Date, the Commitments aggregate $75,000,000.

“Commitment Percentage” means, with respect to each Lender, that percentage of the Commitments of all Lenders hereunder to make Credit Extensions to the Borrowers, in the amount set forth opposite such Lender’s name on Schedule 1.2 hereto or as may subsequently be set forth in the Register from time to time.

“Compliance Certificate” has the meaning provided in SECTION 5.01(c).

“Concentration Account” has the meaning provided in SECTION 2.16(d).

“Consolidated” means, when used to modify a financial term, test, statement, or report of a Person, the application or preparation of such term, test, statement or report (as applicable)

based upon the consolidation, in accordance with GAAP, of the financial condition or operating results of such Person and its Subsidiaries.

“Consolidated EBITDA” means, with respect to any Person for any period, the sum (without duplication) of (a) Consolidated Net Income for such period, plus (b) depreciation, amortization, and all other non-cash charges that were deducted in determining Consolidated Net Income for such period, plus (c) provisions for Taxes based on income that were deducted in determining Consolidated Net Income for such period, plus (d) Consolidated Interest Expense that was deducted in determining Consolidated Net Income for such period, plus (e) the increase in deferred rent for the period, if any, or minus (f) the decrease in deferred rent for the period, if any, plus (g) litigation expenses related to the existing sexual harassment suits, not to exceed $2,000,000 in the aggregate, all as determined on a Consolidated basis in accordance with GAAP.

“Consolidated EBITDAR” means, with respect to any Person for any period, the sum of (a) Consolidated EBITDA of such Person for such period plus (b) the aggregate amount of any payments made by any Loan Party or their respective Subsidiaries pursuant to any Lease.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of (a) (i) Consolidated EBITDA for such period, minus (ii) Capital Expenditures, net of Capital Lease Obligations, made during such period, minus (iii) shareholder distributions made during such period, to (b) Debt Service Charges during such period, all as determined on a Consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, total interest expense (including that attributable to Capital Lease Obligations in accordance with GAAP) of such Person on a Consolidated basis with respect to all outstanding Indebtedness of such Person, including, without limitation, the Obligations and all commissions, discounts and other fees and charges owed with respect thereto and all net costs under Hedge Agreements, but excluding any non-cash or deferred interest financing costs, all as determined on a Consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the net income (or loss) of such Person on a Consolidated basis for such period taken as a single accounting period determined in accordance with GAAP; provided, however, that there shall be excluded (i) the income (or loss) of such Person in which any other Person has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to such Person during such period, (ii) the income (or loss) of such Person accrued prior to the date it becomes a Subsidiary of a Person or any of such Person’s Subsidiaries or is merged into or consolidated with a Person or any of its Subsidiaries or that Person’s assets are acquired by such Person or any of its Subsidiaries, and (iii) the income of any direct or indirect Subsidiary of a Person to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its Charter Documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary; provided, further however. Consolidate Net Income shall be increased or decreased by extraordinary items, as determined by the Borrowers’ independent public accountants, and as shown as such on the Borrowers’ consolidated financial statements, and subject to the sole discretion by LaSalle as to whether to adjust Consolidated Net Income by such extraordinary items, and in any event shall not be duplicative of any litigation expenses included in the calculation of Consolidated EBITDA.

“Control” means the possession, directly or indirectly, of the power (a) to vote 25% or more of the securities having ordinary voting power for the election of directors (or any similar governing body) of a Person, or (b) to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling” and “Controlled” have meanings correlative thereto.

“Cost” means the average cost of purchases, as reported on the Borrowers’ stock ledger based upon the Borrowers’ accounting practices, which practices are in effect on the Closing Date.

“Credit Card Agreements” has the meaning provided in SECTION 2.16(c).

“Credit Extensions” means, as of any day, the sum of (a) the principal balance of all Loans then outstanding, and (b) the then amount of the Letter of Credit Outstandings.

“Credit Party” means (a) the Lenders, (b) the Agents and their Affiliates, (c) the Issuing Bank, (d) the beneficiaries of each indemnification obligation undertaken by any Borrower under any Loan Document, (e) any Person providing Cash Management Services or Bank Products to any Borrower, (f) any other Person to whom Obligations under this Agreement and other Loan Documents are owing, and (g) the successors and assigns of each of the foregoing.

“Credit Party Expenses” means, without limitation, (i) all reasonable out-of-pocket expenses incurred by the Agents and their Affiliates, including the reasonable fees, charges and disbursements of counsel for the Agents, outside consultants for the Agents (including, without limitation, inventory, receivables and real estate appraisers, commercial finance examiners and environmental engineers), in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Banks in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Agents or any Lender, including the reasonable fees, charges and disbursements of counsel and outside consultants for each of the Agents (including, without limitation, inventory, receivables and real estate appraisers, commercial finance examiners and environmental engineers), in connection with the enforcement or protection of their rights in connection with the Loan Documents, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit; provided that the Lenders who are not the Agents shall be entitled to reimbursement for no more than one counsel representing all such Lenders (absent a conflict of interest in which case the Lenders may engage and be reimbursed for additional counsel).

“Customs Broker Agreement” means an agreement in substantially the form attached as Exhibit B annexed hereto, among a Borrower, a customs broker or other carrier, and the Collateral Agent, in which the customs broker or other carrier acknowledges that it has control over and holds the documents evidencing ownership of the subject Inventory or other property for the benefit of the Collateral Agent and agrees, upon notice from the Collateral Agent, to hold and dispose of the subject Inventory and other property solely as directed by the Collateral Agent.

“DDAs” means any checking or other demand deposit account maintained by the Loan Parties, including without limitation, those listed on Schedule 2.18(a). All funds in such DDAs shall be conclusively presumed to be Collateral and proceeds of Collateral and the Agents and the Lenders shall have no duty to inquire as to the source of the amounts on deposit in the DDAs.

“Debt Service Charges” means for any period, the sum of (i) Consolidated Interest Expense, plus (ii) principal payments made or required to be made on account of Indebtedness (including, without limitation, on account of Capital Lease Obligations) for such period, plus (iii) all Restricted Payments, other than shareholder distributions, made in cash during such period, in each case determined in accordance with GAAP.

“Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Rate” has the meaning provided in SECTION 2.11.

“Delinquent Lender” has the meaning provided in SECTION 8.15.

“Dilution Factor” means the percentage reduction in collectibility of the subject Accounts, as set forth in the then most recent field examination thereof and tested on a trailing twelve (12) month basis, with respect to items such as uncollectibility, dispute, contra, offset, credit write-off, return of goods and similar matters, as determined by the Administrative Agent, in its sole reasonable discretion.

“Disbursement Accounts” shall have the meaning set forth in SECTION 2.16(h).

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

“dollars” or “$” refers to lawful money of the United States of America.

“Eligible Assignee” means a bank, insurance company, or company engaged in the business of making commercial loans having a combined capital and surplus in excess of $300,000,000, or any Affiliate of any Credit Party, or a Related Fund of any Credit Party, or any Person to whom a Credit Party assigns its rights and obligations under this Agreement as part of an assignment and transfer of such Credit Party’s rights in and to a material portion of such Credit Party’s portfolio of asset based credit facilities. For the purposes of this Agreement, “Related Fund” shall mean, with respect to any Credit Party which is a fund that invests in loans, any other such fund managed by the same investment advisor as such Credit Party or by an Affiliate of such Credit Party or such advisor.

“Eligible Fixed Assets” means Equipment owned by a Borrower, in each case acceptable to the Administrative Agent in its reasonable discretion to be eligible for inclusion in the calculation of the Borrowing Base, and without limiting the foregoing satisfies each of the following conditions:

(a) the Collateral Agent has a perfected first-priority lien in such Equipment for the benefit of the Secured Parties (subject to Liens specified in clauses (a) and (e) of the definition of Permitted Encumbrance but solely to the extent such Liens have priority by operation of Applicable Law over the Liens granted the Collateral Agent); and

(b) Such Equipment has been appraised by a third party appraiser reasonably acceptable to the Collateral Agent; and

(c) Such Equipment does not consist of retail fixtures and equipment;

(d) As to which Equipment, the Borrowers are in material compliance with the representations, warranties and covenants set forth in the Security Agreement; and

(e) The Collateral Agent shall have received an access agreement (containing, among other things, a lien waiver and the right of the Collateral Agent to remove such Equipment from the Real Estate) executed by the Person owning the real property (if not a Borrower) in which such Equipment is located on terms acceptable to the Collateral Agent; and

(f) As to any Equipment acquired in a Permitted Acquisition, (i) the Collateral Agent shall have received (A) the results of appraisals of such Equipment to be acquired in such Acquisition and (B) such other due diligence as the Collateral Agent may require, all of the results of the foregoing to be reasonably satisfactory to the Collateral Agent, and (ii) the Collateral Agent shall have determined an advance rate with respect to such Equipment acceptable to the Agents.

“Eligible Inventory” means, as of the date of determination thereof, without duplication, (i) Eligible Letter of Credit Inventory, and (ii) items of Inventory of a Borrower that are raw materials, or finished goods, merchantable and readily saleable to the public, at retail or at wholesale, in the ordinary course deemed by the Administrative Agent, in its reasonable discretion, to be eligible for inclusion in the calculation of the Borrowing Base, that are not excluded as ineligible by virtue of the one or more of the criteria set forth below. Without limiting the foregoing, none of the following shall be deemed to be Eligible Inventory:

(a) Inventory that is not solely owned by a Borrower, or is leased by or is on consignment to a Borrower, or as to which the Borrowers do not have good and valid title thereto;

(b) Inventory (other than any Eligible Letter of Credit Inventory) that is not located in the United States of America (or any territories or possessions thereof) at a location that is owned or leased by the Borrowers;

(c) Inventory that represents goods which (i) are damaged, defective, “seconds,” or otherwise unmerchantable, (ii) are to be returned to the vendor, (iii) are obsolete or slow moving, or custom items, work in process, or that constitute spare parts or supplies used or consumed in a Borrower’s business or (iv) are bill and hold goods;

(d) Inventory that represents goods that do not conform in all material respects to the representations and warranties contained in this Agreement or any of the Security Documents;

(e) Inventory that is not subject to a perfected first priority security interest in favor of the Collateral Agent, for its own benefit and the ratable benefit of the other Credit Parties;

(f) Inventory which consists of samples, labels, bags, packaging or shipping materials, supplies, and other similar non-merchandise categories;

(g) Inventory as to which insurance in compliance with the provisions of SECTION 5.07 hereof is not in effect;

(h) Inventory which has been sold but not yet delivered or Inventory to the extent that any Borrower has accepted a deposit therefor; or

(i) Inventory acquired in a Permitted Acquisition, unless (i) the Agents shall have conducted (A) appraisals of such Inventory to be acquired in such Acquisition and (B) such other due diligence as the Agents may reasonably require, all of the results of the foregoing to be reasonably satisfactory to the Agents, and (ii) the Agents shall have determined an advance rate with respect to such Inventory.

“Eligible Letter of Credit Inventory” means, as of the date of determination thereof (without duplication of other Eligible Inventory), Inventory:

(a) Not yet delivered to a Borrower;

(b) The purchase of which is supported by a Commercial Letter of Credit or having an initial expiry within sixty (60) days after the date of initial issuance of such Commercial Letter of Credit;

(c) For which a bill of lading or other the document of title names a Borrower as consignee, in each case as to which the Collateral Agent has control over the bill of lading or other documents of title which evidence ownership of the subject Inventory (such as by the delivery of a Customs Broker Agreement); and

(d) Which otherwise would constitute Eligible Inventory.

“Eligible Wholesale Receivables” means Accounts arising from the sale of the Loan Parties’ Inventory at wholesale to Persons who intend to resell such Inventory (as opposed to Accounts arising from sales at retail to consumers) which arise in the ordinary course of business, which have been earned by performance. Except as otherwise agreed by the Administrative Agent, none of the following shall be deemed to be Eligible Wholesale Receivables:

(a) Any Account which shall have remained outstanding for more than sixty (60) days past the original due date or ninety (90) days past the invoice date or which shall have been charged off in whole or in part.

(b) Any Account which is payable in any currency other than Dollars.

(c) Any Account which arises out of the sale by any Borrower of goods consigned or delivered to such Borrower or to the Account Debtor on sale or return terms (whether or not compliance has been made with the applicable provisions of the UCC).

(d) Any Account which arises out of any sale made on a basis other than upon credit terms usual to the business of a Borrower.

(e) Any Accounts which are owed by any Account Debtor whose principal place of business or most recent billing address is not within the continental United States, Hawaii or Puerto Rico.

(f) Any Accounts which are owed by any Account Debtor, fifty percent (50%) or more of whose total Accounts shall have remained outstanding for more than sixty (60) days past the original due date or ninety (90) days past the invoice date.

(g) Any Accounts which are owed by any Affiliate or any employee of any Borrower.

(h) Any Accounts to the extent that the Account Debtor asserts or is entitled to any claim, counterclaim, set off, or chargeback (other than under a Borrower’s customary return policy).

(i) Any Accounts which are evidenced by chattel paper or an instrument of any kind.

(j) Any Accounts as to which the Account Debtor shall have been identified by any Borrower in its computer files as of such date as having (i) commenced or had commenced in respect of such Account Debtor, a case, action, or proceeding under any law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking relief with respect to such Account Debtor’s debts, or seeking to have such Account Debtor adjudicated bankrupt or insolvent, or to have a receiver, trustee, custodian, or other similar official appointed for such Account Debtor or for all or any substantial part of such Account Debtor’s assets, or (ii) made a general assignment of such Account Debtor’s assets for the benefit of such Account Debtor’s creditors, which assignment is in full force and effect.

(k) Any Accounts which do not comply with the representations and warranties contained in this Agreement applicable to Accounts or, to the extent relating to Accounts, the Collateral.

“Endeavor” means Endeavor Acquisition Corp.

“Environmental Laws” means all Applicable Laws issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the protection of human health or the environment, to the preservation or reclamation of natural resources, to the handling, treatment, storage, disposal of Hazardous Materials or to the assessment or remediation of any Release or threatened Release of any Hazardous Material or to the environment.

“Environmental Liability” means any liability, contingent or otherwise (including, without limitation, any liability for damages, natural resource damage, costs of environmental remediation, administrative oversight costs, fines, penalties or indemnities), of any Loan Party directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equipment” has the meaning set forth in the Security Documents.

“Equipment Reduction Amount” means an amount equal to (i) eighty percent (80%) multiplied by (ii) one-sixtieth (l/60th) of the Appraised Fixed Assets Liquidation Value of any Eligible Fixed Assets, calculated for each Eligible Fixed Asset as of the date that any such Equipment was first included as Eligible Fixed Assets. The Equipment Reduction Amount may be adjusted from time to time by the Administrative Agent to reflect any changes in the Appraised Fixed Assets Liquidation Value previously included as Eligible Fixed Assets.

“Equipment Reserves” means such reserves as the Administrative Agent from time to time determines in the Administrative Agent’s reasonable discretion as being appropriate to reflect the Agents’ ability to realize upon any Eligible Fixed Assets.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Lead Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing, pursuant to Section 412(d) of the Code or Section 303(d) of ERISA, of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Lead Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Lead Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Lead Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Lead Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Lead Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Event of Default” has the meaning assigned to such term in SECTION 7.01. An “Event of Default” shall be deemed to have occurred and to be continuing unless and until that Event of Default has been duly waived in writing in accordance with the terms of this Agreement.

“Excess Availability” means (i) Availability less, (ii) (A) all then held checks (other than held checks drawn to pay accounts which are not more than sixty (60) days beyond stated credit terms), plus (B) accounts payable which are more than sixty (60) days beyond credit terms then accorded the Borrowers, unless (x) for all accounts which in the aggregate equal or exceed $500,000, the payment of which are being disputed in good faith in writing by the Loan Parties, and (y) for all accounts which in the aggregate are less than $500,000, the payment of which are being disputed in good faith by the Loan Parties, and the Lead Borrower furnishes the Administrative Agent with a description of the dispute and the amount in dispute, plus (C) overdrafts.

“Excluded Taxes” means, with respect to the Agents, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrowers hereunder, (a) income or franchise taxes imposed on (or measured by) its gross or net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which any Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by a Borrower under SECTION 2.22(b), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with SECTION 2.21(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrowers with respect to such withholding tax pursuant to SECTION 2.21(a).

“Facility Guaranty” means any Guarantee of the Obligations executed by the Facility Guarantors in favor of the Agents, the Issuing Bank and the Lenders.

“Facility Guarantors” means the Borrowers and each of the Subsidiaries of the Borrowers, whether now existing or hereafter created or acquired, other than any Foreign Subsidiaries.

“Facility Guarantors’ Collateral Documents” means all security agreements, mortgages, pledge agreements, deeds of trust, and other instruments, documents or agreements executed and delivered by the Facility Guarantors to secure the Facility Guaranty or the Obligations, as applicable.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of one percent (1%)) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of one percent (1%)) of the quotations for such day for such transactions received by the Administrative Agent from three (3) federal funds brokers of recognized standing selected by it.

“Fee Letter” means the Fee Letter dated as of July 2, 2007 by and among the Lead Borrower and the Agents.

“Financial Officer” means, with respect to any Loan Party, the chief financial officer, controller or assistant controller of such Loan Party.

“Fiscal Month” means any fiscal month of any Fiscal Year, which month shall generally end on the last day of each calendar month in accordance with the fiscal accounting calendar of the Borrowers.

“Fiscal Quarter” means any fiscal quarter of any Fiscal Year, which quarters shall generally end on the last day of each March, June, September or December of such Fiscal Year in accordance with the fiscal accounting calendar of the Borrowers.

“Fiscal Year” means any period of twelve consecutive months ending on December 31 of any calendar year.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

“GAAP” means principles which are (a) consistent with those promulgated or adopted by the Financial Accounting Standards Board and its predecessors (or successors) in effect and applicable to that accounting period in respect of which reference to GAAP is being made, and (b) consistently applied with past financial statements of the Loan Parties adopting the same principles.

“Gift Certificate and Merchandise Credit Liabilities” means at any time, the aggregate face value at such time of (a) outstanding gift certificates and gift cards of the Borrowers entitling the holder thereof to use all or a portion of the certificate to pay all or a portion of the purchase price for any Inventory, and (b) outstanding merchandise credits of the Borrowers.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation, provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes, mold, fungi or similar bacteria, and all other substances or wastes of any nature regulated pursuant to any Environmental Law, including any material listed as a hazardous substance under Section 101(14) of CERCLA.

“Hedge Agreement” means any interest rate protection agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement designed to hedge against fluctuations in interest rates or foreign exchange rates.

“Indebtedness” of any Person means, without duplication:

(a) All obligations of such Person for borrowed money (including any obligations which are without recourse to the credit of such Person) or with respect to deposits or advances of any kind;

(b) All obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

(c) All obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person;

(d) All obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business);

(e) All Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed;

(f) All Guarantees by such Person of Indebtedness of others;

(g) All Capital Lease Obligations of such Person;

(h) All obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty;

(i) All obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances;

(j) All Hedge Agreements; and

(k) The principal and interest portions of all rental obligations of such Person under any Synthetic Lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.

The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitee” has the meaning provided in SECTION 9.03(b).

“Information” has the meaning provided in SECTION 9.15.

“Intellectual Property Security Agreement” means the Intellectual Property Security Agreement dated as of the Closing Date among the Loan Parties and the Collateral Agent, for its own benefit and for the benefit of the other Credit Parties, as amended and in effect from time to time.

“Interest Payment Date” means (a) with respect to any Prime Rate Loan (including a Swingline Loan), the last day of each calendar month and (b) with respect to any LIBO Loan, on the last day of the Interest Period applicable to the Borrowing of which such LIBO Loan is a part, and, in addition, if such LIBO Loan has an Interest Period of greater than ninety (90) days, the last day of the third month of such Interest Period.

“Interest Period” means, with respect to any LIBO Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one (1), two (2), three (3), or six (6) months thereafter, as the Lead Borrower may elect by notice to the Administrative Agent in accordance with the provisions of this Agreement; provided, however, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month during which such Interest Period ends) shall end on the last Business Day of the calendar month of such Interest Period, (c) any Interest Period that would otherwise end after the Termination Date shall end on the Termination Date, and (d) notwithstanding the provisions of clause (c), no Interest Period shall have a duration of less than one (1) month, and if any Interest Period applicable to a LIBO Borrowing would be for a shorter period, such Interest Period shall not be available hereunder. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Inventory” has the meaning assigned to such term in the Security Agreement.

“Inventory Reserves” means such reserves as may be established from time to time by the Administrative Agent, in the Administrative Agent’s reasonable discretion, with respect to changes in the determination of the saleability of the Eligible Inventory or which reflect such other factors as negatively affect the market value of the Eligible Inventory.

“Investment” means with respect to any Person:

(a) Any Capital Stock, evidence of Indebtedness or other security of another Person, including any option, warrant or right to acquire the same;

(b) Any loan, advance, contribution to capital, Guarantee of any obligation of another Person, extension of credit (except for current trade and customer accounts receivable for inventory sold or services rendered in the ordinary course of business and payable in accordance with customary trade terms) to another Person;

(c) Any Acquisition; and

(d) Any other investment or interest in any Person,

in all cases whether now existing or hereafter made.

“ISDA Master Agreement” means the form entitled “Master Agreement (Multicurrency-Cross Border)” then currently published by the International Swap and Derivatives Association, Inc., or any successor thereto.

“Issuing Bank” means LaSalle Bank National Association, in its capacity as an issuer of Letters of Credit hereunder, and any successor in such capacity. LaSalle Bank National Association, as Issuing Bank, may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Joinder Agreement” means an agreement, in the form attached hereto as Exhibit H, pursuant to which, among other things, a Person becomes a party to, and bound by the terms of, this Agreement and/or the other Loan Documents in the same capacity and to the same extent as either a Borrower or a Facility Guarantor, as the Administrative Agent may determine.

“Landlord Lien State” means Washington, Virginia, Pennsylvania and such other state(s) or province(s) in which a landlord’s claim for rent has priority over the lien of the Collateral Agent in any of the Collateral.

“LaSalle Bank” means LaSalle Bank National Association, a national banking association, and its Subsidiaries and Affiliates.

“Lead Borrower” has the meaning set forth in the Preamble to this Agreement.

“Lease” means any agreement, whether written or oral, no matter how styled or structured, pursuant to which a Loan Party is entitled to the use or occupancy of any space in a structure, land, improvements or premises for any period of time.

“Lenders means the Persons identified on Schedule 1.2 hereto and each assignee that becomes a party to this Agreement as set forth in SECTION 9.04(b).

“Letter of Credit” means a letter of credit that is (i) issued pursuant to this Agreement for the account of a Borrower, (ii) a Standby Letter of Credit or Commercial Letter of Credit, issued in connection with the purchase of Inventory by a Borrower and for other purposes for which such Borrower has historically obtained letters of credit, or for any other purpose that is reasonably acceptable to the Administrative Agent, and (iii) in form reasonably satisfactory to the Issuing Bank.

“Letter of Credit Disbursement” means a payment made by the Issuing Bank to the beneficiary of, and pursuant to, a Letter of Credit.

“Letter of Credit Fees” means the fees payable in respect of Letters of Credit pursuant to SECTION 2.17.

“Letter of Credit Outstandings” means, at any time, the sum of (a) the Stated Amount of all Letters of Credit outstanding at such time, plus (b) all amounts theretofore drawn or paid under Letters of Credit for which the Issuing Bank has not then been reimbursed.

“LIBO Borrowing” means a Borrowing comprised of LIBO Loans.

“LIBO Loan” shall mean any Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of ARTICLE II.

“LIBO Rate” means, with respect to any LIBO Borrowing for any Interest Period, the rate appearing on Telerate Page 3750, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such LIBO Borrowing for such Interest Period shall be that rate of interest (rounded upwards, if necessary to the next 1/100 of 1%) determined by the Administrative Agent to be the highest prevailing rate per annum at which deposits in dollars are offered to LaSalle Bank by first class banks in the London interbank market in which LaSalle Bank participates at 11:00 a.m. (London time) not less than two Business Days before the first day of the Interest Period for the subject LIBO Borrowing, for a deposit approximately in the amount of the subject Borrowing and for a period of time approximately equal to such Interest Period.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Lim Option Agreement” means the Option Agreement dated as of November 9, 2006 by and among the Lead Borrower, Dov Charney and Sang H. Lim (as amended and modified pursuant to the Merger Agreement), a certified copy of which is attached to the Officer’s Certificate of the Borrower delivered to the Administrative Agent on the Closing Date.

“Line Fee” means a fee equal to 0.375% per annum (on the basis of actual days elapsed in a year of 360 days) of the average daily balance of the difference between (x) each Revolving Credit Lender’s Revolving Credit Commitment and (y) the sum of (i) such Revolving Credit Lender’s Commitment Percentage of the principal amount of Revolving Credit Loans then outstanding, net of any Swingline Loans, and (ii) such Revolving Credit Lender’s Revolving Credit Commitment Percentage of the then Letter of Credit Outstandings for each day commencing on the date hereof and ending on but excluding the Termination Date.

“Loan Account” has the meaning assigned to such term in SECTION 2.18.

“Loan Documents” means this Agreement, the Notes, the Letters of Credit, the Fee Letter, all Borrowing Base Certificates, the Blocked Account Agreements, the Credit Card Agreements, the Security Documents, and any other instrument or agreement now or hereafter executed and delivered in connection herewith, or in connection with any transaction arising out of any Bank Product, or Cash Management Services, each as amended and in effect from time to time.

“Loan Party” or “Loan Parties” means the Borrowers and the Facility Guarantors.

“Loans” means all Revolving Credit Loans and all other advances to or for account of the Borrowers pursuant to this Agreement.

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means any event, fact, or circumstance, which has a material adverse effect on, (a) the business, assets, financial condition or income of the Loan Parties taken as a whole, or (b) the validity or enforceability of this Agreement or the other Loan Documents, taken as a whole, or any of the material rights or remedies of the Credit Parties hereunder or thereunder.

“Material Agreements” means all documents, instruments and agreements executed in connection with the SOF Investments Loan; the Merger Agreement, and the Lim Option Agreement.

“Material Indebtedness” means Indebtedness (other than the Obligations) of the Loan Parties in an aggregate principal amount exceeding $1,000,000. For purposes of determining the amount of Material Indebtedness at any time, the amount of the obligations in respect of any Hedge Agreement at such time shall be calculated at the Agreement Value thereof.

“Maturity Date” means the earlier to occur of (i) July 2, 2012, or (ii) thirty (30) days prior to the maturity date of the SOF Investments Loan (unless as a result of a refinancing on terms acceptable to the Administrative Agent).

“Maximum Rate” has the meaning provided therefor in SECTION 9.13.

“Merger Agreement” means that certain Agreement and Plan of Reorganization by and among Endeavor, Merger Subsidiary, Borrower, American Apparel, LLC, the Canadian Affiliates, Dov Charney, each of the stockholders of the Canadian Affiliates and Sang H. Lim dated as of December 18, 2006, a certified copy of which is attached to the Officer’s Certificate of the Borrower delivered to the Administrative Agent on the Closing Date.

“Merger Subsidiary” means AAI Acquisition Corp.

“Minority Lenders” has the meaning provided therefor in SECTION 9.02(c). “Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event, including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, in each case net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses (including appraisals, and brokerage, legal, title and recording tax expenses and commissions) paid by any Loan Party or a Subsidiary to third parties (other than Affiliates) in connection with such event, and (ii) in the case of a sale or other disposition of an asset (including pursuant to a casualty or condemnation), the amount of all payments required to be made by any Loan Party as a result of such event to repay (or to establish an escrow for the repayment of) any Indebtedness (other than the Obligations) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, or a Permitted Encumbrance that is senior to the Lien of the Collateral Agent.

“Notes” means, collectively, (i) Revolving Credit Notes, and (ii) the Swingline Note, each as may be amended, supplemented or modified from time to time.

“Obligations” means (a) the due and punctual payment of (i) the principal of, and interest (including all interest that accrues after the commencement of any case or proceeding by or against any Borrower or Facility Guarantor under the Bankruptcy Code or any state, federal or provincial bankruptcy, insolvency, receivership or similar law, whether or not allowed in such case or proceeding) on the Loans and Facility Guaranties, as and when due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Loan Parties under this Agreement or any other Loan Document in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise, of the Loan Parties to the Credit Parties under this Agreement and the other Loan Documents, including, without limitation, for Cash Management Services, (b) the due and punctual payment and performance of all the covenants, agreements, obligations and liabilities of each Loan Party under or pursuant to this Agreement and the other Loan Documents, and (c) Other Liabilities.

“Other Liabilities” means any transaction with any Agent, any Lender or any of their respective Affiliates, which arises out of any Bank Product provided by any such Person, as each may be amended from time to time.

“Other Taxes” means any and all current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

“Overadvance” means a loan, advance, or providing of credit support (such as the issuance of an Letter of Credit) to the extent that, immediately after its having been made, Availability is less than zero.

“Participant” shall have the meaning provided therefor in SECTION 9.04(e).

“Participation Register” has the meaning provided therefor in SECTION 9.04(e).

“Payment Conditions” means, immediately prior to the making of the applicable payment, and after giving effect to any such payment, (i) no Event of Default is then occurring, and (ii) Excess Availability is not less than $4,500,000.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Acquisition” means an Acquisition in which each of the following conditions are satisfied:

(a) No Default or Event of Default then exists or would arise from the consummation of such Acquisition;

(b) Such Acquisition shall have been approved by the Board of Directors of the Person (or similar governing body if such Person is not a corporation) which is the subject of such Acquisition and such Person shall not have announced that it will oppose such Acquisition or shall not have commenced any action which alleges that such Acquisition will violate Applicable Law;

(c) The Lead Borrower shall have furnished the Agents with thirty (30) days’ prior notice of such intended Acquisition and shall have furnished the Agents with a current draft of the acquisition agreement and other acquisition documents, a summary of any due diligence undertaken by the Borrowers in connection with such Acquisition, appropriate financial statements of the Person which is the subject of such Acquisition, pro forma projected financial statements for the twelve (12) month period following such Acquisition after giving effect to such Acquisition (including balance sheets, cash flows and income statements by month for the acquired Person, individually, and on a Consolidated basis with all Loan Parties), and such other information as the Agents may reasonably require, each of which shall be reasonably satisfactory to the Agents;

(d) The structure of the Acquisition shall be reasonably acceptable to the Agents in their discretion, which discretion shall be promptly exercised upon the request of the Lead Borrower;

(e) After consummation of the Acquisition, if the Acquisition is an Acquisition of Capital Stock, a Borrower shall own directly or indirectly a majority of the Capital Stock in the Person being acquired and shall Control a majority of any voting interests, and/or shall otherwise Control the governance of the Person being acquired;

(f) The Agents shall have received (i) the results of appraisals of the assets (or the assets of the Person) to be acquired in such Acquisition and of a commercial finance examination of the Person which is (or whose assets are) being acquired, and (ii) such other due diligence as the Agents may reasonably require, all of the results of the foregoing to be reasonably satisfactory to the Agents;

(g) Any assets acquired shall be utilized in, and if the Acquisition involves a merger, consolidation or stock acquisition, the Person which is the subject of such Acquisition shall be engaged in, a business otherwise permitted to be engaged in by a Borrower under this Agreement; and

(h) If the Person which is the subject of such Acquisition will be maintained as a Subsidiary of a Borrower, or if the assets acquired in an acquisition will be transferred to a Subsidiary which is not a Borrower, such Subsidiary shall have been joined as a “Borrower” hereunder or as a Facility Guarantor, as the Administrative Agent shall determine, and the Collateral Agent shall have received a first priority security and/or mortgage interest in such Subsidiary’s Capital Stock, Inventory, Accounts, and other property of the same nature as constitutes collateral under the Security Documents in order to secure the Obligations.

Notwithstanding the foregoing, the Borrower may make an Acquisition with a total purchase price up to $1,000,000 without prior approval of the Administrative Agent provided that after giving effect to such payment the Payment Conditions are satisfied.

“Permitted Disposition” means any of the following:

(a) licenses of intellectual property or licensed departments of a Loan Party or any of its Subsidiaries in the ordinary course of business;

(b) bulk sales or other dispositions of the Borrowers’ Inventory not in the ordinary course of business in an amount not to exceed (i) in any Fiscal Year of the Lead Borrower and its Subsidiaries, 2.5% of the Cost of the Borrowers’ Eligible Inventory at the commencement of the immediately preceding Fiscal Year, and (ii) in the aggregate from and after the Closing Date, 10% of the Cost of the Borrowers’ Eligible Inventory as of the Closing Date, provided that all sales of Inventory in connection with ten (10) or more Store closings (conducted as a group) shall be in accordance with liquidation agreements and with professional liquidators reasonably acceptable to the Agents;

(c) Dispositions of Equipment in the ordinary course of business that is substantially worn, damaged, obsolete or, in the judgment of a Loan Party, no longer best used or useful in its business or that of any Subsidiary;

(d) Sales, transfers and dispositions among the Loan Parties;

(e) As long as no Default or Event of Default then exists or would arise therefrom, sales and transfers of Real Estate, including sale-leaseback transactions involving any Real Estate, as long as, if the Agents so request in connection with a sale-leaseback transaction, the Agents shall have received an intercreditor agreement executed by the purchaser of such Real Estate on terms and conditions reasonably satisfactory to the Agents;

(f) dispositions of cash with respect to the payment of (i) fees as expressly set forth in the Lim Option Agreement in an amount not to exceed $1,000,000, (ii) bonuses as expressly set forth in the Merger Agreement in an amount not to exceed $2,500,000, and (iii) taxes with respect to federal and state income tax liability attributable to Dov Charney and Sang H. Lim for the 2005, 2006 and 2007 Fiscal Years as expressly set forth in the Lim Option Agreement and to the extent such taxes have not been paid pursuant to clause (d) of the definition of “Permitted Dividends;” and provided that all sales, transfers, leases and other dispositions permitted hereby (other than sales, transfers and other disposition permitted under clauses (d) and (f)) shall be made at arm’s length and for fair value and for cash consideration.

provided that all sales, transfers, leases and other dispositions permitted hereby (other than sales, transfers and other disposition permitted under clauses (d) and (f)) shall be made at arm’s length and for fair value and for cash consideration.

“Permitted Dividends” means:

(a) Dividends with respect to Capital Stock payable solely in additional shares of or warrants to purchase common stock;

(b) Stock splits or reclassifications of stock into additional or other shares of common stock;

(c) The declaration and payment of a dividend by any Subsidiary of a Loan Party to a Loan Party;

(d) The declaration and payment of cash dividends to the Loan Parties’ shareholders in an aggregate amount equal to such shareholder’s actual federal and state income tax liability for any applicable taxable year (or applicable portion thereof) attributable to such Loan Parties’ taxable income, for each taxable year (or portion thereof) that such Loan Parties have an effective election for federal income tax purposes to be treated as an “S” corporation, provided that (y) as a condition precedent to any such payment, such Loan Parties shall (I) deliver to the Administrative Agent a letter, in form and substance satisfactory to the Administrative Agent, from their independent public accountants detailing the amount necessary to be applied to such shareholder’s tax liability, which letter can relate to the estimated tax payments for the next succeeding four quarters, (II) such payment or distribution shall be limited to the amount(s) specified in said letter, (III) immediately prior to the making of the applicable payment, and after giving effect to any such payment, no Event of Default is then occurring; and (IV) the aggregate of all such payments or distributions to all shareholders shall not exceed up to $2,000,000 to be paid within fifteen days after the Closing Date, and thereafter, up to $450,000 per month; and (z) after any redetermination of such Loan Parties’ taxable income for such period, each of the Loan Parties’ shareholders effected thereby shall be obligated to repay to such Loan Parties the aggregate amount (if any) by which any such distribution exceeded the allocable amount of such shareholder’s actual tax liability;

(e) The payment of salary and the declaration and payment of a cash dividend by the Lead Borrower to Dov Charney or Sang H. Lim, which is in an amount not to exceed the lesser of(i) $1,200,000 for each such Person in any Fiscal Year; or (ii) $125,000 for each such Person in any calendar month, provided that immediately prior to the making of the applicable payment, and after giving effect to any such payment, no Event of Default is then occurring. Distributions made pursuant to subsection (d), above, shall not be included in the calculation of Distributions under this subsection (e);

(f) a distribution to Sang H. Lim by the Loan Parties in an amount not to exceed $67,500,000 on or prior to December 15, 2007 in respect of his Capital Stock in the Borrower pursuant to the Lim Option Agreement, , provided that such transaction is only completed in connection with the consummation of the merger or the transactions related thereto as expressly set forth in the Merger Agreement; and

(g) any dividends in respect of Capital Stock expressly required to be made pursuant to the terms of the Merger Agreement in an amount not to exceed $500,000.

“Permitted Encumbrances” means:

(a) Liens imposed by law for Taxes that are not yet due or are being contested in compliance with SECTION 5.05;

(b) Carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or are being contested in compliance with SECTION 5.05;

(c) Pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d) Deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) Judgment Liens in respect of judgments that do not constitute an Event of Default under SECTION 7.01(1);

(f) Easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of a Loan Party;

(g) Any Lien on any property or asset of any Loan Party set forth in Schedule 6.02, so long as (i) such Lien shall not apply to any other property or asset of any Loan Party and (ii) such Lien shall secure only the Indebtedness listed on Schedule 6.01 as of the Closing Date (and extensions, renewals and replacements thereof permitted under SECTION 6.01);

(h) Liens on fixed or capital assets acquired by any Loan Party which are permitted under clause (e) of the definition of Permitted Indebtedness so long as (i) such Liens and the Indebtedness secured thereby are incurred prior to or within ninety (90) days after such acquisition or the completion of the construction or improvement thereof (other than refinancings thereof permitted hereunder), (ii) the Indebtedness secured thereby does not exceed 100% of the cost of acquisition of such fixed or capital assets, and (iii) such Liens shall not extend to any other property or assets of the Loan Parties;

(i) Liens in favor the Collateral Agent, for its own benefit and the benefit of the other Credit Parties;

(j) Landlords’ and lessors’ Liens in respect of rent not in default;

(k) Possessory Liens in favor of brokers and dealers arising in connection with the acquisition or disposition of Investments owned as of the date hereof and Permitted Investments, provided that such liens (i) attach only to such Investments and (ii) secure only obligations incurred in the ordinary course and arising in connection with the acquisition or disposition of such Investments and not any obligation in connection with margin financing;

(1) Liens arising solely by virtue of any statutory or common law provisions relating to banker’s liens, liens in favor of securities intermediaries, rights of setoff or similar rights and remedies as to deposit accounts or securities accounts or other funds maintained with depository institutions or securities intermediaries;

(m) Liens arising by operation of law under Article 2 of the UCC in favor of a reclaiming seller of goods or buyer of goods; and

(n) Liens in favor of the collateral agent under the SOF Investments Loan securing the obligations of the Borrower and its Affiliates thereunder provided, however, that, except as provided in any one or more of clauses (a) through (n) above, the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness for borrowed money.

“Permitted Indebtedness” means each of the following:

(a) Indebtedness created under the Loan Documents;

(b) Indebtedness set forth in Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness, so long as after giving effect thereto (i) the principal amount of the Indebtedness outstanding at such time is not increased, (ii) the result of such extension, renewal or replacement shall not be an earlier maturity date or decreased weighted average life and (iii) the holders of such Indebtedness are not afforded covenants, defaults, rights or remedies more burdensome in any material respect to the obligor or obligors than those contained in the Indebtedness being extended, renewed or replaced;

(c) Indebtedness of any Loan Party to any other Loan Party or to any of their Affiliates;

(d) Guarantees by any Loan Party of Indebtedness of any other Loan Party;

(e) Purchase money Indebtedness of any Loan Party to finance the acquisition of any fixed or capital assets, including Capital Lease Obligations, and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof (and not incurred in contemplation of such acquisition), and extensions, renewals and replacements of any such indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof, provided that the holders of such Indebtedness are not afforded covenants, defaults, rights or remedies more burdensome in any material respect to the obligor or obligors than those contained in the Indebtedness being extended, renewed or replaced, and further provided, however, that the aggregate principal amount of Indebtedness permitted by this clause (e) and clause (i) below shall not exceed $15,000,000 at any time outstanding;

(f) Indebtedness under Hedge Agreements, other than for speculative purposes, entered into in the ordinary course of business;

(g) Contingent liabilities under surety bonds or similar instruments incurred in the ordinary course of business in connection with the construction or improvement of retail stores;

(h) Indebtedness under the SOF Investments Loan;

(i) Indebtedness with respect to the deferred purchase price for any Permitted Acquisition, provided that such Indebtedness does not require the payment of principal or interest in cash prior to the Maturity Date, has a maturity which extends beyond the Maturity Date, and is subordinated to the Obligations on terms reasonably acceptable to the Agents;

(j) Indebtedness due stockholders of the Lead Borrower and their Affiliates, provided that such Indebtedness does not require the payment of principal or interest in cash prior to the Maturity Date, has a maturity which extends beyond the Maturity Date, and is subordinated to the Obligations on terms reasonably acceptable to the Agents;

(k) Indebtedness incurred in connection with sale-leaseback transactions permitted hereunder;

(1) Subordinated Indebtedness;

(m) other unsecured Indebtedness in an aggregate principal amount not exceeding $12,000,000 at any time outstanding, provided that the terms of such Indebtedness are reasonably acceptable to the Agents; and

(n) other Indebtedness, subject to the prior written consent of the Administrative Agent and the Required Lenders.

“Permitted Investments” means each of the following:

(a) Direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America) or any state or state agency thereof, in each case maturing within one (1) year from the date of acquisition thereof;

(b) Investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at the date of acquisition, the highest or next highest credit rating obtainable from S&P or from Moody’s;

(c) Investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof which are issued or guaranteed by, or placed with, and demand deposit and money market deposit accounts issued or offered by, any Lender or any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d) Fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above (without regard to the limitation on maturity contained in such clause) and entered into with a financial institution satisfying the criteria described in clause (c) above or with any primary dealer;

(e) Shares of any money market mutual fund that has substantially all of its assets invested in the types of investments referred to in clauses (a) through (d), above;

(f) Investments existing on the Closing Date and set forth on Schedule 6.04 to the extent such Investments would not be permitted under any other clause of this definition;

(g) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(h) Loans or advances to employees for the purpose of travel, entertainment or relocation in the ordinary course of business, provided that no such loan to any individual shall exceed $50,000 at any time and all such loans to employees shall not exceed $500,000 in the aggregate at any time;

(i) Permitted Acquisitions; and

(j) other Investments in an amount not to exceed $2,000,000 in the aggregate outstanding at any time;

provided, however, that notwithstanding the foregoing, no such Investments shall be permitted unless such Investments are, to the extent requested by the Agents, pledged to the Collateral Agent, as additional collateral for the Obligations, pursuant to such agreements as may be reasonably required by the Agents.

“Permitted Overadvance” means an Overadvance made by the Administrative Agent, in its reasonable discretion, which:

(a) Is made to maintain, protect or preserve the Collateral and/or the Credit Parties’ rights under the Loan Documents or which is otherwise for the benefit of the Credit Parties; and

(b) Together with all other Permitted Overadvances then outstanding, (i) shall not exceed the lesser of (A) $10,000,000, or (B) ten percent (10%) of the Borrowing Base at the time, in the aggregate outstanding at any time or (ii) remain outstanding for more than forty-five (45) consecutive Business Days, unless in each case the Required Lenders otherwise agree;

provided however, that the foregoing shall not (i) modify or abrogate any of the provisions of SECTION 2.12(f) or SECTION 2.12(g) regarding any Lender’s obligations with respect to Letter of Credit Disbursements, or (ii) result in any claim or liability against the Administrative Agent (regardless of the amount of any Overadvance) for “inadvertent Overadvances” (i.e. where an Overadvance results from changed circumstances beyond the control of the Administrative Agent (such as a reduction in the collateral value)), and further provided that in no event shall the Administrative Agent make an Overadvance, if after giving effect thereto, the principal amount of the Revolving Credit Loans and the Letter of Credit Outstandings would exceed the aggregate of the Revolving Credit Commitments (as in effect prior to any termination of the Revolving Credit Commitments pursuant to SECTION 7.01 hereof).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Lead Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pledge Agreement” means the Pledge Agreement(s) dated as of the Closing Date among the Loan Parties party thereto and the Collateral Agent, for its own benefit and the benefit of the other Credit Parties, as amended and in effect from time to time.

“Prepayment Event” means any of the following events:

(a) Any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of a Loan Party, other than a sale of Inventory in the ordinary course of business;

(b) Any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of a Loan Party, unless the proceeds therefrom are required to be paid to the holder of a Lien on such property or asset having priority over the Lien of the Collateral Agent;

(c) The issuance by a Loan Party of any Capital Stock, other than any such issuance of Capital Stock (i) to a Loan Party or a Subsidiary, (ii) as consideration for a Permitted Acquisition or (iii) as a compensatory issuance to any employee, director, or consultant (including under any option plan); or

(d) The incurrence by a Loan Party of any Indebtedness other than Permitted Indebtedness.

Notwithstanding anything in this definition of “Prepayment Event” to the contrary, neither the consummation of the merger or the transactions related thereto as expressly set forth in the Merger Agreement nor the transaction expressly set forth in the Lim Option Agreement, provided that such transaction is only completed in connection with the consummation of the merger or the transactions related thereto as expressly set forth in the Merger Agreement, shall be considered to be a “Prepayment Event” for purposes of this definition.

“Prime Rate” means, for any day, the higher of: (a) the variable annual rate of interest then most recently announced by LaSalle Bank at its head office in Chicago, Illinois as its “Prime Rate”; and (b) the Federal Funds Effective Rate in effect on such day plus Vi of 1% (0.50%) per annum. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations thereof in accordance with the terms hereof, the Prime Rate shall be determined without regard to clause (b) of the first sentence of this definition, until the circumstances giving rise to such inability no longer exist. Any change in the Prime Rate due to a change in LaSalle Bank’s Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in LaSalle Bank’s Prime Rate or the Federal Funds Effective Rate, respectively.

“Prime Rate Loan” means any Loan bearing interest at a rate determined by reference to the Prime Rate in accordance with the provisions of ARTICLE II.

“Real Estate” means all Leases and all land, together with the buildings, structures, parking areas, and other improvements thereon, now or hereafter owned by any Loan Party, including all easements, rights-of-way, and similar rights relating thereto and all leases, tenancies, and occupancies thereof.

“Receivables Advance Rate” means the lesser of (i) ninety percent (90%), or (ii) one hundred percent (100%) minus two times the Dilution Factor.

“Receivables Reserves” means such Reserves as may be established from time to time by the Administrative Agent in the Administrative Agent’s discretion with respect to the determination of the collectability in the ordinary course of Eligible Wholesale Receivables, including, without limitation, Dilution Reserves.

“Register” has the meaning provided in SECTION 9.04(c).

“Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Release” has the meaning provided in Section 101(22) of CERCLA.

“Reports” has the meaning provided in SECTION 8.13.

“Required Lenders” means (i) if there are two or fewer Lenders who are not Delinquent Lenders all Lenders who are not Delinquent Lenders; or (ii) if there are three or more Lenders who are not Delinquent Lenders, Lenders (other than Delinquent Lenders) having Commitments aggregating more than 50% of the Commitments, or if the Commitments have been terminated, Lenders (other than Delinquent Lenders) whose percentage of the outstanding Credit Extensions (calculated assuming settlement and repayment of all Swingline Loans by the Lenders) aggregate more than 50% of all such Credit Extensions.

“Required Revolving Credit Lenders” means, (i) if there are two or fewer Revolving Credit Lenders who are not Delinquent Lenders all Revolving Credit Lenders who are not Delinquent Lenders; or (ii) if there are three or more Revolving Credit Lenders who are not Delinquent Lenders, at any time, Revolving Credit Lenders (other than Delinquent Lenders) having Revolving Credit Commitments aggregating more than 50% of the Total Revolving Credit Commitments, or if the Revolving Credit Commitments have been terminated, Revolving Credit Lenders (other than Delinquent Lenders) whose percentage of the outstanding Revolving Loan Credit Extensions (calculated assuming settlement and repayment of all Swingline Loans by the Revolving Credit Lenders) aggregate more than 50% of all such Revolving Loan Credit Extensions.

“Reserves” means all (if any) Inventory Reserves, Availability Reserves and Receivables Reserves.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any class of Capital Stock of a Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Capital Stock of a Person or any option, warrant or other right to acquire any Capital Stock of a Person, provided that “Restricted Payments” shall not include any dividends payable solely in Capital Stock of a Loan Party or any dividend or distribution expressly set forth in the Merger Agreement or the Lim Option Agreement, provided that such transaction is only completed in connection with the consummation of the merger or the transactions related thereto as expressly set forth in the Merger Agreement.

“Revolving Credit Ceiling” means $75,000,000.

“Revolving Credit Commitment” shall mean, with respect to each Revolving Credit Lender, the commitment of such Revolving Credit Lender hereunder set forth as its Revolving Credit Commitment opposite its name on Schedule 1.2 hereto or as may subsequently be set forth in the Register from time to time. As of the Closing Date, the Revolving Credit Commitments aggregate $75,000,000.

“Revolving Credit Commitment Percentage” shall mean, with respect to each Revolving Credit Lender, that percentage of the Revolving Credit Commitments of all Revolving Credit Lenders hereunder to make Revolving Credit Loans to the Borrowers in the amount set forth opposite its name on Schedule 1.2 hereto or as may subsequently be set forth in the Register from time to time.

“Revolving Credit Lender” means each Lender which holds a Commitment and any other Person who becomes a Lender in accordance with the provisions of this Agreement.

“Revolving Credit Loans” means all revolving loans at any time made by any Revolving Credit Lender pursuant to ARTICLE II and, to the extent applicable, shall include Swingline Loans made by the Swingline Lender pursuant to SECTION 2.05.

“Revolving Credit Notes” means the promissory notes of the Borrowers substantially in the form of Exhibit D, each payable to the order of a Revolving Credit Lender, evidencing the Revolving Credit Loans made by the Revolving Credit Lenders.

“S&P” means Standard & Poor’s.

“SEC” means the Securities and Exchange Commission.

“Security Agreement” means the Security Agreement dated as of the Closing Date among the Loan Parties and the Collateral Agent, for its benefit and for the benefit of the other Credit Parties, as amended and in effect from time to time.

“Security Documents” means the Security Agreement, the Pledge Agreement, the Intellectual Property Security Agreement, the Facility Guaranty, the Facility Guarantors’ Collateral Documents, and each other security agreement or other instrument or document executed and delivered pursuant to this Agreement or any other Loan Document to secure any of the Obligations.

“Senior Debt” means the Indebtedness owing (i) to the Lenders pursuant to this Agreement and (ii) to SOF Investments under the SOF Investments Loan.

“Senior Debt to Consolidated EBITDA” means the ratio of (a) Senior Debt and the Capital Lease Obligations of the Loan Parties and their Subsidiaries to (b) Consolidated EBITDA.

“Settlement Date” has the meaning provided in SECTION 2.20(b).

“Shrink” means Inventory identified by the Borrowers as lost, misplaced, or stolen.

“SOF Investments” means SOF Investments, L.P.- Private IV.

“SOF Investments Loan” means the term loan in the aggregate principal amount of $51,000,000 made by SOF Investments to the Borrowers, the terms of which are reasonably satisfactory to the Administrative Agent.

“Solvent” means, with respect to any Person on a particular date, that on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair saleable value of the properties and assets of such Person is not less than the amount that would be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person’s ability to pay as such debts mature, and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or transaction, for which such Person’s properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged.

“SPAC Transaction” means the merger of the Borrower into the Merger Subsidiary with the Merger Subsidiary being the surviving entity pursuant to the Merger Agreement and each other related transaction expressly set forth therein (including, but not limited to, the stock option plan as set forth therein and the transactions expressly set forth in the Lim Option Agreement).

“Standby Letter of Credit” means any Letter of Credit other than a Commercial Letter of Credit.

“Stated Amount” means at any time the maximum amount for which a Letter of Credit may be honored.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. LIBO Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Store” means any retail store (which includes any real property, fixtures, equipment, inventory and other property related thereto) operated, or to be operated, by any Loan Party.

“Subordinated Indebtedness” means Indebtedness which is expressly subordinated in right of payment to the prior payment in full of the Obligations on terms reasonably acceptable to the Administrative Agent.

“Subsidiary” means with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which should be consolidated with those of the parent in the parent’s Consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which Capital Stock representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held, or (b) that is, as of such date, otherwise Controlled, by a Loan Party or one or more subsidiaries of a Loan Party.

“Swingline Lender” means LaSalle Business Credit, LLC, as Agent for LaSalle Bank Midwest National Association, acting through its division, LaSalle Retail Finance, in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” means a Revolving Credit Loan made by the Swingline Lender to a Borrower pursuant to SECTION 2.05 hereof.

“Swingline Loan Ceiling” means $5,000,000, as such amount may be increased or reduced in accordance with the provisions of this Agreement.

“Swingline Note” means the promissory note of the Borrowers substantially in the form of Exhibit E, payable to the order of the Swingline Lender, evidencing the Swingline Loans made by the Swingline Lender to the Borrowers.

“Synthetic Lease” means any lease or other agreement for the use or possession of property creating obligations which do not appear as Indebtedness on the balance sheet of the lessee thereunder but which, upon the insolvency or bankruptcy of such Person, may be characterized as Indebtedness of such lessee without regard to the accounting treatment.

“Taxes” means any and all current or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Termination Date” means the earliest to occur of (i) the Maturity Date, (ii) the date on which the maturity of the Obligations is accelerated and the Commitments are irrevocably terminated, or (iii) the date of the occurrence of any Event of Default pursuant to SECTION 7.01(h) or SECTION 7.01(i) hereof.

“Total Adjusted Debt” means the sum of (a) Indebtedness of the Loan Parties and their Subsidiaries, plus (b) the product of eight (8) multiplied by (ii) the aggregate amount of any annual payments made by any Loan Party or their respective Subsidiaries pursuant to any Lease.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Prime Rate, as applicable.

“UCC” means the Uniform Commercial Code as in effect from time to time in the Commonwealth of Massachusetts.

“Unanimous Consent” means the consent of Lenders (other than Delinquent Lenders) holding 100% of the Commitments (other than Commitments held by a Delinquent Lender).

“Unused Fee” has the meaning provided in SECTION 2.17(b).

“Unused Revolving Credit Commitment” shall mean, on any day, (a) the then Total Revolving Credit Commitments minus (b) the sum of (i) the principal amount of Revolving Credit Loans then outstanding, and (ii) the then Letter of Credit Outstandings.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02 Terms Generally.

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (f) all financial statements and other financial information provided by the Borrowers to the Agents or any Lender shall be provided with reference to dollars, (g) all references to “$” or “dollars” or to amounts of money shall be deemed to be references to the lawful currency of the United States of America, and (h) this Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Borrowers and the Agents and are the product of discussions and negotiations among all parties. Accordingly, this Agreement and the other Loan Documents are not intended to be construed against the Agents or any of the Lenders merely on account of the Agents’ or any Lender’s involvement in the preparation of such documents.

SECTION 1.03 Accounting Terms: GAAP.

Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect on the Closing Date; provided, however, that if the Lead Borrower notifies the Administrative Agent that the Lead Borrower requests an amendment to any provision hereof to reflect the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Lead Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such provision shall have been amended in accordance herewith.

ARTICLE II

Amount and Terms of Credit

SECTION 2.01 Commitment of the Lenders.

(a) Each Revolving Credit Lender, severally and not jointly with any other Lender, agrees, upon the terms and subject to the conditions herein set forth, to make Credit Extensions, on a revolving basis, subject in each case to the following limitations:

(i) Credit Extensions shall be made only to the extent of the amount of Availability;

(ii) The aggregate Letter of Credit Outstandings shall not at any time exceed $10,000,000; and

(iii) Subject to all of the other provisions of this Agreement, Revolving Credit Loans that are repaid may be reborrowed prior to the Termination Date. No new Credit Extension (other than Permitted Overadvances) shall be made to the Borrowers after the Termination Date.

(iv) The aggregate outstanding amount of the Credit Extensions shall not at any time exceed the Commitments.

(b) Each Borrowing of Revolving Credit Loans (other than Swingline Loans) shall be made by the Revolving Credit Lenders pro rata in accordance with their respective Commitments. The failure of any Lender to make any Loan shall neither relieve any other Lender of its obligation to fund its Loan in accordance with the provisions of this Agreement nor increase the obligation of any such other Lender.

SECTION 2.02 Reserves; Changes to Reserves.

(a) The initial Inventory Reserves and Availability Reserves as of the Closing Date are the following:

(i) Gift Certificate and Merchandise Credit Liability (an Availability Reserve): An amount equal to fifty percent (50%) of the amount of the Gift Certificate and Merchandise Credit Liabilities as reflected from time to time in the Borrowers’ books and records;

(ii) Customer Deposits (an Availability Reserve): An amount equal to one hundred percent (100%) of the amount of the customer deposits as reflected from time to time on the Borrowers’ books and records; and

(iii) Letter of Credit Landing Costs (an Availability Reserve): To the extent Eligible Letter of Credit Inventory is included in the Borrowing Base, landing costs and any other commissions, customs, duty, freight, and other out-of-pocket costs and expenses which will be expended relative to such Inventory imported by the Borrowers.

(iv) Rent (an Availability Reserve): in an amount equal to two month’s rent for each of the Borrowers’ leased locations in Landlord Lien States (but only if a landlord’s waiver, acceptable to the Administrative Agent, has not been received by the Administrative Agent).

(b) The Administrative Agent may hereafter establish additional Reserves or change any of the foregoing Reserves, in the exercise of the reasonable judgment of the Administrative Agent.

SECTION 2.03 Making of Loans.

(a) Except as set forth in SECTION 2.08, SECTION 2.09 and SECTION 2.10, Revolving Credit Loans (other than Swingline Loans) shall be either Prime Rate Loans or LIBO Loans as the Lead Borrower, on behalf of the Borrowers, may request (which request shall be made in the form attached hereto as Exhibit C) subject to and in accordance with this SECTION 2.03. All Swingline Loans shall be only Prime Rate Loans. All Revolving Credit Loans made pursuant to the same Borrowing shall, unless otherwise specifically provided herein, be Revolving Credit Loans of the same Type. Each Revolving Credit Lender may fulfill its Revolving Credit Commitment with respect to any Revolving Credit Loan by causing any lending office of such Revolving Credit Lender to make such Revolving Credit Loan; provided, however, that any such use of a lending office shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of the Revolving Credit Note. Each Revolving Credit Lender shall, subject to its overall policy considerations, use reasonable efforts (but shall not be obligated) to select a lending office which will not result in the payment of increased costs by the Borrowers pursuant to SECTION 2.13. Subject to the other provisions of this SECTION 2.03 and the provisions of SECTION 2.10, Borrowings of Revolving Credit Loans of more than one Type may be incurred at the same time, but in any event no more than eight (8) Borrowings of LIBO Loans may be outstanding at any time.

(b) The Lead Borrower shall give the Administrative Agent three (3) Business Days’ prior telephonic notice (thereafter confirmed in writing) of each Borrowing of LIBO Loans and one (1) Business Days’ prior notice of each Borrowing of Prime Rate Loans. Any such notice, to be effective, must be received by the Administrative Agent not later than 1:00 p.m., Boston time, on the third Business Day in the case of LIBO Loans prior to the date on which such Borrowing is to be made and, and no later than 1:00 p.m., Boston time, in the case of Prime Rate Loans on the date on which such Borrowing is to be made. Such notice shall be irrevocable, shall contain disbursement instructions and shall specify: (i) whether the Borrowing then being requested is to be a Borrowing of Prime Rate Loans or LIBO Loans and, if LIBO Loans, the Interest Period with respect thereto; (ii) the amount of the proposed Borrowing (which shall be in an integral multiple of $100,000, but not less than $1,000,000, in the case of LIBO Loans); and (iii) the date of the proposed Borrowing (which shall be a Business Day). If no election of Interest Period is specified in any such notice for a Borrowing of LIBO Loans, such notice shall be deemed a request for an Interest Period of one (1) month. If no election is made as to the Type of Loan, such notice shall be deemed a request for

Borrowing of Prime Rate Loans. The Administrative Agent shall promptly notify each Revolving Credit Lender of its proportionate share of such Borrowing, the date of such Borrowing, the Type of Borrowing being requested and the Interest Period or Interest Periods applicable thereto, as appropriate. On the borrowing date specified in such notice, each Revolving Credit Lender shall make its share of the Borrowing available at the office of the Administrative Agent at 135 South LaSalle Street, Chicago, Illinois, no later than 3:00 p.m., Boston time, in immediately available funds. Unless the Administrative Agent shall have received notice from a Revolving Credit Lender prior to the proposed date of any Borrowing that such Revolving Credit Lender will not make available to the Administrative Agent such Revolving Credit Lender’s share of such Borrowing, the Administrative Agent may assume that such Revolving Credit Lender has made such share available on such date in accordance with this SECTION 2.03 and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In the event a Revolving Credit Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Revolving Credit Lender and the Borrowers agree to pay to the Administrative Agent forthwith on demand such corresponding amount, with interest thereon for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Revolving Credit Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrowers, the interest rate applicable to Prime Rate Loans. If such Revolving Credit Lender pays such amount to the Administrative Agent, then such amount shall constitute such Revolving Credit Lender’s Revolving Credit Loan included in such Borrowing. Upon receipt of the funds made available by the Revolving Credit Lenders to fund any Borrowing hereunder, the Administrative Agent shall disburse such funds in the manner specified in the notice of Borrowing delivered by the Lead Borrower and shall use reasonable efforts to make the funds so received from the Revolving Credit Lenders available to the Borrowers no later than 4:00 p.m., Boston time.

(c) The Administrative Agent, without the request of the Lead Borrower, may advance any interest, fee, service charge, or other payment to which any Credit Party is entitled from the Loan Parties pursuant hereto or any other Loan Document and may charge the same to the Loan Account notwithstanding that an Overadvance may result thereby. The Administrative Agent shall advise the Lead Borrower of any such advance or charge promptly after the making thereof. Such action on the part of the Administrative Agent shall not constitute a waiver of the Administrative Agent’s rights and the Borrowers’ obligations under SECTION 2.15(a). Any amount which is added to the principal balance of the Loan Account as provided in this SECTION 2.03(c) shall bear interest at the interest rate then and thereafter applicable to Prime Rate Loans.

SECTION 2.04 Overadvances.

(a) The Agents and the Revolving Credit Lenders shall have no obligation to make any Revolving Credit Loan (including, without limitation, any Swingline Loan) or to provide any Letter of Credit if an Overadvance would result.

(b) The Administrative Agent may, in its discretion, make Permitted Overadvances to the Borrowers without the consent of the Revolving Credit Lenders and each Revolving Credit Lender shall be bound thereby. Any Permitted Overadvances may constitute Swingline Loans. The making of a Permitted Overadvance is for the benefit of the Borrowers and shall constitute a Revolving Credit Loan and an Obligation. The making of any such Permitted Overadvance on any one occasion shall not obligate any Agent or any Revolving Credit Lender to make or permit any Permitted Overadvance on any other occasion or to permit such Permitted Overadvances to remain outstanding.

(c) The making by the Administrative Agent of a Permitted Overadvance shall not modify or abrogate any of the provisions of SECTION 2.12(g) regarding the Revolving Credit Lenders’ obligations to purchase participations with respect to Letter of Credit Disbursements.

SECTION 2.05 Swingline Loans

(a) The Swingline Lender is authorized by the Revolving Credit Lenders, but is not obligated, to make Swingline Loans at any time (subject to SECTION 2.05(b)) to the Borrowers up to the amount of the sum of the Swingline Loan Ceiling, plus any Permitted Overadvances, in each case upon a notice of Borrowing from Lead Borrower received by the Administrative Agent and the Swingline Lender (which notice, at the Swingline Lender’s discretion, may be submitted prior to 1:00 p.m., Boston time, on the Business Day on which such Swingline Loan is requested). Swingline Loans shall be Prime Rate Loans and shall be subject to periodic settlement with the Revolving Credit Lenders under SECTION 2.20 below.

(b) Swingline Loans may be made by Swingline Lender only (i) for Permitted Overadvances or (ii) for administrative convenience, at the Lead Borrower’s request therefor which shall be deemed a representation that the applicable conditions for borrowing under SECTION 4.02 are satisfied. If the conditions for borrowing under SECTION 4.02 cannot in fact be fulfilled, (x) the Lead Borrower shall give immediate notice (a “Noncompliance Notice”) thereof to the Administrative Agent and the Swingline Lender, and the Administrative Agent shall promptly provide each Revolving Credit Lender with a copy of the Noncompliance Notice, and (y) the Required Revolving Credit Lenders may direct the Swingline Lender to, and the Swingline Lender thereupon shall, cease making Swingline Loans (other than Permitted Overadvances) until such conditions can be satisfied or are waived in accordance with SECTION 9.02. Unless the Required Revolving Credit Lenders so direct the Swingline Lender, the Swingline Lender may, but is not obligated to, continue to make Swingline Loans commencing one (1) Business Day after the Non-Compliance Notice is furnished to the Revolving Credit Lenders. Notwithstanding the foregoing, no Swingline Loans (other than Permitted Overadvances) shall be made pursuant to this SECTION 2.05(b) if the aggregate outstanding amount of the Revolving Loan Credit Extensions and Swingline Loans would result in Availability being less than zero.

SECTION 2.06 Notes.

(a) The Revolving Credit Loans made by each Revolving Credit Lender shall be evidenced by a Revolving Credit Note, duly executed on behalf of the Borrowers, dated the

Closing Date, payable to the order of each such Revolving Credit Lender in an aggregate principal amount equal to such Revolving Credit Lender’s Commitment.

(b) The Swingline Loans made by the Swingline Lender shall be evidenced by a Swingline Note, duly executed on behalf of the Borrowers, dated the Closing Date, payable to the order of the Swingline Lender, in an aggregate principal amount equal to the Swingline Loan Ceiling.

(c) Each Lender is hereby authorized by the applicable Borrowers to endorse on a schedule attached to each Note delivered to such Lender (or on a continuation of such schedule attached to such Note and made a part thereof), or otherwise to record in such Lender’s internal records, an appropriate notation evidencing the date and amount of each Loan from such Lender, each payment and prepayment of principal of any such Loan, each payment of interest on any such Loan and the other information provided for on such schedule; provided, however, that the failure of any Lender to make such a notation or any error therein shall not affect the obligation of any Borrowers to repay the Loans made by such Lender in accordance with the terms of this Agreement and the applicable Notes.

(d) Upon receipt of an affidavit of a Lender as to the loss, theft, destruction or mutilation of such Lender’s Note and upon cancellation of such Note, the Borrowers will issue, in lieu thereof, a replacement Note in favor of such Lender, in the same principal amount thereof and otherwise of like tenor.

SECTION 2.07 Mandatory Principal and Interest Payments on Loans.

(a) Revolving Credit Loans.

(i) Subject to SECTION 2.11, each Prime Rate Loan which is a Revolving Credit Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum that shall be equal to the then Prime Rate, plus the Applicable Margin for Prime Rate Loans.

(ii) Subject to SECTION 2.08 through SECTION 2.11, each LIBO Loan which is a Revolving Credit Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal, during each Interest Period applicable thereto, to the Adjusted LIBO Rate for such Interest Period, plus the Applicable Margin for LIBO Loans.

(iii) Accrued interest on all Revolving Credit Loans shall be payable in arrears on each Interest Payment Date applicable thereto, at maturity (whether by acceleration or otherwise), after such maturity on demand and upon any repayment or prepayment thereof (on the amount prepaid).

SECTION 2.08 Conversion and Continuation of Loans.

(a) The Lead Borrower shall have the right at any time, on three (3) Business Days’ prior irrevocable notice to the Administrative Agent (which notice, to be effective, must be received by the Administrative Agent not later than 1:00 p.m., Boston time, on the third

Business Day preceding the date of any conversion), (i) to convert any outstanding Borrowings of Prime Rate Loans to Borrowings of LIBO Loans, or (ii) to continue an outstanding Borrowing of LIBO Loans for an additional Interest Period, or (iii) to convert any outstanding Borrowings by the Borrowers of LIBO Loans to a Borrowing of Prime Rate Loans, subject in each case to the following:

(i) No Borrowing of Loans may be converted into, or continued as, LIBO Loans at any time when an Event of Default has occurred and is continuing;

(ii) If less than a full Borrowing of Revolving Credit Loans is converted, such conversion shall be made pro rata among the Revolving Credit Lenders based upon their Commitment Percentages for the applicable Revolving Credit Loans in accordance with the respective principal amounts of the Loans comprising such Borrowing held by such Revolving Credit Lenders immediately prior to such conversion;

(iii) The aggregate principal amount of Prime Rate Loans being converted into or continued as LIBO Loans shall be in an integral of $100,000 and at least $1,000,000;

(iv) Each Lender shall effect each conversion by applying the proceeds of its new LIBO Loan or Prime Rate Loan, as the case may be, to its Loan being so converted;

(v) The Interest Period with respect to a Borrowing of LIBO Loans effected by a conversion or in respect to the Borrowing of LIBO Loans being continued as LIBO Loans shall commence on the date of conversion or the expiration of the current Interest Period applicable to such continuing Borrowing, as the case may be;

(vi) A Borrowing of LIBO Loans may be converted only on the last day of an Interest Period applicable thereto; and

(vii) Each request for a conversion or continuation of a Borrowing of LIBO Loans which fails to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one (1) month.

(b) If the Lead Borrower does not give notice to convert any Borrowing of LIBO Loans, or does not give notice to continue, or does not have the right to continue, any Borrowing as LIBO Loans, in each case as provided in SECTION 2.08(a) above, such Borrowing shall automatically be converted to, or continued as, a Borrowing of Prime Rate Loans at the expiration of the then-current Interest Period. The Administrative Agent shall, after it receives notice from the Lead Borrower, promptly give each Lender notice of any conversion, in whole or part, of any Loan made by such Lender.

SECTION 2.09 Alternate Rate of Interest for Loans.

If, prior to the commencement of any Interest Period for a LIBO Borrowing, the Administrative Agent:

(a) Reasonably determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

(b) Is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Required Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Lead Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Lead Borrower and the Applicable Lenders that the circumstances giving rise to such notice no longer exist, (i) any Borrowing Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a LIBO Borrowing shall be ineffective and (ii) if any Borrowing Request requests a LIBO Borrowing, such Borrowing shall be made as a Borrowing of Prime Rate Loans.

SECTION 2.10 Change in Legality.

(a) Notwithstanding anything to the contrary contained elsewhere in this Agreement, if (i) any Change in Law shall make it unlawful for a Lender to make or maintain a LIBO Loan or to give effect to its obligations as contemplated hereby with respect to a LIBO Loan or (ii) at any time the Required Lenders determine that the making or continuance of any LIBO Loans has become impracticable as a result of a contingency occurring after the date hereof which adversely affects the London interbank market or the position of such Required Lenders in the London interbank market, then, by written notice to the Lead Borrower, such Required Lenders may (x) declare that LIBO Loans will not thereafter be made by such Lenders hereunder, whereupon any request by the Lead Borrower for a LIBO Borrowing shall, as to such Lenders only, be deemed a request for a Prime Rate Loan unless such declaration shall be subsequently withdrawn; and (y) require that all outstanding LIBO Loans made by such Lenders be converted to Prime Rate Loans, in which event all such LIBO Loans shall be automatically converted to Prime Rate Loans as of the effective date of such notice as provided in SECTION 2.10(b). In the event any Lender shall exercise its rights under clause (i) or the Required Lenders shall exercise their rights under clause (ii) of this SECTION 2.10(a), all payments and prepayments of principal which would otherwise have been applied to repay the LIBO Loans that would have been made by such Lenders or the converted LIBO Loans of such Lenders, shall instead be applied to repay the Prime Rate Loans made by such Lenders in lieu of, or resulting from the conversion of, such LIBO Loans.

(b) For purposes of this SECTION 2.10, a notice to the Lead Borrower pursuant to SECTION 2.10(a) above shall be effective, if lawful, and if any LIBO Loans shall then be outstanding, on the last day of the then-current Interest Period; and otherwise such notice shall be effective on the date of receipt by the Lead Borrower.

SECTION 2.11 Default Interest.

Effective upon written notice from the Administrative Agent or the Required Lenders, after the occurrence of any Event of Default and at all times thereafter while such Event of

Default is continuing, interest shall accrue on all outstanding Loans (including Swingline Loans) (after as well as before judgment, as and to the extent permitted by law) at a rate per annum (the “Default Rate”) equal to the rate (including the Applicable Margin for Loans) in effect from time to time plus two percent (2.00%) per annum and such interest shall be payable on each Interest Payment Date (or any earlier maturity of the Loans).

SECTION 2.12 Letters of Credit.

(a) Upon the terms and subject to the conditions herein set forth, at any time and from time to time after the date hereof and prior to the Termination Date, the Lead Borrower, on behalf of the Borrowers, may request the Issuing Bank to issue, and subject to the terms and conditions contained herein, the Issuing Bank shall issue, for the account of the relevant Borrower, one or more Letters of Credit; provided, however, that no Letter of Credit shall be issued if after giving effect to such issuance (i) the aggregate Letter of Credit Outstandings shall exceed $10,000,000, or (ii) the aggregate Revolving Loan Credit Extensions (including Swingline Loans) would exceed the limitation set forth in SECTION 2.01(a)(i).

(b) Each Standby Letter of Credit shall expire at or prior to the close of business on the earlier of the date which is (i) one (1) year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one (1) year after such renewal or extension) and (ii) five (5) Business Days prior to the Maturity Date; provided, however, that each Standby Letter of Credit may, upon the request of the Lead Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of twelve (12) months or less (but not beyond the date that is five (5) Business Days prior to the Maturity Date) unless the Issuing Bank notifies the beneficiary thereof at least thirty (30) days prior to the then-applicable expiration date that such Letter of Credit will not be renewed.

(c) Each Commercial Letter of Credit shall expire at or prior to the close of business on the earlier of the date which is (i) 90 days after the date of the issuance of such Commercial Letter of Credit (or such other period as may be acceptable to the Administrative Agent) and (ii) five (5) Business Days prior to the Maturity Date.

(d) Drafts drawn under each Letter of Credit shall be reimbursed by the Borrowers in dollars on the same Business Day of any such drawing by paying to the Administrative Agent an amount equal to such drawing not later than 1:00 p.m., Boston time, on (i) the date that the Lead Borrower shall have received notice of such drawing, if such notice is received prior to 10:00 a.m., Boston time, on such date, or (ii) the Business Day immediately following the day that the Lead Borrower receives such notice, if such notice is received after 10:00 a.m., Boston time on the day of drawing, provided that, in the absence of written notice to the contrary from the Lead Borrower, and subject to the other provisions of this Agreement, such payment shall be financed with a Prime Rate Loan or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrowers’ obligation to make such payment shall be discharged and replaced by the resulting Prime Rate Loan or Swingline Loan. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Lead Borrower by telephone or e-mail of such demand for payment and whether the Issuing Bank has made or will make payment thereunder; provided, however, that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse the Issuing Bank and the Revolving Credit Lenders with respect to any such payment.

(e) If the Issuing Bank shall make any Letter of Credit Disbursement, then, unless the Borrowers shall reimburse the Issuing Bank in full on the date such payment is made, the unpaid amount thereof shall bear interest at the rate per annum then applicable to Prime Rate Loans for each day from and including the date such payment is made to, but excluding, the date that the Borrowers reimburse the Issuing Bank therefor, provided, however, that, if the Borrowers fail to reimburse the Issuing Bank when due pursuant to this SECTION 2.12(e), then SECTION 2.11 shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Credit Lender pursuant to this SECTION 2.12(e) to reimburse the Issuing Bank shall be for the account of such Revolving Credit Lender to the extent of such payment.

(f) Immediately upon the issuance of any Letter of Credit by the Issuing Bank (or the amendment of a Letter of Credit increasing the amount thereof), and without any further action on the part of the Issuing Bank, the Issuing Bank shall be deemed to have sold to each Revolving Credit Lender, and each such Revolving Credit Lender shall be deemed unconditionally and irrevocably to have purchased from the Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Revolving Credit Lender’s Commitment Percentage, in such Letter of Credit, each drawing thereunder and the obligations of the Borrowers under this Agreement and the other Loan Documents with respect thereto. Upon any change in the Commitments pursuant to SECTION 9.04 of this Agreement, it is hereby agreed that with respect to all Letter of Credit Outstandings, there shall be an automatic adjustment to the participations hereby created to reflect the new Commitment Percentages of the assigning and assignee Lenders. Any action taken or omitted by the Issuing Bank under or in connection with a Letter of Credit, if taken or omitted in the absence of gross negligence, bad faith or willful misconduct, shall not create for the Issuing Bank any resulting liability to any Lender.

(g) In the event that the Issuing Bank makes any Letter of Credit Disbursement and the Borrowers shall not have reimbursed such amount in full to the Issuing Bank pursuant to this SECTION 2.12, the Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Revolving Credit Lender of such failure, and each Revolving Credit Lender shall promptly and unconditionally pay in dollars and in same day funds to the Administrative Agent, for the account of the Issuing Bank, the amount of such Revolving Credit Lender’s Commitment Percentage of such unreimbursed payment in dollars and in same day funds. If the Issuing Bank so notifies the Administrative Agent, and the Administrative Agent so notifies the Revolving Credit Lenders prior to 11:00 a.m., Boston time, on any Business Day, each such Revolving Credit Lender shall make available to the Issuing Bank such Revolving Credit Lender’s Commitment Percentage of the amount of such payment on such Business Day in same day funds (or, if such notice is received by the Revolving Credit Lenders after 11:00 a.m., Boston time on the day of receipt, payment shall be made on the immediately following Business Day). If and to the extent such

Revolving Credit Lender shall not have so made its Commitment Percentage of the amount of such payment available to the Issuing Bank, such Revolving Credit Lender agrees to pay to the Issuing Bank forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of the Issuing Bank at the Federal Funds Effective Rate. Each Revolving Credit Lender agrees to fund its Commitment Percentage of such unreimbursed payment notwithstanding a failure to satisfy any applicable lending conditions or the provisions of SECTION 2.01 or SECTION 2.05, or the occurrence of the Termination Date. The failure of any Revolving Credit Lender to make available to the Issuing Bank its Commitment Percentage of any payment under any Letter of Credit shall neither relieve any Revolving Credit Lender of its obligation hereunder to make available to the Issuing Bank its Commitment Percentage of any payment under any Letter of Credit on the date required, as specified above, nor increase the obligation of such other Revolving Credit Lender. Whenever any Revolving Credit Lender has made payments to the Issuing Bank in respect of any reimbursement obligation for any Letter of Credit, such Revolving Credit Lender shall be entitled to share ratably, based on its Commitment Percentage, in all payments and collections thereafter received on account of such reimbursement obligation. All reimbursements to be made by the Loan Parties with respect to Letters of Credit shall be made in dollars or in such other currency as the Letter of Credit is denominated. All participations in Letters of Credit by the Revolving Credit Lenders shall be made in such currency as the Letter of Credit is denominated or in the dollar equivalent thereof.

(h) Whenever the Lead Borrower desires that the Issuing Bank issue a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Lead Borrower shall give to the Issuing Bank and the Administrative Agent at least two (2) Business Days’ prior written (including telegraphic, telex, facsimile or cable communication) notice (or such shorter period as may be agreed upon in writing by the Issuing Bank and the Lead Borrower) specifying the date on which the proposed Letter of Credit is to be issued, amended, renewed or extended (which shall be a Business Day), the Stated Amount of the Letter of Credit so requested, the expiration date of such Letter of Credit, the name and address of the beneficiary thereof, and the provisions thereof. If requested by the Issuing Bank, the Lead Borrower shall also submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for the issuance, amendment, renewal or extension of a Letter of Credit, provided that in the event of a conflict between the terms of such application and this Agreement, the terms of this Agreement shall supersede any contrary terms in such application and shall control.

(i) The obligations of the Borrowers to reimburse the Issuing Bank for any Letter of Credit Disbursement shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation (it being understood that any such payment by the Borrowers shall be without prejudice to, and shall not constitute a waiver of, any rights the Borrowers might have or might acquire as a result of the payment by the Issuing Bank of any draft or the reimbursement by the Borrowers thereof): (i) any lack of validity or enforceability of a Letter of Credit; (ii) the existence of any claim, setoff, defense or other right which a Borrower may have at any time against a beneficiary of any Letter of Credit or against the Issuing Bank or any of the Revolving Credit Lenders, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged or fraudulent in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by the Issuing Bank of any Letter of Credit against presentation of a demand, draft or certificate or other document which does not strictly comply with the terms of such Letter of Credit; (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this SECTION 2.12, constitute a legal or equitable discharge of, or provide a right of setoff against, any Loan Party’s obligations hereunder; or (vi) the fact that any Event of Default shall have occurred and be continuing. No Credit Party shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank, provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by Applicable Law) suffered by the Borrowers that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence, bad faith or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(j) If any Event of Default shall occur and be continuing, on the Business Day that the Lead Borrower receives notice from the Administrative Agent or the Required Revolving Credit Lenders demanding the deposit of cash collateral pursuant to this paragraph, the Loan Parties shall immediately deposit in the Cash Collateral Account an amount in cash equal to 105% of the Letter of Credit Outstandings as of such date, plus any accrued and unpaid interest thereon. Each such deposit shall be held by the Collateral Agent for the payment and performance of the Obligations. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such Cash Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and in the sole discretion of the Collateral Agent (at the request of the Lead Borrower and at the Borrowers’ risk and expense); such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such Cash Collateral Account shall be applied by the Administrative Agent to reimburse the Issuing Bank for payments on account of drawings under Letters of Credit for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the Letter of Credit Outstandings at such time or, if the maturity of the Loans has been accelerated, shall be applied to satisfy other Obligations.

SECTION 2.13 Increased Costs.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any holding company of any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

(ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or LIBO Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBO Loan (or of maintaining its obligation to make any such LIBO Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this SECTION 2.13 and setting forth in reasonable detail the manner in which such amount or amounts were determined shall be delivered to the Lead Borrower and shall be conclusive absent manifest error. The Borrowers shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

(d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this SECTION 2.13 shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation.

SECTION 2.14 Optional Prepayment of Loans; Reimbursement of Lenders.

(a) The Borrowers shall have the right at any time and from time to time to prepay outstanding Loans in whole or in part, (x) with respect to LIBO Loans, upon at least two (2) Business Days’ prior written, telex or facsimile notice to the Administrative Agent, prior to 1:00 p.m., Boston time, and (y) with respect to Prime Rate Loans, on the same Business Day if written, telex or facsimile notice is received by the Administrative Agent prior to 1:00 p.m., Boston time, subject in each case to the following limitations:

(i) Subject to SECTION 2.16, all prepayments shall be paid to the Administrative Agent for application, first, to the prepayment of outstanding Swingline Loans, second, to the prepayment of outstanding Revolving Credit Loans ratably in accordance with each Revolving Credit Lender’s Commitment Percentage, third, to the funding of a cash collateral deposit in the Cash Collateral Account in an amount equal to 105% of all Letter of Credit Outstandings;

(ii) Subject to the foregoing, outstanding Prime Rate Loans shall be prepaid before outstanding LIBO Loans are prepaid. Each partial prepayment of LIBO Loans shall be in an integral multiple of $100,000. No prepayment of LIBO Loans shall be permitted pursuant to this SECTION 2.14 other than on the last day of an Interest Period applicable thereto, unless the applicable Borrowers simultaneously reimburse the Lenders for all Breakage Costs (as defined below) associated therewith. No partial prepayment of a Borrowing of LIBO Loans shall result in the aggregate principal amount of the LIBO Loans remaining outstanding pursuant to such Borrowing being less than $1,000,000 (unless all such outstanding LIBO Loans are being prepaid in full); and

(iii) Each notice of prepayment shall specify the prepayment date, the principal amount and Type of the Loans to be prepaid and, in the case of LIBO Loans, the Borrowing or Borrowings pursuant to which such LIBO Loans were made. Each notice of prepayment shall be irrevocable and shall commit the Borrowers to prepay such Loan by the amount and on the date stated therein. The Administrative Agent shall, promptly after receiving notice from the Lead Borrower hereunder, notify each Lender of the principal amount and Type of the Loans held by such Lender which are to be prepaid, the prepayment date and the manner of application of the prepayment.

(b) The Borrowers shall reimburse each Lender on demand for any loss incurred or to be incurred by the Lenders in the reemployment of the funds (i) resulting from any prepayment (for any reason whatsoever, including, without limitation, conversion to Prime Rate Loans or acceleration by virtue of, and after, the occurrence of an Event of Default) of any LIBO Loan required or permitted under this Agreement, if such LIBO Loan is prepaid other than on the last day of the Interest Period for such LIBO Loan or (ii) in the event that, after the Lead Borrower delivers a notice of borrowing under SECTION 2.03 in respect of LIBO Loans, such LIBO Loans are not made on the first day of the Interest Period specified in such notice of borrowing for any reason other than a breach by such Lender of its obligations hereunder or the delivery of any notice pursuant to SECTION 2.09 or SECTION 2.10. Such loss shall be the amount (herein, collectively, “Breakage Costs”) as reasonably determined by such Lender as the excess, if any, of (A) the amount of interest which would have accrued to such Lender on the amount so paid or not borrowed at a rate of interest equal to the Adjusted LIBO Rate for such LIBO Loan, for the period from the date of such payment or failure to borrow to the last day (x) in the case of a payment or refinancing of a LIBO Loan with Prime Rate Loans other than on the last day of the Interest Period for such LIBO Loan, of the then current Interest Period for such LIBO Loan or (y) in the case of such failure to borrow, of the Interest Period for such LIBO Loan which would have commenced on the date of such failure to borrow, over (B) in the case of a LIBO Loan, the amount of interest which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the London interbank market. Any Lender demanding reimbursement for such loss shall deliver to the Lead Borrower from time to time one or more certificates setting forth the amount of such loss as determined by such Lender and setting forth in reasonable detail the manner in which such amount was determined.

(c) In the event the Borrowers fail to prepay any Loan on the date specified in any prepayment notice delivered pursuant to SECTION 2.14(a), the Borrowers, on demand by any Lender, shall pay to the Administrative Agent, for the account of such Lender, any amounts required to compensate such Lender for any loss incurred by such Lender as a result of such failure to prepay, including, without limitation, any loss, cost or expenses incurred by reason of the acquisition of deposits or other funds by such Lender to fulfill deposit obligations incurred in anticipation of such prepayment. Any Lender demanding such payment shall deliver to the Lead Borrower from time to time one or more certificates setting forth the amount of such loss as determined by such Lender and setting forth in reasonable detail the manner in which such amount was determined.

(d) Whenever any partial prepayment of Loans are to be applied to LIBO Loans, such LIBO Loans shall be prepaid in the chronological order of their Interest Payment Dates or as the Lead Borrower may otherwise designate in writing.

SECTION 2.15 Mandatory Prepayment; Commitment Termination; Cash Collateral.

The outstanding Obligations shall be subject to prepayment as follows:

(a) If at any time Availability is less than $0.00, the Borrowers will immediately upon notice from the Administrative Agent (1) prepay the Revolving Credit Loans in an amount necessary to eliminate such deficiency, and (2) if, after giving effect to the prepayment in full of all outstanding Revolving Credit Loans such deficiency has not been eliminated, deposit cash into the applicable Cash Collateral Account in an amount equal to 105% of the Letters of Credit Outstanding until such deficiency has been eliminated.

(b) The Revolving Credit Loans shall be repaid daily in accordance with (and to the extent required under) the provisions of SECTION 2.16 hereof.

(c) Upon the Termination Date, the Commitments and the credit facility provided hereunder shall be terminated in full and the Borrowers shall pay, in full and in cash, all outstanding Loans and all other outstanding Obligations owing by them.

SECTION 2.16 Cash Management; Application of Payments.

(a) Annexed hereto as Schedule 2.18(a) is a list of all present DDAs maintained by the Borrowers, which Schedule includes, with respect to each depository (i) the name and address of such depository; (ii) the account number(s) maintained with such depository; and (iii) a contact person at such depository.

(b) Annexed hereto as Schedule 2.18(b) is a list describing all arrangements to which any Borrower is a party with respect to the payment to such Borrower of the proceeds of all credit card charges for sales by such Borrower.

(c) On or prior to the Closing Date, each Borrower shall:

(i) deliver to the Collateral Agent notifications (each, a “PDA Notification”) substantially in the form attached hereto as Exhibit I which have been executed on behalf of such Borrower and addressed to each depository institution listed on Schedule 2.18(a):

(ii) deliver to the Collateral Agent agreements (each, a “Credit Card Agreement”) substantially in the form attached hereto as Exhibit J which have been executed on behalf of such Borrower and each of the Borrower’s credit card clearinghouses and processors; and

(iii) enter into a blocked account agreement (each, a “Blocked Account Agreement”) in a form approved by the Collateral Agent with the bank(s) with which such Borrower maintains the deposit account(s) (collectively, the “Blocked Accounts”) listed on Schedule 2.18(c)(iii) attached hereto.

(iv) deliver to the Collateral Agent a lockbox agreement (the “Lockbox Agreement”) with respect to the deposit of Borrowers’ wholesale accounts, in form and substance, and entered into with a financial institution, acceptable to the Collateral Agent.

(d)(i) Each DDA Notification shall require the ACH or wire transfer not less frequently than twice weekly (and whether or not there is then an outstanding balance in the Loan Account) of all available cash receipts (the “Cash Receipts”) to the concentration account maintained by the Collateral Agent at LaSalle Bank (the “Concentration Account”) or to a Blocked Account, and (ii) each Credit Card Agreement, Blocked Account Agreement and Lockbox Agreement shall require the ACH or wire transfer on each Business Day (and whether or not there is then an outstanding balance in the Loan Account) of all available Cash Receipts to the Concentration Account maintained, in each case, including, without limitation, those from:

(i) the sale of Inventory and other Collateral;

(ii) all proceeds of collections of Accounts;

(iii) all Net Proceeds, and all other cash payments received by a Borrower from any Person or from any source or on account of any Prepayment Event or other transaction or event;

(iv) the then contents of each DDA (net of any minimum balance, not to exceed $2,500.00, as may be required to be kept in the subject DDA by the bank at which such DDA is maintained); and

(v) the proceeds of all credit card charges.

(e) In addition, the Loan Parties shall cause all Net Proceeds, and all other cash payments received by a Borrower from any Person or from any source or on account of any Prepayment Event to be deposited into the Concentration Account.

(f) The Borrowers shall accurately report to the Administrative Agent all amounts deposited in the Blocked Accounts to ensure the proper transfer of funds as set forth above. If, at any time, any cash or cash equivalents owned by any Borrowers are deposited to any account, or held or invested in any manner, otherwise than in a Blocked Account that is subject to a Blocked Account Agreement (or a DDA which is swept to a Blocked Account), the Collateral Agent may require the applicable Borrowers to close such account and have all funds therein transferred to a Blocked Account, and all future deposits made to a Blocked Account which is subject to a Blocked Account Agreement.

(g) The Borrowers may close DDAs or Blocked Accounts and/or open new DDAs or Blocked Accounts, subject to the execution and delivery to the Collateral Agent of appropriate Blocked Account Agreements consistent with the provisions of this SECTION 2.16 and otherwise satisfactory to the Collateral Agent. The Borrowers shall not enter into any agreements with credit card processors other than the ones expressly contemplated herein unless contemporaneously therewith, a Credit Card Agreement, is executed and delivered to the Collateral Agent.

(h) The Borrowers shall maintain one or more disbursement accounts with LaSalle Bank, and may also maintain one or more disbursement accounts (collectively, the “Disbursement Accounts”) with other financial institutions, to be used by the Borrowers for disbursements and payments (including payroll) in the ordinary course of business or as otherwise permitted hereunder. The only Disbursement Accounts as of the Closing Date are those described in Schedule 2.18(h).

(i) The Concentration Account shall at all times be under the sole dominion and control of the Collateral Agent. Each Borrower hereby acknowledges and agrees that (i) such Borrower has no right of withdrawal from the Concentration Account, (ii) the funds on deposit in the Concentration Account shall at all times continue to be collateral security for all of the Obligations, and (iii) the funds on deposit in the Concentration Account shall be applied as provided in this Agreement. In the event that, notwithstanding the provisions of this SECTION 2.16, any Borrower receives or otherwise has dominion and control of any such proceeds or collections, such proceeds and collections shall be held in trust by such Borrower for the Collateral Agent, shall not be commingled with any of such Borrower’s other funds or deposited in any account of such Borrower and shall, not later than the Business Day after receipt thereof, be deposited into the Concentration Account or dealt with in such other fashion as such Borrower may be instructed by the Collateral Agent.

(j) The following shall apply to deposits and payments under and pursuant to this Agreement:

(i) Funds shall be deemed to have been deposited to the Concentration Account on the Business Day on which deposited, provided that notice of such deposit is available to the Administrative Agent by 2:00 p.m., Boston time, on that Business Day;

(ii) Funds paid to the Administrative Agent, other than by deposit to the Concentration Account, shall be deemed to have been received on the Business Day when they are good and collected funds, provided that notice of such payment is available to the Collateral Agent by 2:00 p.m., Boston time, on that Business Day;

(iii) If notice of a deposit to the Concentration Account or payment is not available to the Administrative Agent until after 2:00 p.m., Boston time, on a Business Day, such deposit or payment shall be deemed to have been made at 9:00 a.m., Boston time, on the then next Business Day;

(iv) On each Business Day, the Administrative Agent shall apply the then collected balance of the Concentration Account (net of fees charged, and of such impressed balances as may be required by the bank at which the Concentration Account is maintained) in accordance with this SECTION 2.16; provided, however, interest on the unpaid principal balance of the Loan Account shall be calculated, for the account of the Administrative Agent only, as if payments had been made one (1) Business Day after such application; and

(v) If any item deposited to the Concentration Account and credited to the Loan Account is dishonored or returned unpaid for any reason, whether or not such return is rightful or timely, the Administrative Agent shall have the right to reverse such credit and charge the amount of such item to the applicable Loan Account and the applicable Borrowers shall indemnify the Credit Parties against all claims and losses resulting from such dishonor or return.

(k) As long as no Event of Default exists and is then continuing, and the Obligations have not been accelerated (if an Event of Default shall have occurred and be continuing, and the Obligations have been accelerated, SECTION 7.03 shall apply), in the event and on each occasion that all payments made under SECTION 2.14, SECTION 2.15 or SECTION 2.16 hereof shall be applied in the following order of priority:

(i) FIRST, to pay Credit Party Expenses, indemnities and other similar amounts then due in connection with Credit Extensions to the Borrowers;

(ii) SECOND, to pay interest and fees due and payable on the Credit Extensions to the Borrowers;

(iii) THIRD, to pay outstanding Swingline Loans of the Borrowers and all outstanding reimbursement obligations under Letters of Credit of the Borrowers;

(iv) FOURTH, to pay principal outstanding under other outstanding Revolving Credit Loans that are Prime Rate Loans and all outstanding reimbursement obligations under Letters of Credit;

(v) FIFTH, to pay outstanding Revolving Credit Loans that are LIBO Loans and all Breakage Costs due in respect of such repayment or, at the Lead Borrower’s option, to fund a cash collateral deposit to the Cash Collateral Account sufficient to pay, and with direction to pay, all such outstanding LIBO Loans on the last day of the then pending Interest Period therefor;

(vi) SIXTH, to pay outstanding Obligations with respect to Cash Management Services furnished to any Loan Party; and

(vii) SEVENTH, to pay all other outstanding Obligations and Other Liabilities of the Borrowers then due and payable.

If all Obligations are paid, any excess Net Proceeds shall be deposited in a separate cash collateral account established by the Administrative Agent at LaSalle Bank, and as long as no Event of Default then exists, shall be released to the Lead Borrower upon request therefor and utilized by the Borrowers prior to any further Revolving Credit Loans being made.

(1) Subject to the foregoing, outstanding Prime Rate Loans of the Borrowers shall be prepaid before outstanding LIBO Loans are prepaid. Each partial prepayment of LIBO Loans shall be in an integral multiple of $100,000. No prepayment of LIBO Loans shall be permitted other than on the last day of an Interest Period applicable thereto, unless the Borrowers simultaneously reimburse the Lenders for all Breakage Costs associated therewith. In order to avoid such Breakage Costs, as long as no Event of Default has occurred and is continuing, at the request of the Lead Borrower, the Administrative Agent shall hold all amounts required to be applied to LIBO Loans in the Cash Collateral Account and will apply such funds to the applicable LIBO Loans at the end of the then pending Interest Period therefor (provided that the foregoing shall in no way limit or restrict the Agents’ rights upon the subsequent occurrence of an Event of Default). No partial prepayment of a Borrowing of LIBO Loans shall result in the aggregate principal amount of the LIBO Loans remaining outstanding pursuant to such Borrowing being less than $1,000,000. A prepayment of the Loans pursuant to SECTION 2.14 or SECTION 2.15 shall not permanently reduce the Commitments.

(m) All amounts required to be applied to all Revolving Credit Loans hereunder (other than Swingline Loans) shall be applied ratably, applicable in accordance with each Revolving Credit Lender’s Commitment Percentage. All credits against the Obligations shall be conditioned upon final payment to the Administrative Agent of the items giving rise to such credits and shall be subject to one Business Day’s clearance and collection. If any item credited to the Loan Account is dishonored or returned unpaid for any reason, whether or not such return is rightful or timely, the Administrative Agent shall have the right to reverse such credit and charge the amount of such item to the Loan Account and the Borrowers shall indemnify the Credit Parties against all claims and losses resulting from such dishonor or return.

(n) In the event of a direct conflict between the priority provisions of this SECTION 2.16 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this SECTION 2.16 shall control and govern.

SECTION 2.17 Fees.

(a) The Borrowers shall pay to the Administrative Agent, for the account of the Administrative Agent, the fees set forth in the Fee Letter as and when payment of such fees is due as therein set forth.

(b) Each Lender shall be paid the Line Fee at the times and in the manner set forth below. The Borrowers shall pay the Administrative Agent, for the account of the Revolving Credit Lenders, a fee (the “Unused Fee”) equal to 0.375% per annum (on the basis of actual days elapsed in a year of 360 days) of the average daily balance of the Unused Revolving Credit Commitment, during the calendar month just ended (or relevant period with respect to the payment being made for the first month ending after the Closing Date or on the Termination Date). The Unused Fee shall be paid in arrears, on the first day of each month after the execution of this Agreement and on the Termination Date. If the Unused Fee actually paid by the Borrowers is insufficient to pay an amount equal to the Line Fee to the Revolving Credit Lenders, the deficiency shall be paid to the Revolving Credit Lenders by the Swingline Lender from its own funds (and the Borrowers shall have no liability with respect thereto). The Administrative Agent shall pay the Unused Fee (and any amounts payable by the Swingline Lender hereunder) to the Revolving Credit Lenders upon the Administrative Agent’s receipt of the Unused Fee based upon their pro rata share of an amount equal to the aggregate Line Fee to all Revolving Credit Lenders; provided that for purposes of calculating the pro rata share of any Person which is both the Swingline Lender and a Revolving Credit Lender, such Person’s share shall be equal to the difference between (i) the sum of such Person’s Revolving Credit Commitment, and (ii) the sum of (A) such Person’s Revolving Credit Commitment Percentage of the principal amount of Revolving Credit Loans then outstanding to the Borrowers (including the principal amount of Swingline Loans then outstanding), and (B) such Person’s Revolving Credit Commitment Percentage of the then Letter of Credit Outstandings.

(c) The Borrowers shall pay the Administrative Agent, for the account of the Revolving Credit Lenders, on the first day of each month, in arrears, a fee calculated on the basis of a 360-day year and actual days elapsed (each, a “Letter of Credit Fee”), equal to the following per annum percentages of the average face amount of the following categories of Letters of Credit outstanding during the three month period then ended:

(i) Standby Letters of Credit: At a per annum rate equal two percent (2.00%);

(ii) Commercial Letters of Credit: At a per annum rate equal to one and 50/100 percent (1.50%); and

(iii) After the occurrence and during the continuance of an Event of Default, at any time that the Administrative Agent is not holding in the Cash Collateral Account an amount in cash equal to 105% of the Letter of Credit Outstandings as of such date, plus accrued and unpaid interest thereon, effective upon written notice from the Administrative Agent or the Required Revolving Credit Lenders, the Letter of Credit Fee shall be increased, at the option of the Administrative Agent, by an amount equal to two percent (2%) per annum.

(d) The Borrowers shall pay to the Administrative Agent, for the account of the Issuing Bank, such other fees and charges in connection with the issuance, negotiation, settlement, amendment and processing of each Letter of Credit issued by the Issuing Bank as are customarily imposed by the Issuing Bank from time to time in connection with letter of credit transactions.

(e) All fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for the respective accounts of the Administrative Agent and other Credit Parties as provided herein. Once due, all fees shall be fully earned and shall not be refundable under any circumstances.

SECTION 2.18 Maintenance of Loan Account; Statements of Account.

(a) The Administrative Agent shall maintain an account on its books in the name of the Borrowers (the “Loan Account”) which will reflect (i) all Swingline Loans and all Revolving Credit Loans and other advances made by the Revolving Credit Lenders to the Borrowers or for the Borrowers’ account, (ii) all Letter of Credit Disbursements, fees and interest that have become payable as herein set forth, and (iii) any and all other monetary Obligations that have become payable.

(b) The Loan Account will be credited with all amounts received by the Administrative Agent from the Borrowers or from others for the Borrowers’ account, including all amounts received in the Concentration Account, and the amounts so credited shall be applied as set forth in SECTION 2.16 or SECTION 7.03, as applicable. After the end of each month, the Administrative Agent shall send to the Borrowers a statement accounting for the charges, loans, advances and other transactions occurring among and between the Administrative Agent, the Revolving Credit Lenders and the Borrowers during that month. The monthly statements shall, absent manifest error, be an account stated, which is final, conclusive and binding on the Borrowers.

SECTION 2.19 Payments.

(a) The Borrowers shall make each payment required to be made hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of drawings under Letters of Credit, of amounts payable under SECTION 2.13, SECTION 2.14(c) or SECTION 2.21, or otherwise) prior to 2:00 p.m., Boston time, on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 135 South LaSalle Street, Chicago, Illinois 60603, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to SECTION 2.13, SECTION 2.14(c), SECTION 2.21 and SECTION 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, except with respect to LIBO Borrowings, the date for payment shall be extended to the next succeeding Business Day, and, if any payment due with respect to LIBO Borrowings shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, unless that succeeding Business Day is in the next calendar month, in which event, the date of such payment shall be on the last Business Day of subject calendar month, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

(b) All funds received by and available to the Administrative Agent to pay principal, unreimbursed drawings under Letters of Credit, interest and fees then due hereunder, shall be applied in accordance with the provisions of SECTION 2.16 or SECTION 7.03 hereof, as applicable, ratably among the parties entitled thereto in accordance with the amounts of principal, unreimbursed drawings under Letters of Credit, interest, and fees then due to such respective parties. Any net principal reductions to the Loans received by the Administrative Agent in accordance with the Loan Documents during such period shall not reduce such actual amount so contributed, for purposes of calculation of interest due to that Lender, until the Administrative Agent has distributed to that Lender its Commitment Percentage thereof.

(c) Unless the Administrative Agent shall have received notice from the Lead Borrower prior to the date on which any payment is due to the Administrative Agent, for the account of the Lenders or the Issuing Bank hereunder, that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

(d) If any Lender shall fail to make any payment required to be made by it pursuant to this Agreement, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the

Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.20 Settlement Amongst Revolving Credit Lenders

(a) Except as provided in SECTION 2.20(b), the Swingline Lender may (but shall not be obligated to), at any time, on behalf of the Borrowers (which hereby authorize the Swingline Lender to act on their behalf in that regard) request the Administrative Agent to cause the Revolving Credit Lenders to make a Revolving Credit Loan (which shall be a Prime Rate Loan) in an amount equal to such Revolving Credit Lender’s Commitment Percentage of the outstanding amount of Swingline Loans made in accordance with SECTION 2.05, which request may be made regardless of whether the conditions set forth in ARTICLE IV have been satisfied. Upon such request, each Revolving Credit Lender shall make available to the Administrative Agent the proceeds of such Revolving Credit Loan for the account of the Swingline Lender. If the Swingline Lender requires a Revolving Credit Loan to be made by the Revolving Credit Lender and the request therefor is received prior to 12:00 Noon, Boston time, on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m., Boston time, that day; and, if the request therefor is received after 12:00 Noon, Boston time, then no later than 3:00 p.m., Boston time, on the next Business Day. The obligation of each Revolving Credit Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent or the Swingline Lender. If and to the extent any Lender shall not have so made its transfer to the Administrative Agent, such Lender agrees to pay to the Administrative Agent, forthwith on demand, such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent at the Federal Funds Effective Rate.

(b) The amount of each Lender’s Commitment Percentage of outstanding Revolving Credit Loans (excluding Swingline Loans) shall be computed weekly (or more frequently in the Administrative Agent’s discretion) and shall be adjusted upward or downward, as applicable, based on all Revolving Credit Loans (excluding Swingline Loans) and repayments of Revolving Credit Loans (excluding Swingline Loans) received by the Administrative Agent as of 3:00 p.m., Boston time, on the first Business Day (such date, the “Settlement Date”) following the end of the period specified by the Administrative Agent.

(c) The Administrative Agent shall deliver to each of the Revolving Credit Lenders promptly after a Settlement Date a summary statement of the amount of outstanding Revolving Credit Loans (excluding Swingline Loans) for the period and the amount of repayments received for the period. As reflected on the summary statement, (i) the Administrative Agent shall transfer to each Revolving Credit Lender its applicable Commitment Percentage of repayments, and (ii) each Revolving Credit Lender shall transfer to the Administrative Agent, or the Administrative Agent shall transfer to each Revolving Credit Lender such amounts as are necessary to insure that, after giving effect to all such transfers, the amount of Revolving Credit Loans made by each Revolving Credit Lender with respect to Revolving Credit Loans (excluding Swingline Loans) shall be equal to such Revolving Credit Lender’s applicable Commitment Percentage of Revolving Credit Loans (excluding Swingline Loans) outstanding as of such Settlement Date. If the summary statement requires transfers to be made to the Administrative Agent by the Revolving Credit Lenders and is received prior to

12:00 Noon, Boston time, on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m., Boston time, that day; and, if received after 12:00 Noon, Boston time, then no later than 3:00 p.m., Boston time, on the next Business Day. The obligation of each Revolving Credit Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent. If and to the extent any Revolving Credit Lender shall not have so made its transfer to the Administrative Agent, such Revolving Credit Lender agrees to pay to the Administrative Agent, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent at the Federal Funds Effective Rate.

SECTION 2.21 Taxes.

(a) Any and all payments by or on account of any obligation of the Loan Parties hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided, however, that if a Loan Party shall be required to deduct, or an Agent or a Lender shall be required to remit, any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions or remittances for Taxes (including deductions applicable to additional sums payable under this SECTION 2.21) the applicable Credit Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Loan Party shall make such deductions and (iii) the Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law.

(b) In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.

(c) The Borrowers shall indemnify each Credit Party, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by such Credit Party on or with respect to any payment by or on account of any obligation of the Loan Parties hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this SECTION 2.21) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the Relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Lead Borrower by a Credit Party, or by the Administrative Agent on its own behalf or on behalf of any other Credit Party, setting forth in reasonable detail the manner in which such amount was determined, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority, the Lead Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Any Foreign Lender that is entitled to an exemption from or reduction in withholding tax shall deliver to the Lead Borrower and the Administrative Agent two (2) copies of either United States Internal Revenue Service Form W-8BEN or Form W-8ECI, or any subsequent versions thereof or successors thereto, or, in the case of a Foreign Lender claiming exemption from or reduction in U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a (i) Form W-8BEN, or any subsequent versions thereof or successors thereto and (ii) if such Foreign Lender delivers a Form W-8BEN, a certificate representing that such Foreign Lender is not (A) a bank for purposes of Section 881(c) of the Code, (B) is not a 10 percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of any Loan Party and (C) is not a controlled foreign corporation related to the Loan Parties (within the meaning of Section 864(d)(4) of the Code), properly completed and duly executed by such Foreign Lender claiming, as applicable, complete exemption from or reduced rate of, U.S. Federal withholding tax on payments by the Loan Parties under this Agreement and the other Loan Documents, or in the case of a Foreign Lender claiming exemption for “portfolio interest” certifying that it is not a foreign corporation, partnership, estate or trust. Such forms shall be delivered by each Foreign Lender on or before the date it becomes a party to this Agreement (or, in the case of a transferee that is a participation holder, on or before the date such participation holder becomes a transferee hereunder) and on or before the date, if any, such Foreign Lender changes its applicable lending office by designating a different lending office (a “New Lending Office”). In addition, each Foreign Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Foreign Lender. Notwithstanding any other provision of this SECTION 2.21(e), a Foreign Lender shall not be required to deliver any form pursuant to this SECTION 2.21(e) that such Foreign Lender is not legally able to deliver.

(f) The Borrowers shall not be required to indemnify any Foreign Lender or to pay any additional amounts to any Foreign Lender in respect of U.S. Federal withholding tax pursuant to paragraph (a) or (c) above to the extent that the obligation to pay such additional amounts would not have arisen but for a failure by such Foreign Lender to comply with the provisions of paragraph (e) above. Should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Loan Parties shall, at such Lender’s expense, take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

(g) If any Loan Party shall be required pursuant to this SECTION 2.21 to pay any additional amount to, or to indemnify, any Credit Party to the extent that such Credit Party becomes subject to Taxes subsequent to the Closing Date (or, if applicable, subsequent to the date such Person becomes a party to this Agreement) as a result of any change in the circumstances of such Credit Party (other than a change in Applicable Law), including without limitation a change in the residence, place of incorporation, principal place of business of such Credit Party or a change in the branch or lending office of such Credit Party, as the case may be, such Credit Party shall use reasonable efforts to avoid or minimize any amounts which might otherwise be payable pursuant to this SECTION 2.21(g); provided, however, that such efforts shall not include the taking of any actions by such Credit Party that would result in any tax, costs or other expense to such Credit Party (other than a tax, cost or other expense for which such Credit Party shall have been reimbursed or indemnified by the Loan Parties pursuant to this Agreement or otherwise) or any action which would or might in the reasonable opinion of such Credit Party have an adverse effect upon its business, operations or financial condition or otherwise be disadvantageous to such Credit Party.

(h) If any Credit Party reasonably determines that it has actually and finally realized, by reason of a refund, deduction or credit of any Taxes paid or reimbursed by the Loan Parties pursuant to subsection (a) or (c) above in respect of payments under the Loan Documents, a current monetary benefit that it would otherwise not have obtained and that would result in the total payments under this SECTION 2.21 exceeding the amount needed to make such Credit Party whole, such Credit Party shall pay to the Lead Borrower, with reasonable promptness following the date upon which it actually realizes such benefit, an amount equal to the lesser of the amount of such benefit or the amount of such excess, in each case net of all out of pocket expenses incurred in securing such refund, deduction or credit.

SECTION 2.22 Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under SECTION 2.13, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to SECTION 2.21, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to SECTION 2.13 or SECTION 2.21, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment; provided, however, that the Borrowers shall not be liable for such costs and expenses of a Lender requesting compensation if (i) such Lender becomes a party to this Agreement on a date after the Closing Date and (ii) the relevant Change in Law occurs on a date prior to the date such Lender becomes a party hereto.

(b) If any Lender requests compensation under SECTION 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to SECTION 2.21, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in SECTION 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, however, that (i) the Lead Borrower shall have received the prior written consent of the Administrative Agent, the Issuing Bank and the Swingline Lender, which consent shall not be unreasonably withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in unreimbursed drawings under Letters of Credit and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under SECTION 2.13 or payments required to be made pursuant to SECTION

2.21, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

SECTION 2.23 Designation of Lead Borrowers as Borrowers’ Agent.

(a) Each Borrower hereby irrevocably designates and appoints the Lead Borrower as such Borrower’s agent to obtain Loans and Letters of Credit, the proceeds of which shall be available to each Borrower for such uses as are permitted under this Agreement. As the disclosed principal for its agent, each Borrower shall be obligated to the Administrative Agent and each Lender on account of Loans so made and Letters of Credit so issued as if made directly by the Lenders to such Borrower, notwithstanding the manner by which such Loans and Letters of Credit are recorded on the books and records of the Lead Borrower and of any other Borrower.

(b) Each Borrower represents to the Credit Parties that it is an integral part of a consolidated enterprise, and that each Loan Party will receive direct and indirect benefits from the availability of the joint credit facility provided for herein, and from the ability to access the collective credit resources of the consolidated enterprise which the Loan Parties comprise. Each Borrower recognizes that credit available to it hereunder is in excess of and on better terms than it otherwise could obtain on and for its own account and that one of the reasons therefor is its joining in the credit facility contemplated herein with all other Borrowers. Consequently, each Borrower hereby assumes and agrees to discharge all Obligations of each of the other Borrowers as if the Borrower which is so assuming and agreeing were each of the other Borrowers.

(c) The Lead Borrower shall act as a conduit for each Borrower (including itself, as a Borrower) on whose behalf the Lead Borrower has requested a Loan. None of the Agents nor any other Credit Party shall have any obligation to see to the application of such proceeds.

(d) The authority of the Lead Borrower to request Loans and Letters of Credit on behalf of, and to bind, the Borrowers, shall continue unless and until the Administrative Agent actually receives written notice of: (i) the termination of such authority, and (ii) the subsequent appointment of a successor Lead Borrower, which notice is signed by the respective Financial Officers of each Borrower; and (iii) written notice from such successive Lead Borrower accepting such appointment and acknowledging that from and after the date of such appointment, the newly appointed Lead Borrower shall be bound by the terms hereof, and that as used herein, the term “Lead Borrower” shall mean and include the newly appointed Lead Borrower.

SECTION 2.24 Security Interests in Collateral.

To secure their Obligations, the Borrowers shall grant to the Collateral Agent, for its benefit and the ratable benefit of the other Credit Parties, a first priority security interest in all of the Collateral pursuant hereto and to the Security Documents, subject to Permitted Encumbrances.

ARTICLE III

Representations and Warranties

To induce the Credit Parties to make the Loans and to issue Letters of Credit, the Loan Parties executing this Agreement, jointly and severally, make the following representations and warranties to each Credit Party with respect to each Loan Party:

SECTION 3.01 Organization; Powers.

Each Loan Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to own its property and assets and to carry on its business as now conducted and to execute and deliver and perform all its obligations under all Loan Documents to which such Loan Party is a party. Each Loan Party is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure to do so individually or in the aggregate could not reasonably be expected to result in a Material Adverse Effect. Schedule 3.01 annexed hereto sets forth, as of the Closing Date, each Loan Party’s name as it appears in official filings in its state of incorporation or organization, its state of incorporation or organization, organization type, organization number, if any, issued by its state of incorporation or organization, and its federal employer identification number.

SECTION 3.02 Authorization; Enforceability.

The transactions contemplated hereby and by the other Loan Documents to be entered into by each Loan Party are within such Loan Party’s corporate powers and have been duly authorized by all necessary corporate, membership, partnership or other necessary action. This Agreement has been duly executed and delivered by each Loan Party that is a party hereto or thereto and constitutes, and each other Loan Document to which any Loan Party is a party, when executed and delivered by such Loan Party will constitute, a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03 Governmental Approvals; No Conflicts.

The transactions to be entered into and contemplated by the Loan Documents (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for such as have been obtained or made and are in full force and effect and except filings and recordings necessary to perfect Liens created under the Loan Documents, (b) will not violate any Applicable Law or the Charter Documents of any Loan Party, (c) will not violate or result in a default under any indenture or any other agreement, instrument or other evidence of Material Indebtedness, or any other Material Agreement or other material instrument binding upon any Loan Party or its assets, or give rise to a right thereunder to require any payment to be made by any Loan Party, and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party, except Liens created under the Loan Documents.

SECTION 3.04 Financial Condition.

The Lead Borrower has heretofore furnished to the Agents the draft Consolidated balance sheet, and statements of income, stockholders’ equity, and cash flows for the Lead Borrower and its Subsidiaries as of and for the Fiscal Year ending December 31, 2006 and as of and for the Fiscal Month ending May 31, 2007, certified by a Financial Officer of the Lead Borrower. The Lead Borrower has furnished to the Agents the Consolidated balance sheet, and statements of income, stockholders’ equity, and cash flows for the Lead Borrower and its Subsidiaries as of and for the Fiscal Year ending December 31, 2005. Such financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Lead Borrower and its Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year end audit adjustments and the absence of footnotes. Since the date of such financial statements, there have been no changes in the assets, liabilities, financial condition or business of the Lead Borrower and its Subsidiaries other than changes in the ordinary course of business or those which have not had a Material Adverse Effect.

SECTION 3.05 Properties.

(a) Except as disclosed on Schedule 3.05(a), each Loan Party has good title to, or valid leasehold interests in, all its real (immoveable) and personal (moveable) property material to its business, except for defects which could not reasonably be expected to have a Material Adverse Effect.

(b) Except as disclosed on Schedule 3.05(b), each Loan Party owns or is licensed to use, all patents, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, and other intellectual property material to its business, and the use thereof by the Loan Parties does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(c) Schedule 3.05(c)(i) sets forth the address (including county) of all Real Estate that is owned by the Loan Parties as of the Closing Date, together with a list of the holders of any mortgage or other Lien thereon. Schedule 3.05(c)(ii) sets forth the address (including county) of all Real Estate that is leased by the Loan Parties as of the Closing Date, together with a list of the lessor with respect to each such Lease and the holders of any mortgage or other Lien thereon. Each of such Leases is in full force and effect and the Loan Parties are not in default of the terms thereof except for any defaults that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.06 Litigation and Environmental Matters.

(a) Except as set forth on Schedule 3.06, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Loan Parties, threatened in writing against or affecting any Loan Party as to which there is a reasonable possibility of an adverse determination which, if adversely determined, could reasonably be expected individually or in the aggregate to result in a Material Adverse Effect (other than Disclosed Matters).

(b) Except for Disclosed Matters, no Loan Party (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability, which, in each case, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

SECTION 3.07 Compliance with Laws and Agreements.

Except for Disclosed Matters, each Loan Party is in compliance with all Applicable Law, all agreements relating to Material Indebtedness, and all Material Agreements binding upon it or its property, and no default has occurred and is continuing thereunder, except in each case where the failure to comply or the existence of a default, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.08 Investment and Holding Company Status.

No Loan Party is (a) an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a “holding company” as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

SECTION 3.09 Taxes.

Each Loan Party has timely filed or caused to be filed all tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it (subject to any properly filed requests for extension of the time for filing any tax returns), except (a) Taxes that are being contested in good faith by appropriate proceedings, for which such Loan Party has set aside on its books adequate reserves, and as to which no Lien has arisen or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect. Proper and accurate amounts have been withheld by each Loan Party from its respective employees for all periods in material compliance with all applicable federal, state, local and foreign laws and such withholdings have been timely paid to the respective Governmental Authorities.

SECTION 3.10 ERISA.

No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of

Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans.

SECTION 3.11 Disclosure.

The Loan Parties have disclosed to the Credit Parties all agreements, instruments and corporate or other restrictions to which any Loan Party is subject, and all other matters known to any of them that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to any Credit Party in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

SECTION 3.12 Subsidiaries.

(a) Schedule 3.12 sets forth the name of, and the ownership interest of each Loan Party in, each Subsidiary as of the Closing Date; there is no other Capital Stock of any class outstanding as of the Closing Date. All such shares of Capital Stock are validly issued, fully paid, and non-assessable.

(b) Except as set forth on Schedule 3.12, no Loan Party is party to any joint venture, general or limited partnership, or limited liability company agreements or any other business ventures or entities as of the Closing Date.

SECTION 3.13 Insurance.

Schedule 3.13 sets forth a description of all insurance maintained by or on behalf of the Loan Parties as of the Closing Date. Each insurance policy listed on Schedule 3.13 is in full force and effect and all premiums in respect thereof that are due and payable as of the Closing Date have been paid.

SECTION 3.14 Labor Matters.

There are no strikes, lockouts or slowdowns against any Loan Party pending or, to the knowledge of any Loan Party, threatened. The hours worked by and payments made to employees of the Loan Parties have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, local or foreign law dealing with such matters to the extent that any such violation could reasonably be expected to have a Material Adverse Effect. Except for Disclosed Matters, all payments due from any Loan Party, or for which any claim may be made against any Loan Party, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued in accordance with GAAP as a liability on the books of such Loan Party. Except as set forth on Schedule 3.14 no Loan Party is a party to or bound by any collective bargaining agreement, management agreement, employment agreement, bonus, restricted stock, stock option, or stock appreciation plan or agreement or any similar plan, agreement or arrangement. There are no representation proceedings pending or, to any Loan Party’s knowledge, threatened to be filed with the National Labor Relations Board, and no labor organization or group of employees of any Loan Party has made a pending demand for recognition. The consummation of the transactions contemplated by the Loan Documents will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party is bound.

SECTION 3.15 Security Documents.

The Security Documents create in favor of the Collateral Agent, for its own benefit and for the ratable benefit of the other Credit Parties, legal, valid and enforceable security or mortgage interests in the Collateral, and the Security Documents constitute, or will upon the filing of financing statements or other requisite registrations and/or the obtaining of “control”, in each case with respect to the relevant Collateral as required under the applicable Uniform Commercial Code or similar legislation of any jurisdiction, the creation of a fully perfected and opposable first priority Lien on, and security interest in, and hypothecation of, all right, title and interest of the Loan Parties thereunder in such Collateral, in each case prior and superior in right to any other Person, except for Permitted Encumbrances having priority over the Lien of the Collateral Agent under Applicable Law.

SECTION 3.16 Federal Reserve Regulations.

(a) No Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(b) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to buy or carry Margin Stock or to extend credit to others for the purpose of buying or carrying Margin Stock or to refund indebtedness originally incurred for such purpose or (ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or Regulation X.

SECTION 3.17 Solvency.

Each of the Loan Parties is, or as of the Closing Date will be, Solvent. No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Loan Party.

SECTION 3.18 Licenses; Permits.

Each Loan Party has obtained all permits, licenses and other authorizations which are required with respect to the ownership and operations of its business except where the failure to obtain such permits, licenses or other authorizations, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Each Loan Party is in material compliance with all terms and conditions of all such permits, licenses, orders and authorizations, and is also in compliance with all Applicable Law, except where the failure to comply with such terms, conditions or Applicable Law, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

ARTICLE IV

Conditions

SECTION 4.01 Closing Date.

The obligation of the Lenders to make each Loan and of the Issuing Bank to issue each Letter of Credit, including the initial Loans and the initial Letters of Credit, if any, on the Closing Date, is subject to the following conditions precedent:

(a) The Agents (or their counsel) shall have received from each party either (i) a counterpart of this Agreement and all other Loan Documents signed on behalf of such party or (ii) written evidence satisfactory to the Agents (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and all other Loan Documents.

(b) The Agents shall have received a favorable written opinion (addressed to each Agent and the Lenders and dated the Closing Date) of counsel for the Loan Parties covering such matters relating to the Loan Parties, the Loan Documents or the transactions contemplated thereby as the Required Lenders shall reasonably request. The Loan Parties hereby request such counsel to deliver such opinions.

(c) The Agents shall have received Charter Documents and such other documents and certificates as the Agents or their counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the transactions contemplated by the Loan Documents and any other legal matters relating to the Loan Parties, the Loan Documents or the transactions contemplated thereby, all in form and substance satisfactory to the Agents and their counsel.

(d) After giving effect to (i) the first funding under the Loans, (ii) any charges to the Loan Account made in connection with the establishment of the credit facility contemplated hereby and (iii) all Letters of Credit to be issued at, or immediately subsequent to, such establishment, Excess Availability shall be not less than $7,000,000.00. The Administrative Agent shall have received a Borrowing Base Certificate dated as of the Closing Date, executed by a Financial Officer of the Lead Borrower.

(e) The Agents shall have received a certificate, reasonably satisfactory in form and substance to the Agents, (i) with respect to the Solvency of the Loan Parties as of the Closing Date and (ii) certifying that, as of the Closing Date, the representations and warranties made by the Loan Parties in the Loan Documents and otherwise are true and complete and that no Default or Event of Default exists, and (iii) attaching copies of each of the Merger Agreement and the Lim Option Agreement and certifying that such copies are true, accurate and complete.

(f) The Agents shall have received the Security Documents, and certificates evidencing any certificated securities being pledged thereunder, together with undated stock powers executed in blank, each duly executed by the applicable Loan Parties.

(g) All necessary consents and approvals to the transactions contemplated hereby shall have been obtained and shall be reasonably satisfactory to the Agents other than those which, individually or in the aggregate, would not and would not reasonably be expected to have, a Material Adverse Effect.

(h) The Agents shall have received (a) appraisals by a third party appraiser acceptable to the Agents of all Inventory and Equipment of the Loan Parties, the results of which are reasonably satisfactory to the Agents, and (b) a written report regarding the results of a commercial finance examination of the Loan Parties, which shall be reasonably satisfactory to the Agents.

(i) The Agents shall be reasonably satisfied that any financial statements delivered to them fairly present in all material respects the business and financial condition of the Loan Parties and that there has been no Material Adverse Effect since the date of the most recent financial information delivered to the Agents.

(j) The Administrative Agent shall have received and be satisfied with detailed financial projections and business assumptions for the Lead Borrower and its Subsidiaries for the twelve month period following the Closing Date, including, in each case, a Consolidated income statement, balance sheet, statement of cash flow and borrowing base availability analysis.

(k) Except as disclosed on Schedule 6.01, there shall not be any other Material Indebtedness of the Loan Parties outstanding immediately after the Closing Date other than SOF Investments Loan and the Obligations.

(1) Except as disclosed on Schedule 3.06, there shall not be pending any litigation or other proceeding, the result of which could reasonably be expected to have a Material Adverse Effect.

(m) After giving effect to the consummation of the transactions contemplated under this Agreement and the other Loan Documents on the Closing Date (including any Loans made or Letters of Credit issued hereunder), no Default or Event of Default shall exist.

(n) The Agents shall have received results of searches or other evidence reasonably satisfactory to the Agents (in each case dated as of a date reasonably satisfactory to the Agents) indicating the absence of Liens on the assets of the Loan Parties, except for Permitted Encumbrances and Liens for which termination statements and releases or subordination agreements are being tendered on the Closing Date.

(o) The Agents shall have received all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Agents to be filed, registered, published or recorded to create or perfect the first priority Liens intended to be created under the Loan Documents and all such documents and instruments shall have been so filed, registered, published or recorded to the satisfaction of the Agents.

(p) The Agent shall have received the DDA Notifications, the Blocked Account Agreements and the Credit Card Agreements required to be delivered hereunder on or before the Closing Date.

(q) The Agents shall have received a payoff letter from the existing lender to the Borrowers, as well as a tender of releases and discharges of all collateral security for the existing financing arrangement, each in form and substance satisfactory to the Agents. Such Indebtedness shall be repaid contemporaneously with the making of the first Loan hereunder.

(r) The Agents shall have received, and be satisfied with, evidence of the Loan Parties’ insurance, together with such endorsements as are required by the Loan Documents.

(s) All fees due at or immediately after the Closing Date and all Credit Party Expenses incurred by in connection with the establishment of the credit facility contemplated hereby (including the reasonable fees and expenses of counsel to the Agents), shall have been paid in full.

(t) The consummation of the transactions contemplated hereby shall not (i) violate in any material respect any Applicable Law or any Charter Document or (ii) conflict with, or result in a default or event of default under, any Material Agreement of any Loan Party. No event shall exist which is, or solely with the passage of time, the giving of notice or both, would be a default under any Material Agreement of any Loan Party.

(u) All necessary consents and approvals to the transactions contemplated hereby shall have been obtained and shall be satisfactory to the Administrative Agent.

(v) The Agents and SOF Investments shall have entered into an intercreditor agreement on terms and conditions reasonably satisfactory to the Agents with SOF Investments.

(w) The Administrative Agent shall have confirmed that (x) SOF Investments shall have executed and delivered to the Borrowers a waiver letter with respect to any Events of Default which may exist under the SOF Investments Loan as of the Closing Date, in form and substance acceptable to the Administrative Agent in its reasonable discretion, and (y) SOF Investments shall have increased the outstanding principal balance of the SOF Investments Loan to $51,000,000.00.

(x) There shall have been delivered to the Agents such additional instruments and documents as the Agents or counsel to the Agents reasonably may require or request.

The Administrative Agent shall notify the Borrowers and the Lenders of the Closing Date, and such notice shall be conclusive and binding on the Loan Parties. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless all of the foregoing conditions are satisfied (or waived as provided in SECTION 9.02 hereof) at or prior to 12:00 noon, Boston time, on July 2, 2007 (and, in the event such conditions are not so satisfied or waived, this Agreement shall terminate at such time).

SECTION 4.02 Conditions Precedent to Each Revolving Credit Loan and Each Letter of Credit.

In addition to those conditions described in SECTION 4.01, the obligation of the Revolving Credit Lenders to make each Revolving Credit Loan and of the Issuing Bank to issue each Letter of Credit, is subject to the following conditions precedent:

(a) The Administrative Agent shall have received a notice with respect to such Borrowing or issuance, as the case may be, as required by ARTICLE II.

(b) All representations and warranties contained in this Agreement and the other Loan Documents or otherwise made in writing in connection herewith or therewith shall be true and correct in all material respects on and as of the date of each Borrowing or the issuance of each Letter of Credit hereunder with the same effect as if made on and as of such date, other than representations and warranties that relate solely to an earlier date.

(c) On the date of each Borrowing hereunder and the issuance of each Letter of Credit and after giving effect thereto, the Loan Parties shall be in compliance with all of the terms and provisions set forth herein and in the other Loan Documents to be observed or performed and no Default or Event of Default shall have occurred and be continuing.

(d) The Administrative Agent shall have received timely delivery of the most recently required Borrowing Base Certificate, with each such Borrowing Base Certificate including schedules as required by the Administrative Agent.

The request by the Lead Borrower for, and the acceptance by the Borrowers of, each extension of credit hereunder shall be deemed to be a representation and warranty by the Loan Parties that the conditions specified in this SECTION 4.02 have been satisfied at that time and that after giving effect to such extension of credit the Borrowers shall continue to be in compliance with the Borrowing Base. The conditions set forth in this SECTION 4.02 are for the sole benefit of the Administrative Agent and each other Credit Party and may be waived by the Administrative Agent, in whole or in part, without prejudice to the Administrative Agent or any other Credit Party.

ARTICLE V

Affirmative Covenants

Until (i) the Commitments shall have expired or been terminated, (ii) the principal of and interest on each Loan and all fees and other Obligations shall have been paid in full, (iii) all Letters of Credit shall have expired or terminated or been cash collateralized or backstopped by a letter of credit reasonably acceptable to the Administrative Agent and the Issuing Bank to the extent provided herein, and (iv) all Letter of Credit Disbursements shall have been reimbursed, each Loan Party covenants and agrees with the Credit Parties that:

SECTION 5.01 Financial Statements and Other Information.

The Lead Borrower will furnish to the Administrative Agent:

(a) Within one hundred twenty (120) days after the end of each Fiscal Year of the Lead Borrower, the Consolidated balance sheet and related statements of operations, and Consolidated statements of stockholders’ equity and cash flows as of the end of and for such year for the Lead Borrower and its Subsidiaries, setting forth in each case in comparative form the Consolidated figures for the previous Fiscal Year, all audited and reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without a qualification or exception as to the scope of such audit) to the effect that such Consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Lead Borrower and its Subsidiaries on a Consolidated basis in accordance with GAAP consistently applied;

(b) Within thirty (30) days after the end of each Fiscal Month of the Lead Borrower, the Consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows of the Lead Borrower and its Subsidiaries, as of the end of and for such Fiscal Month and the elapsed portion of the Fiscal Year, setting forth in each case in comparative form the Consolidated figures for the previous Fiscal Year and the figures as set forth in the projections delivered pursuant to SECTION 5.01(d), all certified by one of the Lead Borrower’s Financial Officers as presenting in all material respects the financial condition and results of operations of the Lead Borrower and its Subsidiaries on a Consolidated basis in accordance with GAAP consistently applied, subject to normal year end audit adjustments and the absence of footnotes;

(c) Concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Lead Borrower in the form of Exhibit K hereto (a “Compliance Certificate”) (i) certifying as to whether a Default or Event of Default has occurred and, if a Default or Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations with respect to the Excess Availability and Consolidated EBITDA for such period, and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the Lead Borrower’s most recent audited financial statements and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such Compliance Certificate;

(d) Within sixty (60) days before the commencement of each Fiscal Year of the Lead Borrower, a detailed, Consolidated budget by month for such Fiscal Year and shall include a projected Consolidated income statement, balance sheet, and statement of cash flow, by month, and promptly when available, any significant revisions to such budget;

(e) By 2:00 p.m., Boston time, on each Business Day, a certificate in the form of Exhibit L (a “Borrowing Base Certificate”) showing the Borrowing Base and Availability as of the close of business on the immediately preceding Business Day, each Borrowing Base Certificate to be certified as complete and correct in all material respects on behalf of the Lead Borrower by a Financial Officer of the Lead Borrower;

(f) On Wednesday of each week (or, if Wednesday is not a Business Day, on the next succeeding Business Day), a sales audit report, an inventory stock ledger report, an accounts receivable aging report, an accounts payable aging report and an inventory aging report (each in such form as may be specified from time to time by the Administrative Agent) as of the close of business on the immediately preceding Friday, and such other documentation supporting the weekly roll forward of the Borrowing Base as the Administrative Agent may require;

(g) Promptly upon receipt thereof, copies of all reports submitted to any Loan Party by independent certified public accountants in connection with each annual, interim or special audit of the books of the Loan Parties or any of their Subsidiaries made by such accountants, including any management letter commenting on the Loan Parties’ internal controls submitted by such accountants to management in connection with their annual audit;

(h) A detailed summary of the Net Proceeds received from any Prepayment Event within three (3) Business Days after receipt of such proceeds, including, without limitation, to the extent applicable, the manner of allocation of the Net Proceeds among the assets and properties of the Borrowers which are the subject of the Prepayment Event;

(i) Notice of any intended sale or other disposition of material assets of any Loan Party permitted hereunder or incurrence of any Indebtedness in favor of any non-Affiliated Person permitted hereunder at least ten (10) Business Days prior to the date of consummation such sale or disposition or incurrence of such Indebtedness; and

(j) Promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any Loan Party, or compliance with the terms of any Loan Document, as the Agents or any Lender may reasonably request.

SECTION 5.02 Notices of Material Events.

The Lead Borrower will furnish to the Administrative Agent prompt written notice of the occurrence of any of the following:

(a) A Default or Event of Default known to any Loan Party, specifying the nature and extent thereof and the action (if any) which is proposed to be taken with respect thereto;

(b) The filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Loan Party or any Affiliate thereof that, if adversely determined, would reasonably be expected to result in a Material Adverse Effect;

(c) An ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;

(d) Any development that results in, or would reasonably be expected to result in, a Material Adverse Effect;

(e) Any change in any Loan Party’s chief executive officer or chief financial officer;

(f) The discharge by any Loan Party of its present independent accountants or any withdrawal or resignation by such independent accountants;

(g) Any collective bargaining agreement or other labor contract to which a Loan Party becomes a party, or the application for the certification of a collective bargaining agent;

(h) The filing of any Lien for unpaid Taxes against any Loan Party known to any Loan Party; and

(i) Any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any interest in a material portion of the Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Lead Borrower setting forth the details of the event or development requiring such notice and, if applicable, any action taken or proposed to be taken with respect thereto.

SECTION 5.03 Information Regarding Collateral.

The Lead Borrower will furnish to the Agents prompt written notice of any change in: (a) any Loan Party’s name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties; (b) the location of any Loan Party’s chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility) or location from which Accounts are invoiced or paid; (c) any Loan Party’s organizational structure or jurisdiction of incorporation or formation; or (d) any Loan Party’s Federal Taxpayer Identification Number or organizational identification number assigned to it by its state of organization. The Loan Parties agree not to effect or permit any change referred to in the preceding sentence unless all filings, publications and registrations, have been made under the Uniform Commercial Code or other Applicable Law that are required in order for the Agents to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Collateral for its own benefit and the benefit of the other Credit Parties.

SECTION 5.04 Existence: Conduct of Business.

Each Loan Party will, and will cause each of its Subsidiaries to, except as expressly set forth in the Merger Agreement, do all things necessary to comply with its Charter Documents, and to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business; provided, however, that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under SECTION 6.03.

SECTION 5.05 Payment of Obligations.

Each Loan Party will, and will cause its Subsidiaries to, pay its Indebtedness and other obligations, including Tax liabilities, and claims for labor, materials, or supplies, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Loan Party or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and no Lien is securing such obligation, and (d) the failure to make payment could not reasonably be expected to result in a Material Adverse Effect. Without limitation of the foregoing, each Loan Party will pay all obligations when due and owing to any third party warehousemen storing any of the Inventory of any Loan Party.

SECTION 5.06 Maintenance of Properties.

Each Loan Party will, and will cause its Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted and with the exception of store closings and asset dispositions permitted hereunder.

SECTION 5.07 Insurance.

(a) Each Loan Party shall (i) maintain insurance with financially sound and reputable insurers reasonably acceptable to the Agents (or, to the extent consistent with prudent business practice, a program of self-insurance approved by the Agents, such approval not to be unreasonably withheld) on such of its property and in at least such amounts and against at least such risks as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death occurring upon, in or about or in connection with the use of any properties owned, occupied or controlled by it (including the insurance required pursuant to the Security Documents); (ii) maintain such other insurance as may be required by law; and (iii) furnish to the Agents, upon written request, full information as to the insurance carried.

(b) Fire and extended coverage policies maintained with respect to any Collateral shall be endorsed or otherwise amended to include (i) a non-contributing mortgage clause (regarding improvements to real property) and lenders’ loss payable clause (regarding personal property), in form and substance reasonably satisfactory to the Agents, which endorsements or amendments shall provide that the insurer shall pay all proceeds otherwise payable to the Loan Parties under the policies directly to the Collateral Agent and that the insurance, to the extent of the Collateral Agent’s interest therein, shall not be impaired or invalidated, in whole or in part, by reason of any act or neglect of any Loan Party or by the failure of any Loan Party to comply with any warranty or condition of the policy, (ii) a provision to the effect that none of the Loan Parties, Credit Parties or any other Person shall be a co-insurer, and (iii) such other provisions as the Agents may reasonably require from time to time to protect the interests of the Credit Parties. Commercial general liability policies shall be endorsed to name the Collateral Agent as an additional insured. Business interruption policies shall name the Collateral Agent as a loss payee and shall be endorsed or amended to include (i) a provision that, from and after the Closing Date, the insurer shall pay all proceeds otherwise payable to the Loan Parties under the policies directly to the Collateral Agent, (ii) a provision to the effect that none of the Loan Parties, the Administrative Agent, the Collateral Agent or any other party shall be a co-insurer and (iii) such other provisions as the Agents may reasonably require from time to time to protect the interests of the Credit Parties. Each such policy referred to in this SECTION 5.07(b) shall also provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium except upon not less than ten (10) days’ prior written notice thereof by the insurer to the Collateral Agent (giving the Collateral Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason except upon not less than thirty (30) days’ prior written notice thereof by the insurer to the Collateral Agent. The Lead Borrower shall deliver to the Collateral Agent, prior to the cancellation, modification or non-renewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Collateral Agent, including an insurance binder) together with evidence satisfactory to the Collateral Agent of payment of the premium therefor.

SECTION 5.08 Books and Records; Inspection and Audit Rights; Appraisals; Accountants.

(a) Each Loan Party will, and will cause each of its Subsidiaries to, keep proper books of record and account (or, in the case of Subsidiaries located in jurisdictions outside of the United States, in accordance with accepted accounting standards and legal requirements of the applicable jurisdiction) and in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities and report such results in accordance with GAAP. Each Loan Party will, and will cause each of its Subsidiaries to, permit any representatives designated by any Agent, upon reasonable prior notice, to visit and inspect its properties, to discuss its affairs, finances and condition with its officers and independent accountants and to examine and make extracts from its books and records, all at such reasonable times and as often as reasonably requested.

(b) Each Loan Party will, and will cause its Subsidiaries to, from time to time upon the request of any Agent, permit any Agent or professionals (including consultants, accountants, lawyers and appraisers) retained by the Agents to conduct appraisals, commercial finance examinations and other evaluations, including, without limitation, of (i) the Borrowers’ practices in the computation of the Borrowing Base and (ii) the assets included in the Borrowing Base and related financial information such as, but not limited to, sales, gross margins, payables, accruals and reserves. The Loan Parties shall pay the fees and expenses of the Agents or such professionals with respect to such evaluations and appraisals; provided that the Loan Parties shall be responsible only for the costs and expenses of two (2) appraisals of Inventory, one (1) appraisal of Equipment (plus an appraisal of Equipment to commence approximately 60 days after the Closing Date), and two (2) commercial finance examinations in any twelve month period following the Closing Date, unless an Event of Default shall have occurred and be continuing (in which case the Agents may undertake such additional appraisals and commercial finance examinations as it deems appropriate). Notwithstanding the foregoing limitations on the Loan Parties’ obligation to pay the expenses for appraisals and commercial finance examinations prior to the occurrence of an Event of Default, any Agent may undertake such additional appraisals and commercials finance examinations prior to the occurrence of an Event of Default as it, in its reasonable discretion, deems necessary, at the expense of the Lenders.

(c) The Loan Parties shall at all times retain independent certified public accountants who are reasonably satisfactory to the Agents and shall instruct such accountants to cooperate with, and be available to, the Agents or their representatives to discuss the Loan Parties’ financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such accountants, as may be raised by the Agents.

SECTION 5.09 Physical Inventories.

(a) The Loan Parties, at their own expense, shall cause not less than two (2) physical inventories to be undertaken in each twelve (12) month period thereafter, conducted by such inventory takers as are satisfactory to the Agents and following such methodology as is consistent with the methodology used in the immediately preceding inventory or as otherwise may be satisfactory to the Agents. The Agents, at the expense of the Loan Parties, may participate in and/or observe each scheduled physical count of Inventory which is undertaken on behalf of any Loan Party. The Borrowers, within ten (10) Business Days following the completion of such inventory, shall provide the Agents with a reconciliation of the results of such inventory (as well as of any other physical inventory undertaken by a Loan Party) and shall post such results to the Loan Parties’ stock ledgers and general ledgers, as applicable.

(b) The Agents, in their discretion, if any Default or Event of Default exists, may cause such inventories to be taken as the Agents determine (each, at the expense of the Loan Parties).

SECTION 5.10 Compliance with Laws.

Each Loan Party will comply with all Applicable Laws and the orders of any Governmental Authority except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Each Loan Party shall: (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws other than such noncompliance as could not reasonably be expected to have a Material Adverse Effect; (b) implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to maintain the value and marketability of the Real Estate or to otherwise comply with Environmental Laws pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, except to the extent that non compliance with any of the foregoing could not reasonably be expected to have a Material Adverse Effect; (c) notify the Administrative Agent promptly after such Person becomes aware of any violation of Environmental Laws or any Release on, at, in, under, above, to, from or about any Real Estate that is reasonably likely to result in Environmental Liabilities; and (d) promptly forward to Administrative Agent a copy of any order, notice, request for information or any communication or report received by such Person in connection with any such violation or Release or any other matter relating to any Environmental Laws that could reasonably be expected to result in Environmental Liabilities, in each case whether or not any Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter.

SECTION 5.11 Use of Proceeds and Letters of Credit.

The proceeds of Loans made hereunder and of Letters of Credit issued hereunder will be used only (a) to refinance existing Indebtedness, (b) to finance the acquisition of working capital assets of the Borrowers, including the purchase of inventory and equipment, in each case in the ordinary course of business, (c) to finance Capital Expenditures of the Borrowers, (d) to finance Permitted Acquisitions, and (d) for general corporate purposes, including the repayment of Indebtedness, the making of Permitted Dividends, and the making of Investments, all to the extent permitted in this Agreement. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Board, including Regulations U and X.

SECTION 5.12 Additional Subsidiaries.

(a) If any Loan Party shall form or acquire a Subsidiary after the Closing Date, the Lead Borrower will notify the Agents thereof and (a) if such Subsidiary is not a Foreign Subsidiary, the Lead Borrower will cause such Subsidiary to become a Loan Party hereunder and under each applicable Security Document in the manner provided therein within ten (10) Business Days after such Subsidiary is formed or acquired and promptly take such actions to create and perfect Liens on such Subsidiary’s assets to secure the Obligations as the Administrative Agent or the Required Lenders shall request and (b) if any shares of Capital Stock or Indebtedness of such Subsidiary are owned by or on behalf of any Loan Party, the Lead Borrower will cause such shares and promissory notes evidencing such Indebtedness to be pledged to secure the Obligations within ten (10) Business Days after such Subsidiary is formed or acquired (except that, if such Subsidiary is a Foreign Subsidiary, shares of Capital Stock of such Subsidiary to be pledged may be limited to 65% of the outstanding shares of Capital Stock of such Subsidiary).

SECTION 5.13 Further Assurances.

(a) Each Loan Party will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any Applicable Law, or which any Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. The Loan Parties also agree to provide to the Agents, from time to time upon request, evidence reasonably satisfactory to the Agents as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

(b) If any assets are acquired by any Loan Party after the Closing Date (other than assets constituting Collateral under the Security Documents that become subject to the Lien of the Security Documents upon acquisition thereof), the Lead Borrower will notify the Administrative Agent thereof, and the Loan Parties will cause such assets to be subjected to a Lien securing the Obligations and will take such actions as shall be necessary or shall be requested by any Agent to grant and perfect such Liens, including actions described in paragraph (a) of this SECTION 5.13, all at the expense of the Loan Parties.

(c) Upon the request of the Collateral Agent, each Loan Party shall cause each of its customs brokers to deliver an agreement (including, without limitation, a Customs Broker Agreement) to the Collateral Agent, covering such matters and in such form as the Collateral Agent may reasonably require.

ARTICLE VI

Negative Covenants

Until (i) the Commitments shall have expired or been terminated, (ii) the principal of and interest on each Loan and all fees and other Obligations shall have been paid in full, (iii) all Letters of Credit shall have expired or terminated or been cash collateralized or backstopped by a letter of credit reasonably acceptable to the Administrative Agent and the Issuing Bank to the extent provided herein, and (iv) all Letter of Credit Disbursements shall have been reimbursed, each Loan Party covenants and agrees with the Credit Parties that:

SECTION 6.01 Indebtedness and Other Obligations.

No Loan Party will, or will permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except Permitted Indebtedness.

SECTION 6.02 Liens.

No Loan Party will, or will permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including Accounts) or rights in respect of any thereof, except Permitted Encumbrances.

SECTION 6.03 Fundamental Changes

(a) No Loan Party will, or will permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing or would arise therefrom, (i) any Subsidiary may merge into a Borrower in a transaction in which a Borrower is the surviving corporation, (ii) any Subsidiary that is not a Borrower may merge into any Subsidiary that is not a Borrower, and (iii) Permitted Acquisitions and asset dispositions permitted pursuant to SECTION 6.05 hereof may be consummated in the form of a merger, as long as, in the event of a Permitted Acquisition, a Loan Party is the surviving Person, provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by SECTION 6.04, and (iv) the SPAC Transaction may be consummated in accordance with the terms of the Merger Agreement and applicable law, provided that in connection therewith the Loan Parties, the Merger Subsidiary and Endeavor shall execute and deliver to the Administrative Agent such documents, instruments and agreements as may be reasonably required by the Administrative Agent, including, without limitation, an assumption/joinder agreement by the Merger Subsidiary, and a guaranty by Endeavor of the Obligations of the Borrowers, to be secured by a pledge agreement by Endeavor pledging to the Collateral Agent for the benefit of the Lenders, its ownership of the Capital Stock of each of the Loan Parties, provided further, that any such assumption/joinder, guaranty or pledge agreement shall become effective immediately following the effectiveness of the merger between Lead Borrower and Merger Subsidiary.

(b) No Loan Party will, or will permit any Subsidiary to, engage, to any material extent, in any business other than businesses of the type conducted by such Loan Party on the date of execution of this Agreement and businesses reasonably related thereto, or reasonably related to the manufacture or retailing of apparel and related products.

SECTION 6.04 Investments, Loans, Advances, Guarantees and Acquisitions.

No Loan Party will, or will permit any Subsidiary to, make or permit to exist any Investment, except Permitted Investments and any transfer of the Capital Stock of LLC to the Borrower as expressly set forth in the Merger Agreement.

SECTION 6.05 Asset Sales.

No Loan Party will, or will permit any Subsidiary to, sell, transfer, lease or otherwise dispose of any asset, including any Capital Stock, except (i) sales of inventory in the ordinary course of business, (ii) Permitted Dispositions, (iii) Permitted Dividends, and (iv) the transfer of Capital Stock owned by the Loan Parties as expressly set forth in the Merger Agreement.

SECTION 6.06 Equity Issuances.

No Loan Party will, or will permit any Subsidiary to, (i) issue any preferred stock or other Capital Stock (except for preferred stock (x) all dividends in respect of which are to be paid (and all other payments in respect of which are to be made) in additional shares of such preferred stock, in lieu of cash until all Obligations are paid in full and all Commitments terminated, (y) that is not subject to redemption other than redemption at the option of the Loan Party issuing such preferred stock and (z) all payments in respect of which are expressly subordinated to the Obligations), (ii) except as permitted above, be or become liable in respect of any obligation (contingent or otherwise) to purchase, redeem, retire, acquire or make any other payment in respect of (x) any shares of Capital Stock of any Loan Party or (y) any option, warrant or other right to acquire any such shares of Capital Stock of any Loan Party, or (iii) issue any additional shares of its Capital Stock (other than Capital Stock by the Borrower); provided that nothing in this SECTION 6.06 shall prohibit the issuance of options or stock awards to employees of the Merger Subsidiary pursuant to the Merger Agreement and expressly set forth therein.

SECTION 6.07 Restricted Payments; Certain Payments of Indebtedness.

(a) No Loan Party will, or will permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment other than Permitted Dividends, without the prior consent of the Administrative Agent and the Required Lenders.

(b) No Loan Party will make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:

(i) as long as no Event of Default then exists or would arise therefrom, mandatory payments and prepayments of interest and principal as and when due in respect of any Permitted Indebtedness, excluding any Subordinated Indebtedness, and excluding the SOF Investments Loan;

(ii) mandatory payments of regularly scheduled principal, interest and fees as and when due in respect of the SOF Investments Loan;

(iii) payments on account of Subordinated Indebtedness to the extent permitted under any subordination agreement or provisions governing such Indebtedness, provided that interest payments may only be made if no Event of Default is then occurring, and principal payments may only be made if the Payment Conditions are satisfied; and

(iv) refinancings of Indebtedness to the extent permitted under this Agreement.

SECTION 6.08 Transactions with Affiliates.

No Loan Party will, or will permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except, (a) transactions in the ordinary course of business that are at prices and on terms and conditions not less favorable to such Loan Party than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Borrowers not involving any other Affiliate, (c) any Loan Party’s transfer of property to an Affiliate for a cash sales price, or extensions of credit in the ordinary course of business not less than the Loan Party’s cost of such property, (d) Permitted Dividends, (e) Permitted Investments, (f) Permitted Dispositions, (g) transactions consisting of non-material property or assets, (h) the transfers and transactions expressly set forth in the Merger Agreement and Lim Option Agreement, provided that such transfers and transactions are only completed in connection with the consummation of the merger or the transactions related thereto as expressly set forth in the Merger Agreement, and (i) payments made pursuant to the lease for the that certain facility located at 1020 E. 59th Street, Los Angeles, California 90001.

SECTION 6.09 Restrictive Agreements.

No Loan Party will, or will permit any Subsidiary to, directly or indirectly enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of such Loan Party to create, incur or permit to exist any Lien upon any of its property or assets or (b) the ability of any Subsidiary thereof to pay dividends or other distributions with respect to any shares of its Capital Stock to such Loan Party or to make or repay loans or advances to a Loan Party or any other Subsidiary of a Loan Party or to guarantee Indebtedness of the Loan Parties or any other Subsidiary of the Loan Parties, provided that (i) the foregoing shall not apply to restrictions and conditions imposed by Applicable Law or by any Loan Document, (ii) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, and (iii) clause (a) of the foregoing shall not apply to customary provisions in leases restricting the assignment or subleasing thereof, and (iv) clause (a) of the foregoing shall not apply to provisions in the Merger Agreement restricting the ability of the Borrower and LLC to incur or permit to exist Liens on their respective properties or assets. Notwithstanding anything in this SECTION 6.09 to the contrary, the prohibitions, restrictions and impositions of conditions expressly set forth in the Merger Agreement and Lim Option Agreement, provided that such the prohibitions, restrictions and impositions of conditions are in connection with the consummation of the merger or the transactions related thereto as expressly set forth in the Merger Agreement, shall not be prohibited by this SECTION 6.09; provided that such prohibitions, restrictions and impositions of conditions would not result in a Material Adverse Effect.

SECTION 6.10 Amendment of Material Documents.

No Loan Party will, or will permit any Subsidiary to, amend, modify or waive any of its rights under (a) its Charter Documents or (b) any Material Agreement, or (c) any Material

Indebtedness, in each case to the extent that such amendment, modification or waiver would reasonably likely have a Material Adverse Effect.

SECTION 6.11 Financial Performance Covenants.

Each Loan Party will at all times observe and comply with those financial performance covenants set forth on EXHIBIT M, annexed hereto. The Administrative Agent may determine the Loan Parties’ compliance with such covenants based upon financial reports and statements provided by the Loan Parties to the Administrative Agent (whether or not such financial reports and statements are required to be furnished pursuant to this Agreement) as well as by reference to interim financial information provided to, or developed by, the Administrative Agent.

SECTION 6.12 Fiscal Year.

No Loan Party will, or will permit any Subsidiary to, change its Fiscal Year.

SECTION 6.13 ERISA.

No Loan Party shall, or shall cause or permit any of its Subsidiaries or its ERISA Affiliates to:

(a) cause or permit to occur an event that could reasonably be expected to result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA; or

(b) cause or permit to occur an ERISA Event to the extent such ERISA Event could reasonably be expected to result in taxes, penalties and other liability and could reasonably be expected to result in a Material Adverse Effect; or

(c) engage in any transaction in connection with which a Loan Party or any ERISA Affiliate could be reasonably expected to be subject to either a civil penalty assessed pursuant to the provisions of Section 502(i) of ERISA or a tax imposed under the provisions of Section 4975 of the IRC which, in each case, could reasonably be expected to result in a Material Adverse Effect; or

(d) adopt an amendment to any Pension Plan requiring the provision of security under Section 307 of ERISA or Section 401(a)(29) of the IRC which could reasonably be expected to result in a Material Adverse Effect; or

(e) terminate any Pension Plan under Section 4041(c) of ERISA without the prior consent of Administrative Agent which could reasonably be expected to result in a Material Adverse Effect; or

(f) fail in any material respect to make payment when due (including permissible extensions) of all amounts which, under the provisions of any Plan, it is required to pay as contributions thereto or as premiums to the PBGC, or, with respect to any Pension Plan, permit to exist any material “accumulated funding deficiency” (within the meaning of Section

302 of ERISA and Section 412 of the IRC) which could reasonably be expected to result in a Material Adverse Effect; or

(g) enter into a new agreement or agreements that would (i) obligate a Loan Party or any ERISA Affiliate to make contributions to a Multiemployer Plan subject to subtitle (e) of Title TV of ERISA which could reasonably be expected to result in a Material Adverse Effect, (ii) to create, extend or increase an obligation to provide health or medical benefits for retirees of a Loan Party or an ERISA Affiliate that would increase the accumulated post retirement benefit obligation and could reasonably be expected to result in a Material Adverse Effect.

SECTION 6.14 Environmental Laws.

The Loan Parties shall not, and shall not permit any Subsidiary to, (a) fail to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, or (b) become subject to any Environmental Liability, in each case which is reasonably likely to have a Material Adverse Effect.

SECTION 6.15 Additional Subsidiaries.

The Loan Parties will not, and will not permit any Subsidiary to, create any additional Subsidiary, unless such Subsidiary is a Loan Party or if the Investment with respect thereto is permitted pursuant to SECTION 6.04 hereof.

ARTICLE VII

Events of Default

SECTION 7.01 Events of Default.

If any of the following events (“Events of Default”) shall occur:

(a) Any Loan Party shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any Letter of Credit Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) Any Loan Party shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in SECTION 7.01(a)) payable under this Agreement or any other Loan Document;

(c) Any representation or warranty made by or on behalf of any Loan Party in, or in connection with, any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made;

(d) Any Loan Party shall fail to observe or perform when due any covenant, condition or agreement contained in (i) ARTICLE VI (other than SECTIONS 6.01 and 6.02), or (ii) SECTION 5.01(e) (after a one (1) Business Day grace period), or (iii) in any of SECTION 2.16, SECTION 5.02(a), SECTION 5.07, SECTION 5.08 or SECTION 6.01 (provided that, if (A) any such Default described in this clause (iii) is of a type that can be cured within 5 Business Days and (B) such Default could not materially adversely impact the Lenders’ Liens on the Collateral, such default shall not constitute an Event of Default for 5 Business Days after the occurrence of such Default so long as the Loan Parties are diligently pursuing the cure of such Default);

(e)(i) Any Loan Party shall fail to observe or perform when due any covenant, condition or agreement contained in any Loan Document (other than those specified in SECTION 7.01(a), SECTION 7.01(b), SECTION 7.01(c), or SECTION 7.01(d)), and such failure shall continue unremedied for a period of fifteen (15) days after notice thereof from the Administrative Agent to the Lead Borrower, or (ii) Any Loan Party shall fail to observe or perform when due any covenant, condition or agreement contained in SECTION 6.02, and such failure shall continue unremedied for a period of thirty (30) days after notice thereof from the Administrative Agent to the Lead Borrower;

(f) Any Loan Party shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness when and as the same shall become due and payable (after giving effect to the expiration of any grace or cure period set forth therein) or any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any such Material Indebtedness or any trustee or agent on its or their behalf to cause any such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity;

(g) a Change in Control shall occur;

(h) An involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Loan Party or its debts, or of a substantial part of its assets, under the Bankruptcy Code or any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) Any Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under the Bankruptcy Code or any federal, state, provincial or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in SECTION 7.01(h), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j) Any Loan Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k) Except as permitted under SECTION 6.05 hereof, the determination of the Loan Parties, whether by vote of the Loan Parties’ board of directors or otherwise to: suspend the operation of the Loan Parties’ business in the ordinary course, liquidate all or substantially all of the Loan Parties’ assets or store locations, or employ an agent or other third party to conduct any so-called store closing, store liquidation or “Going-Out-Of-Business” with respect to all or substantially all of the Loan Parties’ assets or store locations;

(1) One or more final and nonappealable judgments for the payment of money in an aggregate amount in excess of $1,000,000 in excess of insurance coverage shall be rendered against any Loan Party or any combination of Loan Parties and the same shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any material assets of any Loan Party to enforce any such judgment;

(m) An ERISA Event shall have occurred that when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect and the same shall remain undischarged for a period of thirty (30) consecutive days during which period any action shall not be legally taken to attach or levy upon any material assets of any Loan Party to enforce any such liability;

(n) Any challenge by or on behalf of any Loan Party to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document’s terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto;

(o) Any challenge by or on behalf of any other Person to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document’s terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto, in each case, as to which a nonappealable order or final and nonappealable judgment has been entered adverse to the Agents and the Lenders;

(p) Any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document except as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents;

(q) The occurrence of any uninsured loss to any material portion of the Collateral;

(r) A material breach by any Borrower or any other party under any of the Material Agreements;

(s) The indictment of, or institution of any legal process or proceeding by any governmental agency against, any Loan Party, under any federal, state, provincial, municipal, and other civil or criminal statute, rule, regulation, order, or other requirement having the force of law where the relief, penalties, or remedies sought or available include the forfeiture of any property of any Loan Party, unless the Administrative Agent, in its reasonable discretion, determines that the indictment is not material;

(t) the imposition of any stay or other order, the effect of which could reasonably be expected to restrain the conduct by the Loan Parties, taken as a whole, of their business in the ordinary course and could reasonably be expected to result in a Material Adverse Effect;

(u) until the consummation of the SPAC Transaction Dov Charney fails to act as chief executive officer of the Borrower; or

(v) After the consummation of the SPAC Transaction any event of default shall occur under the American Apparel Canada Credit Agreement,

then, and in every such event (other than an event with respect to any Loan Party described in SECTION 7.01(h), or SECTION 7.01(i), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Lead Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall irrevocably terminate immediately; (ii) declare the Obligations then outstanding to be due and payable in whole, and thereupon the principal of the Loans and all other Obligations so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Loan Parties accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties; or (iii) require the Loan Parties to furnish cash collateral in an amount equal to 105% of the Letter of Credit Outstandings to be held and applied in accordance with SECTION 2.16 and SECTION 7.03. In case of any event with respect to any Loan Party described in SECTION 7.01(h), or SECTION 7.01(i), the Commitments shall automatically and irrevocably terminate and the principal of the Loans and other Obligations then outstanding, together with accrued interest thereon and all fees and other obligations of the Loan Parties accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties.

SECTION 7.02 Remedies on Default,

In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the maturity of the Obligations shall have been accelerated pursuant hereto, the Agents may (and at the direction of the Required Lenders, shall) proceed to protect and enforce their rights and remedies under this Agreement or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Credit Parties. No remedy herein is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

SECTION 7.03 Application of Proceeds.

After the occurrence of an Event of Default and acceleration of the Obligations, all proceeds realized from any Loan Party or on account of any Collateral or, without limiting the foregoing, on account of any Prepayment Event, shall be applied in the following order:

(a) FIRST, ratably to pay the Obligations in respect of any Credit Party Expenses, indemnities and other amounts then due to the Agents until paid in full;

(b) SECOND, ratably to pay any Credit Party Expenses, indemnities and fees then due to the Lenders until paid in full;

(c) THIRD, ratably to pay interest accrued in respect of the Obligations until paid in full;

(d) FOURTH, to pay principal due in respect of the Swingline Loans to the Borrowers until paid in full;

(e) FIFTH, ratably to pay principal due in respect of the other Loans to the Borrowers until paid in full;

(f) SIXTH, to the Administrative Agent, to be held by the Administrative Agent, for the ratable benefit of the Issuing Bank and the Revolving Credit Lenders as cash collateral in an amount up to 105% of the then extant Stated Amount of Letters of Credit until paid in full;

(g) SEVENTH, to pay outstanding Obligations with respect to Cash Management Services furnished to any Loan Party

(h) EIGHTH, ratably to pay any other Obligations and Other Liabilities of the Borrowers; and

(i) NINTH, to the Lead Borrower or such other Person entitled thereto under Applicable Law.

ARTICLE VIII The Agents

SECTION 8.01 Appointment and Administration by Administrative Agent.

Each Lender and the Issuing Bank hereby irrevocably designate LaSalle Business Credit, LLC, as Agent for LaSalle Bank Midwest National Association, acting through its division, LaSalle Retail Finance, as Administrative Agent under this Agreement and the other Loan Documents. The general administration of the Loan Documents shall be by the Administrative Agent. The Lenders and the Issuing Bank each hereby (a) irrevocably authorizes the Administrative Agent (i) to enter into the Loan Documents to which it is a party, and (ii) at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Loan Documents as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto, and (b) agrees and consents to all of the provisions of the Security Documents. The Administrative Agent shall have no duties or responsibilities except as set forth in this Agreement and the other Loan Documents, nor shall it have any fiduciary relationship with any other Credit Party, and no implied covenants, responsibilities, duties, obligations, or liabilities shall be read into the Loan Documents or otherwise exist against the Administrative Agent.

SECTION 8.02 Appointment of Collateral Agent.

Each Lender and the Issuing Bank hereby irrevocably designate LaSalle Business Credit, LLC, as Agent for LaSalle Bank Midwest National Association, acting through its division, LaSalle Retail Finance, as Collateral Agent under this Agreement and the other Loan Documents. The Lenders and the Issuing Bank each hereby (a) irrevocably authorizes the Collateral Agent (i) to enter into the Loan Documents to which it is a party, and (ii) at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Loan Documents as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto, and (b) agrees and consents to all of the provisions of the Security Documents. All Collateral shall be held or administered by the Collateral Agent (or its duly-appointed agent) for its own benefit and for the ratable benefit of the other Credit Parties. Any proceeds received by the Collateral Agent from the foreclosure, sale, lease or other disposition of any of the Collateral and any other proceeds received pursuant to the terms of the Security Documents or the other Loan Documents shall be paid over to the Administrative Agent for application as provided in this Agreement and the other Loan Documents. The Collateral Agent shall have no duties or responsibilities except as set forth in this Agreement and the other Loan Documents, nor shall it have any fiduciary relationship with any other Credit Party, and no implied covenants, responsibilities, duties, obligations, or liabilities shall be read into the Loan Documents or otherwise exist against the Collateral Agent.

SECTION 8.03 Sharing of Excess Payments

If at any time or times any Credit Party shall receive (i) by payment, foreclosure, setoff, banker’s lien, counterclaim, or otherwise, or any payments with respect to the Obligations owing to such Credit Party arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Credit Party from the Administrative Agent pursuant to the terms of this Agreement, or (ii) payments from the Administrative Agent in excess of such Credit Party’s ratable portion of all such distributions by the Administrative Agent, such Credit Party shall promptly (1) turn the same over to the Administrative Agent, in kind, and with such endorsements as may be required to negotiate the same to the Administrative Agent, or in same day funds, as applicable, for the account of all of the Credit Parties and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Credit Parties so that such excess payment received shall be applied ratably as among the Credit Parties in accordance with their Commitment Percentages; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

SECTION 8.04 Agreement of Applicable Lenders.

Upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of the Applicable Lenders, action shall be taken by the Administrative Agent, for and on behalf or for the benefit of all Credit Parties upon the direction of the Applicable Lenders, and any such action shall be binding on all Credit Parties. No amendment, modification, consent, or waiver shall be effective except in accordance with the provisions of SECTION 9.02.

SECTION 8.05 Liability of Agents.

(a) The Agents, when acting on behalf of the Credit Parties, may execute any of their respective duties under this Agreement by or through any of its officers, agents and employees, and no Agent nor its respective directors, officers, agents or employees shall be liable to any other Credit Party for any action taken or omitted to be taken in good faith, or be responsible to any other Credit Party for the consequences of any oversight or error of judgment, or for any loss, except to the extent of any liability imposed by law by reason of such Agent’s own gross negligence, bad faith or willful misconduct. No Agent or its respective directors, officers, agents and employees shall in any event be liable to any other Credit Party for any action taken or omitted to be taken by it pursuant to instructions received by it from the Applicable Lenders, or in reliance upon the advice of counsel selected by it. Without limiting the foregoing, no Agent or any of its respective directors, officers, employees, or agents shall be: (i) responsible to any other Credit Party for the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any recital, statement, warranty or representation in, this Agreement, any other Loan Document or any related agreement, document or order; (ii) required to ascertain or to make any inquiry concerning the performance or observance by any Loan Party of any of the terms, conditions, covenants, or agreements of this Agreement or any of the Loan Documents; (iii) responsible to any other Credit Party for the state or condition of any properties of the Loan Parties or any other obligor hereunder constituting Collateral for the Obligations or any information contained in the books or records of the Loan Parties; (iv) responsible to any other Credit Party for the validity, enforceability, collectibility, effectiveness or genuineness of this Agreement or any other Loan Document or any other certificate, document or instrument furnished in connection therewith; or (v) responsible to any other Credit Party for the validity, priority or perfection of any Lien securing or purporting to secure the Obligations or for the value or sufficiency of any of the Collateral.

(b) The Agents may execute any of their duties under this Agreement or any other Loan Document by or through its agents or attorneys-in-fact, and shall be entitled to the advice of counsel concerning all matters pertaining to its rights and duties hereunder or under the other Loan Documents. The Agents shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

(c) None of the Agents nor any of their respective directors, officers, employees, or agents shall have any responsibility to any Loan Party on account of the failure or delay in performance or breach by any other Credit Party (other than by each such Agent in its capacity as a Lender) of any of its respective obligations under this Agreement or any of the other Loan Documents or in connection herewith or therewith.

(d) The Agents shall be entitled to rely, and shall be fully protected in relying, upon any notice, consent, certificate, affidavit, or other document or writing believed by them to be genuine and correct and to have been signed, sent or made by the proper person or persons, and upon the advice and statements of legal counsel (including, without, limitation, counsel to the Loan Parties), independent accountants and other experts selected by any Loan Party or any Credit Party. The Agents shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless they shall first receive such advice or concurrence of the Applicable Lenders as it deems appropriate or they shall first be indemnified to its satisfaction by the other Credit Parties against any and all liability and expense which may be incurred by them by reason of the taking or failing to take any such action.

SECTION 8.06 Notice of Default.

No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless such Agent has actual knowledge of the same or has received notice from a Credit Party or Loan Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that an Agent obtains such actual knowledge or receives such a notice, such Agent shall give prompt notice thereof to each of the other Credit Parties. Upon the occurrence of an Event of Default, the Administrative Agent shall (subject to the provisions of SECTION 9.02) take such action with respect to such Default or Event of Default as shall be reasonably directed by the Applicable Lenders. Unless and until the Administrative Agent shall have received such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to any such Default or Event of Default as it shall deem advisable in the best interest of the Credit Parties. In no event shall the Administrative Agent be required to comply with any such directions to the extent that the Administrative Agent believes that its compliance with such directions would be unlawful.

SECTION 8.07 Credit Decisions.

Each Credit Party (other than the Agents) acknowledges that it has, independently and without reliance upon the Agents or any other Credit Party, and based on the financial statements prepared by the Loan Parties and such other documents and information as it has deemed appropriate, made its own credit analysis and investigation into the business, assets, operations, property, and financial and other condition of the Loan Parties and has made its own decision to enter into this Agreement and the other Loan Documents. Each Credit Party (other than the Agents) also acknowledges that it will, independently and without reliance upon the Agents or any other Credit Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in determining whether or not conditions precedent to closing any Loan hereunder have been satisfied and in taking or not taking any action under this Agreement and the other Loan Documents.

SECTION 8.08 Reimbursement and Indemnification.

Each Credit Party (other than the Agents) agrees to (i) reimburse the Agents for such Credit Party’s Commitment Percentage of (x) any expenses and fees incurred by any Agent for the benefit of Credit Parties under this Agreement and any of the other Loan Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Credit Parties, and any other expense incurred in connection with the operations or enforcement thereof not reimbursed by the Loan Parties and (y) any expenses of any Agent incurred for the benefit of the Credit Parties that the Loan Parties have agreed to reimburse pursuant to this Agreement or any other Loan Document and have failed to so reimburse and (ii) indemnify and hold harmless each Agent and any of its directors, officers, employees, or agents, on demand, in the amount of such Credit Party’s Commitment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any Credit Party in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by it or any of them under this Agreement or any of the other Loan Documents to the extent not reimbursed by the Loan Parties, including, without limitation, costs of any suit initiated by each Agent against any Credit Party (except such as shall have been determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Agent); provided, however, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Credit Party in its capacity as such. The provisions of this SECTION 8.08 shall survive the repayment of the Obligations and the termination of the Commitments.

SECTION 8.09 Rights of Agents

It is understood and agreed that the Agents shall have the same rights and powers hereunder (including the right to give such instructions) as the other Lenders and may exercise such rights and powers, as well as their rights and powers under other agreements and instruments to which they are or may be party, and engage in other transactions with the Loan Parties, as though they were not the Agents. Each Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of commercial or investment banking, trust, advisory or other business with the Loan Parties and their Affiliates as if it were not an Agent hereunder.

SECTION 8.10 Notice of Transfer.

The Administrative Agent may deem and treat a Lender party to this Agreement as the owner of such Lender’s portion of the Obligations for all purposes, unless and until, and except to the extent, an Assignment and Acceptance shall have become effective as set forth in SECTION 9.04.

SECTION 8.11 Successor Agents.

Any Agent may resign at any time by giving thirty (30) Business Days’ written notice thereof to the other Credit Parties and the Lead Borrower. Upon any such resignation of an Agent, the Required Lenders shall have the right to appoint a successor Agent, which, so long as there is no Event of Default under SECTION 7.01(h), SECTION 7.01(i), SECTION 7.01(j), or SECTION 7.01 (k), shall be reasonably satisfactory to the Lead Borrower (whose consent in any event shall not be unreasonably withheld or delayed). If no successor Agent shall have been so appointed by the Required Lenders and/or none shall have accepted such appointment within thirty (30) days after the retiring Agent’s giving of notice of resignation, the retiring Agent may, on behalf of the other Credit Parties, appoint a successor Agent which shall be a Person capable of complying with all of the duties of such Agent hereunder (in the opinion of the retiring Agent and as certified to the other Credit Parties in writing by such successor Agent) which, so long as there is no Event of Default under SECTION 7.01(h), SECTION 7.01(i), SECTION 7.01(j), or SECTION 7.01(k), shall be reasonably satisfactory to the Lead Borrower (whose consent shall not in any event be unreasonably withheld or delayed). Upon the acceptance of any appointment as Agent by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent’s resignation hereunder as such Agent, the provisions of this ARTICLE VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was such Agent under this Agreement.

SECTION 8.12 Relation Among the Lenders.

The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of any Agent) authorized to act for, any other Lender.

SECTION 8.13 Reports and Financial Statements.

By signing this Agreement, each Lender:

(a) agrees to furnish the Administrative Agent on the first day of each month with a summary of all Other Liabilities due or to become due to such Lender;

(b) is deemed to have requested that the Administrative Agent furnish such Lender, promptly after they become available, copies of all financial statements required to be delivered by the Lead Borrower hereunder and all commercial finance examinations and appraisals of the Collateral received by the Administrative Agent (collectively, the “Reports”):

(c) expressly agrees and acknowledges that the Administrative Agent makes no representation or warranty as to the accuracy of the Reports, and (ii) shall not be liable for any information contained in any Report;

(d) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Administrative Agent or any other party performing any audit or examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel;

(e) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner; and

(f) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Administrative Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any Credit Extensions that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a Loan or Loans of the Borrowers; and (ii) to pay and protect, and indemnify, defend, and hold the Administrative Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including attorney costs) incurred by the Administrative Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

SECTION 8.14 Agency for Perfection.

Each Lender hereby appoints each other Lender as agent for the purpose of perfecting Liens for the benefit of the Agents and the Lenders, in assets which, in accordance with Article 9 of the UCC or any other Applicable Law of the United States of America can be perfected only by possession. Should any Lender (other than an Agent) obtain possession of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the

Administrative Agent’s request therefor, shall deliver such Collateral to the Collateral Agent or otherwise deal with such Collateral in accordance with the Collateral Agent’s instructions.

SECTION 8.15 Delinquent Lender.

(a) If for any reason any Lender shall fail or refuse to abide by its obligations under this Agreement, including without limitation its obligation to make available to Administrative Agent its Revolving Credit Commitment Percentage of any Revolving Credit Loans, expenses or setoff or purchase its Revolving Credit Commitment Percentage of a participation interest in the Swingline Loans (a “Delinquent Lender”) and such failure is not cured within ten (10) days of receipt from the Administrative Agent of written notice thereof, then, in addition to the rights and remedies that may be available to the other Credit Parties, the Loan Parties or any other party at law or in equity, and not at limitation thereof, (i) such Delinquent Lender’s right to participate in the administration of, or decision-making rights related to, the Loans, this Agreement or the other Loan Documents shall be suspended during the pendency of such failure or refusal, and (ii) a Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Loan Parties, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining non-delinquent Lenders for application to, and reduction of, their proportionate shares of all outstanding Obligations until, as a result of application of such assigned payments the Lenders’ respective Commitment Percentages of all outstanding Obligations shall have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency. The Delinquent Lender’s decision-making and participation rights and rights to payments as set forth in clauses (i) and (ii) hereinabove shall be restored only upon the payment by the Delinquent Lender of its Commitment Percentage of any Obligations, any participation obligation, or expenses as to which it is delinquent, together with interest thereon at the rate set forth in SECTION 2.11 hereof from the date when originally due until the date upon which any such amounts are actually paid.

(b) The non-Delinquent Lenders shall also have the right, but not the obligation, in their respective, sole and absolute discretion, to cause the termination and assignment, without any further action by the Delinquent Lender for no cash consideration (pro rata, based on the respective Commitments of those Lenders electing to exercise such right), of the Delinquent Lender’s Revolving Credit Commitment to fund future Revolving Credit Loans. Upon any such purchase of the Revolving Credit Commitment Percentage of any Delinquent Lender, the Delinquent Lender’s share in future Revolving Credit Loans and its rights under the Loan Documents with respect thereto shall terminate on the date of purchase, and the Delinquent Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest, including, if so requested, an Assignment and Acceptance.

(c) Each Delinquent Lender shall indemnify the Administrative Agent and each non-delinquent Lender from and against any and all loss, damage or expenses, including but not limited to reasonable attorneys’ fees and funds advanced by the Administrative Agent or by any non-delinquent Lender, on account of a Delinquent Lender’s failure to timely fund its Revolving Credit Commitment Percentage of a Revolving Credit Loan or to otherwise perform its obligations under the Loan Documents.

ARTICLE IX

Miscellaneous

SECTION 9.01 Notices.

Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or e-mail, as follows:

(a) if to any Loan Party, to it at American Apparel, Inc. 747 Warehouse St., Los Angeles, CA 90021, Attention: Ken Cieply, CFO (Telecopy No. (213) 225-1212), (E-Mail ken.cieply@americanapparel.net), with a copy to Hallstrom, Klein & Ward, LLP, 15615 Alton Pkwy, Suite 175, Irvine, Ca 92618, Attention: Grant J. Hallstrom, Esquire (Telecopy No. (949) 450-1588), (E-Mail granth@hkwllp.com);

(b) if to the Administrative Agent, the Collateral Agent or the Swingline Lender, to LaSalle Retail Finance, 25 Braintree Hill Office Park, Suite 205, Braintree, Massachusetts 02184, Attention: Daniel O’Rourke (Telecopy No. (781) 353-6101), (E-Mail daniel.orourke@abnamro.com), with a copy to Riemer & Braunstein, LLP, Three Center Plaza, Boston, Massachusetts 02108, Attention: Robert E. Paul, Esquire (Telecopy No. (617) 880-3456), (E-Mail rpaul @riemerlaw.com); and

(c) if to any other Credit Party, to it at its address (or telecopy number or electronic mail address) set forth on the signature pages hereto or on any Assignment and Acceptance.

Notwithstanding the foregoing, any notice hereunder sent by e-mail shall be solely for the distribution of (i) routine communications such as financial statements and (ii) documents and signature pages for execution by the parties hereto, and for no other purpose. Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given three (3) days after mailing or otherwise upon delivery.

SECTION 9.02 Waivers: Amendments.

(a) No failure or delay by any Credit Party in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Credit Parties hereunder and under the other Loan Documents are cumulative and are not exclusive of any other rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by SECTION 9.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether any Credit Party may have had notice or knowledge of such Default or Event of Default at the time.

(b) Except as otherwise specifically provided herein, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Loan Parties and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided, however, that no such waiver, amendment, modification or other agreement shall:

(i) Increase the Commitment of any Lender without the prior written consent of such Lender;

(ii) Reduce the principal amount of any Obligation or reduce the rate of interest thereon, or reduce any fees payable under the Loan Documents without the consent of the Lenders affected thereby;

(iii) Without prior written Unanimous Consent of all Lenders:

(A) postpone the scheduled date of payment of the principal amount of any Obligation, or any interest thereon, or any fees payable under the Loan Documents, or reduce the amount of, waive or excuse any such payment, or postpone the expiration of the Commitments or postpone the Maturity Date;

(B) except for Permitted Dispositions, release any material portion of the Collateral from the Liens of the Security Documents;

(C) increase the Commitments;

(D) change the definition of the terms “Availability” or “Borrowing Base”, or any component definition thereof if, as a result thereof, the amounts available to be borrowed by the Borrowers would be increased, provided that the foregoing shall not limit the discretion of the Administrative Agent to change, establish or eliminate any Reserves;

(E) release any Loan Party from its obligations under any Loan Document, or limit its liability in respect of such Loan Document;

(F) modify the definition of Permitted Overadvance so as to increase the amount thereof or, except as provided in such definition, the time period for a Permitted Overadvance;

(G) change SECTION 2.15, SECTION 2.16, or SECTION 7.03;

(H) subordinate the Obligations hereunder or the Liens granted hereunder or under the other Loan Documents, to any other Indebtedness or Lien, as the case may be;

(I) change any of the provisions of this SECTION 9.02 or the definition of “Required Lenders” or “Required Revolving Credit Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder; or

(J) increase the Swingline Loan Ceiling.

(iv) Without prior written consent of the Agents or the Issuing Bank, as the case may be, affect the rights or duties of the Agents or the Issuing Bank.

(c) Notwithstanding anything to the contrary contained in this SECTION 9.02, in the event that the Lead Borrower shall request that this Agreement or any other Loan Document be modified, amended or waived in a manner which would require the consent of the Lenders pursuant to SECTION 9.02(b) and such amendment is approved by the Required Lenders, but not by the requisite percentage of all of the Lenders, the Lead Borrower and the Administrative Agent shall be permitted to amend this Agreement without the consent of the Lender or Lenders which did not agree to the modification or amendment requested by the Lead Borrower (such Lender or Lenders, collectively the “Minority Lenders”) subject to their providing for (i) the termination of the Commitment of each of the Minority Lenders, (ii) the addition to this Agreement of one or more other financial institutions which would qualify as an Eligible Assignee, subject to the reasonable approval of the Administrative Agent, or an increase in the Commitment of one or more of the Required Lenders, so that the Commitments after giving effect to such amendment shall be in the same amount as the aggregate Commitments immediately before giving effect to such amendment, (iii) if any Loans are outstanding at the time of such amendment, the making of such additional Loans by such new or increasing Lender or Lenders, as the case may be, as may be necessary to repay in full the outstanding Loans (including principal, interest, and fees) of the Minority Lenders immediately before giving effect to such amendment and (iv) such other modifications to this Agreement or the Loan Documents as may be appropriate and incidental to the foregoing.

(d) No notice to or demand on any Loan Party shall entitle any Loan Party to any other or further notice or demand in the same, similar or other circumstances. Each holder of a Note shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not a Note shall have been marked to indicate such amendment, modification, waiver or consent and any consent by a Lender, or any holder of a Note, shall bind any Person subsequently acquiring a Note, whether or not a Note is so marked. No amendment to this Agreement or any other Loan Document shall be effective against the Borrowers unless signed by the Borrowers or other applicable Loan Party.

SECTION 9.03 Expenses; Indemnity; Damage Waiver.

(a) The Loan Parties shall jointly and severally pay all Credit Party Expenses.

(b) The Loan Parties shall, jointly and severally, indemnify the Credit Parties and each of their Subsidiaries and Affiliates, and each of their respective stockholders, directors, officers, employees, agents, attorneys, and advisors of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all damages, actual out-of-pocket losses, claims, actions, causes of action, settlement payments, obligations, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred, suffered, sustained or required to be paid by, or asserted against, any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the transactions contemplated by the Loan Documents or any other transactions contemplated hereby, (ii) any Credit Extension or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by any Loan Party or any Subsidiary, or any Environmental Liability related in any way to any Loan Party or any Subsidiary, (iv) any actual or prospective claim, litigation, investigation or proceeding relating to or arising from any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto or (v) any documentary taxes, assessments or similar charges made by any Governmental Authority by reason of the execution and delivery of this Agreement or any other Loan Document; provided, however, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or any Affiliate of such Indemnitee (or any officer, director, employee, advisor or agent of such Indemnitee or any such Indemnitee’s Affiliates). In connection with any indemnified claim hereunder, the Indemnitee shall be entitled to select its own counsel and the Loan Parties shall promptly pay the reasonable fees and expenses of such counsel.

(c) No Loan Party shall assert and, to the extent permitted by Applicable Law, each Loan Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated by the Loan Documents, any Credit Extension or the use of the proceeds thereof.

(d) The provisions of this SECTION 9.03 shall remain operative and in full force and effect regardless of the termination of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of any Loan Document, or any investigation made by or on behalf of any Credit Party. All amounts due under this SECTION 9.03 shall be payable on written demand therefor.

SECTION 9.04 Successors and Assigns

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Administrative Agent (and any such attempted assignment or transfer without such consent shall be null and void) provided, however, that nothing in this Section 9.04(a) shall be construed as preventing the transfer of the rights and obligations of the Lead Borrower and American Apparel, LLC in connection with the SPAC Transactions. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, Indemnitees, any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Any Lender may, with the consent of the Administrative Agent, assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, however, that no such consent shall be required in connection with any assignment to another Lender or to an Affiliate of a Lender, and provided further that, each assignment shall be subject to the following conditions: (i) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to an assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 with respect to the Commitments, or, if smaller, the entire remaining amount of the assigning Lender’s Commitment; (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under all of the Loans; and (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, and, after completion of the syndication of the Loans, together with a processing and recordation fee of $5,000.00. Subject to acceptance and recording thereof pursuant to SECTION 9.04(d), from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of SECTION 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this SECTION 9.04(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with SECTION 9.04(e). The Loan Parties hereby acknowledge and agree that any assignment shall give rise to a direct obligation of the Loan Parties to the assignee and that the assignee shall be considered to be a “Credit Party” for all purposes under this Agreement and the other Loan Documents.

(c) The Administrative Agent, acting for this purpose as an agent of the Loan Parties, shall maintain at one of its offices in Braintree, Massachusetts, a copy of each Assignment and Acceptance delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and Letter of Credit Disbursements owing to, each Lender pursuant to the terms hereof from time to time. The entries in the Register shall be conclusive and the Loan Parties and Credit Parties may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Lead Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the processing and recordation fee referred to in SECTION 9.04(b) and any written consent to such assignment required by SECTION 9.04(a), the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this SECTION 9.04(d).

(e) Any Lender may, without the consent of the Loan Parties or any other Person, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it), subject to the following:

(i) such Lender’s obligations under this Agreement and the other Loan Documents shall remain unchanged;

(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

(iii) the Loan Parties and other Credit Parties shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement;

(iv) any agreement or instrument pursuant to which a Lender sells a participation in the Commitments, the Loans and the Letters of Credit Outstandings shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided, however, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the proviso to SECTION 9.02(b)(ii) or SECTION 9.02(b)(iii)(A) that affects such Participant;

(v) subject to clauses (viii) and (ix) of this SECTION 9.04(e), the Loan Parties agree that each Participant shall be entitled to the benefits of SECTION 2.13 and SECTION 2.21 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to SECTION 9.04(b);

(vi) to the extent permitted by law, each Participant also shall be entitled to the benefits of SECTION 9.08 as though it were a Lender so long as such Participant agrees to be subject to SECTION 8.03 as though it were a Lender;

(vii) each Lender, acting for this purpose as an agent of the Loan Parties, shall maintain at its offices a record of each agreement or instrument effecting any participation and a register (each a “Participation Register”) meeting the requirements of 26 CFR §5f. 103 1(c) for the recordation of the names and addresses of its Participants and their rights with respect to principal amounts and other Obligations from time to time. The entries in each Participation Register shall be conclusive and the Loan Parties and the Credit Parties may treat each Person whose name is recorded in a Participant Register as a Participant for all purposes of this Agreement (including, for the avoidance of doubt, for purposes of entitlement to benefits under SECTION 2.13, SECTION 2.21, and SECTION 9.08). The Participation Register shall be available for inspection by the Lead Borrower and any Credit Party at any reasonable time and from time to time upon reasonable prior notice;

(viii) a Participant shall not be entitled to receive any greater payment under SECTION 2.13 or SECTION 2.21 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Lead Borrower’s prior written consent; and

(ix) a Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of SECTION 2.21 unless the Lead Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Loan Parties, to comply with SECTION 2.21(e) as though it were a Lender and such Participant is eligible for exemption from the withholding Tax referred to therein, following compliance with SECTION 2.21(e).

(f) Any Credit Party may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Credit Party, including any pledge or assignment to secure obligations to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341, and this SECTION 9.04 shall not apply to any such pledge or assignment of a security interest; provided, however, that no such pledge or assignment of a security interest shall release a Credit Party from any of its obligations hereunder or substitute any such pledgee or assignee for such Credit Party as a party hereto.

(g) The Loan Parties authorize each Credit Party to disclose to any Participant or assignee and any prospective Participant or assignee, subject to the provisions of SECTION 9.15, any and all financial information in such Credit Party’s possession concerning the Loan Parties which has been delivered to such Credit Party by or on behalf of the Loan Parties pursuant to this Agreement or which has been delivered to such Credit Party by or on behalf of the Loan Parties in connection with such Credit Party’s credit evaluation of the Loan Parties prior to becoming a party to this Agreement.

SECTION 9.05 Survival.

All covenants, agreements, indemnities, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Credit Party may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other Obligation is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or been irrevocably terminated. The provisions of SECTION 2.13, SECTION 2.21, SECTION 9.03 and ARTICLE VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Obligations, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof. In connection with the termination of this Agreement and the release and termination of the security interests in the Collateral, the Administrative Agent, on behalf of itself and the other Credit Parties, may require such assurances and indemnities as it shall reasonably deem necessary or appropriate to protect the Credit Parties against loss on account of such release and termination, including, without limitation, with respect to credits previously applied to the Obligations that may subsequently be reversed or revoked.

SECTION 9.06 Counterparts; Integration; Effectiveness.

This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all contemporaneous or previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in SECTION 4.01, this Agreement shall become effective when it shall have been executed by the applicable Credit Parties and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.07 Severability.

Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08 Right of Setoff.

If an Event of Default shall have occurred and be continuing, each Credit Party, each Participant, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Credit Party, Participant, or Affiliate to or for the credit or the account of the Loan Parties against any of and all the obligations of the Loan Parties now or hereafter existing under this Agreement or other Loan Document held by a Credit Party, irrespective of whether or not such Credit Party shall have made any demand under this Agreement or other Loan Document and although such obligations may be matured or unmatured or otherwise fully secured. The Administrative Agent or the applicable Lender shall provide the Lead Borrower with written notice promptly after any exercise of the right of setoff. The rights of each Credit Party under this SECTION 9.08 are in addition to other rights and remedies (including other rights of setoff) that such Credit Party may have, provided that the proceeds of any setoff shall be shared in accordance with SECTION 8.03. Notwithstanding the foregoing, no Credit Party will, or will permit its Participant to, exercise its rights under this SECTION 9.08 without the consent of the Administrative Agent or the Required Lenders. ANY AND ALL RIGHTS TO REQUIRE THE ADMINISTRATIVE AGENT OR THE COLLATERAL AGENT TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES ANY OF THE OBLIGATIONS PRIOR TO THE EXERCISE BY ANY CREDIT PARTY OF ITS RIGHT OF SETOFF UNDER THIS SECTION ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

SECTION 9.09 Governing Law; Jurisdiction; Consent to Service of Process.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

(b) Each Loan Party agrees that any suit for the enforcement of this Agreement or any other Loan Document may be brought in the courts of the Commonwealth of Massachusetts sitting in Boston, Massachusetts or any federal court sitting therein as the Administrative Agent may elect in its sole discretion and consents to the non-exclusive jurisdiction of such courts. Each party to this Agreement hereby waives any objection which it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient forum and agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Credit Party may otherwise have to bring any action or proceeding relating to this Agreement against a Loan Party or its properties in the courts of any jurisdiction.

(c) Each Loan Party agrees that any action commenced by any Loan Party asserting any claim or counterclaim arising under or in connection with this Agreement or any other Loan Document shall be brought solely in a court of the Commonwealth of Massachusetts sitting in Boston, Massachusetts or any federal court sitting therein as the Administrative Agent may elect in its sole discretion and consents to the exclusive jurisdiction of such courts with respect to any such action.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in SECTION 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10 WAIVER OF JURY TRIAL.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) AND WAIVES THE RIGHT TO ASSERT ANY SETOFF, COUNTERCLAIM OR CROSS-CLAIM IN RESPECT OF, AND ALL STATUTES OF LIMITATIONS WHICH MAY BE RELEVANT TO, SUCH ACTION OR PROCEEDING; AND WAIVES DUE DILIGENCE, DEMAND, PRESENTMENT AND PROTEST AND ANY NOTICES THEREOF AS WELL AS NOTICE OF NONPAYMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11 Press Releases and Related Matters.

Each Credit Party executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of Administrative Agent or its Affiliates or referring to this Agreement or the other Loan Documents without at least two (2) Business Days’ prior notice to Administrative Agent and without the prior written consent of Administrative Agent unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult with Administrative Agent before issuing such press release or other public disclosure. Each Borrower consents to the publication by Administrative Agent or any Lender of advertising material relating to the financing transactions contemplated by this Agreement using any Borrower’s name, product photographs, logo or trademark. The Administrative Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

SECTION 9.12 Headings.

Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.13 Interest Rate Limitation.

Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under Applicable Law (collectively, the “Charges”), shall be found by a court of competent jurisdiction in a final order to exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with Applicable Law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.14 Additional Waivers.

(a) The Obligations are the joint and several obligation of each Loan Party. To the fullest extent permitted by Applicable Law, the obligations of each Loan Party hereunder shall not be affected by (i) the failure of any Credit Party to assert any claim or demand or to enforce or exercise any right or remedy against any other Loan Party under the provisions of this Agreement, any other Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release of any Loan Party from, any of the terms or provisions of, this Agreement, any other Loan Document, or (iii) the failure to perfect any security interest in, or the release of, any of the Collateral or other security held by or on behalf of the Administrative Agent, the Collateral Agent, or any other Credit Party.

(b) The obligations of each Loan Party to pay the Obligations in full hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations after the termination of all Commitments to any Loan Party under any Loan Document), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Obligations, or otherwise. Without limiting the generality of the foregoing, the obligations of each Loan Party hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any other Credit Party to assert any claim or demand or to enforce any remedy under this Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, any default, failure or delay, willful or otherwise, in the performance of any of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Loan Party or that would otherwise operate as a discharge of any Loan Party as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations after termination of all Commitments to any Loan Party under any Loan Document).

(c) To the fullest extent permitted by Applicable Law, each Loan Party waives any defense based on or arising out of any defense of any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Loan Party, other than the indefeasible payment in full in cash of all the Obligations after the termination of all Commitments to any Loan Party under any Loan Document. The Administrative Agent and the other Credit Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any other Loan Party, or exercise any other right or remedy available to them against any other Loan Party, without affecting or impairing in any way the liability of any Loan Party hereunder except to the extent that all the Obligations have been indefeasibly paid in full in cash and performed in full after the termination of Commitments to any Loan Party under any Loan Document. Pursuant to Applicable Law, each Loan Party waives any defense arising out of any such election even though such election operates, pursuant to Applicable Law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Loan Party against any other Loan Party, as the case may be, or any security.

(d) Except as otherwise specifically provided herein, each Borrower is obligated to repay the Obligations as joint and several obligors under this Agreement. Upon payment by any Loan Party of any Obligations, all rights of such Loan Party against any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations and the termination of all Commitments to any Loan Party under any Loan Document. In addition, any indebtedness of any Loan Party now or hereafter held by any other Loan Party is hereby subordinated in right of payment to the prior indefeasible payment in full of the Obligations and no Loan Party will demand, sue for or otherwise attempt to collect any such indebtedness. If any amount shall erroneously be paid to any Loan Party on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of any Loan Party, such amount shall be held in trust for the benefit of the Credit Parties and shall forthwith be paid to the Administrative Agent, to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of this Agreement and the other Loan Documents. Subject to the foregoing, to the extent that any Borrower shall, under this Agreement as a joint and several obligor, repay any of the Obligations constituting Revolving Loans made to another Borrower hereunder or other Obligations incurred directly and primarily by any other Borrower (an “Accommodation Payment”), then the Borrower making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Borrowers in an amount, for each of such other Borrowers, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Borrower’s Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Borrowers. As of any date of determination, the

“Allocable Amount” of each Borrower shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Borrower hereunder without (a) rendering such Borrower “insolvent” within the meaning of Section 101 (31) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (b) leaving such Borrower with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA, or (c) leaving such Borrower unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA, or Section 5 of the UFCA.

(e) Without limiting the generality of the foregoing, or of any other waiver or other provision set forth in this Agreement, each Loan Party waives all rights and defenses arising out of an election of remedies by any Credit Party, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed such Credit Party’s rights of subrogation and reimbursement against such Loan Party by the operation of Section 580(d) of the California Code of Civil Procedure or otherwise. Each Loan Party waives all rights and defenses that such Loan Party may have because the Obligations are secured by Real Estate which means, among other things: (i) a Credit Party may collect from any Loan Party without first foreclosing on any Real Estate or personal property Collateral pledged by a Loan Party; (ii) if any Credit Party forecloses on any Real Estate pledged by any Loan Party, the amount of the Obligations may be reduced only by the price for which that Real Estate is sold at the foreclosure sale, even if the Real Estate is worth more than the sale price; and (iii) the Credit Parties may collect Obligations from a Loan Party even if a Credit Party, by foreclosing on any such Real Estate, has destroyed any right any Loan Party may have to collect from the other Loan Parties. This is an unconditional and irrevocable waiver of any rights and defenses any Loan Party may have because the Obligations are secured by Real Estate. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure. Each Loan Party hereby absolutely, knowingly, unconditionally, and expressly waives any and all claim, defense or benefit arising directly or indirectly under any one or more of Sections 2787 to 2855 inclusive of the California Civil Code or any similar law of California.

(f) Each Loan Party hereby agrees to keep each other Loan Party fully apprised at all times as to the status of its business, affairs, finances, and financial condition, and its ability to perform its Obligations, and in particular as to any adverse developments with respect thereto. Each Loan Party hereby agrees to undertake to keep itself apprised at all times as to the status of the business, affairs, finances, and financial condition of each other Loan Party, and of the ability of each other Loan Party to perform its Obligations, and in particular as to any adverse developments with respect to any thereof. Each Loan Party hereby agrees, in light of the foregoing mutual covenants to inform each other, and to keep themselves and each other informed as to such matters, that the Credit Parties shall have no duty to inform any Loan Party of any information pertaining to the business, affairs, finances, or financial condition of any other Loan Party, or pertaining to the ability of any other Loan Party to perform its Obligations, even if such information is adverse, and even if such information might influence the decision of one or more of the Loan Parties to continue to be jointly and severally liable for, or to provide Collateral for, Obligations of one or more of the other Loan Parties. To the fullest extent permitted by applicable law, each Loan Party hereby expressly waives any duty of the Credit Parties to inform any Loan Party of any such information.

SECTION 9.15 Confidentiality.

Each of the Credit Parties agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to their and their Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by Applicable Law or by any subpoena or similar legal process, (d) to the extent required by the Merger Agreement, (e) to any other party to this Agreement, (f) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (g) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement and any actual or prospective counterparty or advisors to any swap or derivative transactions relating to the Loan Parties and the Obligations, (h) with the consent of the Loan Parties or (i) to the extent such Information (I) becomes publicly available other than as a result of a breach of this Section or (II) becomes available any Credit Party on a nonconfidential basis from a source other than the Loan Parties. For the purposes of this Section, the term “Information” means all information received from the Loan Parties relating to their business, other than any such information that is available to the Credit Parties on a nonconfidential basis prior to disclosure by the Loan Parties, provided that, in the case of information received from the Loan Parties after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.16 Patriot Act.

Each Lender hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title HI of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of each Borrower and other information that will allow such Lender to identify such Borrower in accordance with the Act. Each Borrower is in compliance, in all material respects, with the Patriot Act. No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

SECTION 9.17 Foreign Asset Control Regulations

Neither the advance of the Loans nor the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56)). Furthermore, none of the Borrowers or their Affiliates (a) is or will become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person” or in any manner violative of any such order.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as a sealed instrument as of the day and year first above written.

AMERICAN APPAREL, INC.,

as Lead Borrower and as a Borrower

By:

Name: Dov Charney

Title: President

AMERICAN APPAREL RETAIL, INC.,

as a Borrower

By:

Name: Dov Charney

Title: President

AMERICAN APPAREL DYEING & FINISHING, INC.,

as a Borrower

By:

Name: Dov Charney

Title: Secretary

KCL KNITTING, LLC, as a Borrower

By:

Name: Dov Charney

Title: President

Signature Page to Credit Agreement

AMERICAN APPAREL, LLC,

as a Facility Guarantor

By:

Name: Dov Charney

Title: President

FRESH AIR FREIGHT, INC.,

as a Facility Guarantor

By:

Name: Dov Charney

Title: President

Signature Page to Credit Agreement

LASALLE BUSINESS CREDIT, LLC,

As Agent for LaSalle Bank Midwest National Association, acting through its division, LaSalle Retail Finance

As Administrative Agent, as Collateral Agent, as Swingline Lender and as Lender

By:

Name: Craig Nutbrown

Title: First Vice President

Address:

25 Braintree Hill Office Park, Suite 205 Braintree, Massachusetts 02184 Attn: Daniel O’Rourke Telephone: (781) 353-6126 Telecopy: (781)353-6101

LASALLE BANK NATIONAL ASSOCIATION,

As Issuing Bank

By:

Name:

Tide:

Address:

135 South LaSalle Street Chicago, IL 60603 Telephone: (312) 904-2000

Signature Page to Credit Agreement

LASALLE BUSINESS CREDIT, LLC,

As Agent for LaSalle Bank Midwest National Association, acting through its division, LaSalle Retail Finance

As Administrative Agent, as Collateral Agent, as Swingline Lender and as Lender

By:

Name: Craig Nutbrown

Title: First Vice President

Address:

25 Braintree Hill Office Park, Suite 205 Braintree, Massachusetts 02184 Attn: Daniel O’Rourke Telephone: (781) 353-6126 Telecopy: (781) 353-6101

LASALLE BANK NATIONAL ASSOCIATION,

As Issuing Bank

By:

Name: Steven Gevoon

Title: Senior Counsel

Address:

135 South LaSalle Street Chicago, IL 60603 Telephone: (312) 904-2000

Signature Page to Credit Agreement

Schedule 1.1

Borrowers

American Apparel, Inc. American Apparel Retail, Inc.

American Apparel Dyeing & Finishing, Inc.

KCL Knitting, LLC

Schedule 1.2 Lenders and Commitments

Lender Commitment Commitment Percentage

LaSalle Business Credit, $75,000,000.00 100%

LLC

TOTAL: $75,000,000.00 100%

Schedule 3.01

June 7, 2007

ORGANIZATION INFORMATION

Name	State of Incorporation or Organization	Type of incorporation or organization	Corp. or Company ID No.	Federal EIN No.
American Apparel, Inc.	Incorporated 2-11-4 California	Corporation	C2453845	91-2188314
American Apparel Dyeing & Finishing, Inc.	Incorporated 9-14-2004 California	Corporation	C2687444	41-2150324
American Apparel Retail, Inc.	Incorporated 2-11-2004 California	Corporation	C2605535	72-1577829
KCL Knitting, LLC	Filed 8-21-2000 California	Limited liability company	200023610152	95-4819518
American Apparel, LLC	Filed 6-30-1998 California	Limited liability company	101998181051	95-4695584
Fresh Air Freight, Inc.	Incorporated 10-23-2003 California	Corporation	C2527267	45-0533870

Schedule 3.05 (a)

Title Exceptions

1.) Liens or encumbrances pursuant to the UCC Financing Statements listed and attached hereto in this “Exhibit 3.05(a).”

2.) Security interests granted pursuant to the Credit Agreement dated January 18, 2007 among American Apparel, Inc., a California corporation, as Borrower, and American Apparel Retail, Inc., a California corporation, American Apparel Dyeing & Finishing, Inc. a California corporation, KCL Knitting, LLC, a California limited liability company.

American Apparel Retail 1090 Third NYC, Inc., a California corporation, American Apparel, LLC, a California limited liability company, and Fresh Air Freight, Inc. a California corporation, as Facility Guarantors and SOF Investments, L.P., – Private IV, as Lender, and the documents and agreements entered into in connection therewith.

3.) Security interests granted pursuant to the Waiver and Second Amendment to Financing Agreement dated January 18, 2007 by and among U.S. Bank National Association, a national banking association as Administrative Agent, Cathay Bank, as Special Equipment Term Loan Agent from and after the Special Equipment Term Loan Effective Date, the Lenders (as defined in the Waiver and Amendment), and American Apparel, Inc., a California corporation, KCL Knitting, LLC, a California corporation, and American Apparel Retail, Inc., a California corporation, and American Apparel Dyeing & Finishing, Inc., a California corporation, and the documents and agreements entered into in connection therewith.1

4.) Security interests granted pursuant to the Financing Agreement (the “Finance Agreement”) dated as of October 31, 2005 by and among American Apparel, Inc., a California corporation, KCL Knitting, LLC, a California limited liability company, American Apparel Retail, Inc., a California corporation, American Apparel Dyeing & Finishing, Inc., a California corporation, the Lenders (as defined in the Finance Agreement), and U.S. Bank National Association, a national banking association, as Agent and LC Issuer and the documents and agreements entered into in connection therewith.2

5.) Security interests granted pursuant to the Waiver and First Amendment to Financing Agreement (the “Waiver and Amendment”) dated March 10, 2006 by and among U.S. Bank National Association, a national banking

1 To be terminated at closing.

2 These liens will be terminated at closing.

1

association as Administrative Agent, Cathay Bank, as Special

Equipment Term Loan Agent from and after the Special Equipment Term Loan Effective Date, the Lenders (as defined in the Waiver and Amendment), and American Apparel, Inc., a California corporation, KCL Knitting, LLC, a California corporation, and American Apparel Retail, Inc., a California corporation, and American Apparel Dyeing & Finishing, Inc., a California corporation, and the documents and agreements entered into in connection therewith.3

6.) Permitted Encumbrances (as such term is defined in the Credit Agreement).

7.) Restrictions on transfer of real property leases pursuant to lease agreements.

8.) Security interests granted pursuant to the equipment Lease Agreement (referenced therein as Lease Number 8324126001) by and amongst American Apparel, Inc. (“Lessee/Debtor”) and Ramsgate Leasing Systems, Inc., (“Lessor”) and General Electric Capital Corporation (“Lender”), dated May 17, 2007 and all commitments and obligations in connection therewith.

9.) Security interests granted pursuant to the Lease Agreement (referenced therein as Lease Number 106106 and hereinafter, “Equipment Lease”) by and amongst American Apparel, Inc.

(“Lessee”), TCCG, LLC dba The Cambridge Capital Group

(“Lessor”)and Quest CAD/CAM (“Supplier”) dated May 24, 2007 and all commitments and obligations in connection therewith.

10.) Any title exceptions in Schedule 3.05(b).

11.) Any materialmans’ liens or warehousemans’ liens that may arise by operation of law.

3 These liens will be terminated at closing.

2

SCHEDULE 3.05(b)

Trademark Oppositions

6/15/2007

DOMESTIC TRADEMARK OPPOSITIONS

None Filed

INTERNATIONAL TRADEMARK OPPOSITIONS

Trademark	Opposer	Opposer's Trademark(s)	Status
American Apparel Community Trademark Application No. 3935335	American Airlines	American Airlines AA	Extension to cooling off period filed 4/13/06 to allow parties negotiate respective rights in trademarks; Due 2/13/08
Spain Trademark Application No. 2.671.096 - aA	American Apparel	aa CTM 3254604	Opposition filed 11/16/05; Opposition rejected by examiner 6/22/06; No appeal required
Community Trademark Application No. 2769552	Pedro Miralles Roman		Opposition pending; Appeal filed 2/2/06; Appeal dismissed by Second Board of Appeal on 9/1/06; Final Rejection 2/18/07
Girlie (stylized) Community Trademark Application No. 4228623	American Apparel	Girly T - Community Trademark Application No. 2793768	Notice received from U.K. counsel re: potential Opposition on 3/15/2007

LIST OF SIMILAR TRADEMARKS AND TRADE NAMES

Trademark	Corporate Entity	Goods/Services Provided	Comments/Miscellaneous
None in USPTO database	American Apparel, Inc.	Manufactures military clothing for Federal government	No trademark applications filed by entity
AAFA AMERICAN APPAREL & FOOTWEAR ASSOCIATION (Reg. No. 2,677,491)	American Apparel and Footwear Association, The Fashion Association	Provides association and educational services in the fields of fashion, apparel and footwear manufacturing	
AMERICAN APPAREL MANUFACTURERS ASSOCIATION (Reg. No. 1,949,992)	American Apparel Manufacturers Association	Newsletter and association services re: apparel manufacturing	Trademark cancelled 10/26/2002 for failure to file Section 8 affidavit of use

www.americanapparel.com

American Apparel Knits, (aka) AA Knits and American Apparel, Inc.

Previously manufactured knit golf shirts for third parties in Mississippi; Currently does embroidery and hems pants

Website redirects to the americanapparel.net website

Schedule 3.05 (c) (i)

Owned Real Estate

None.

SCHEDULE 3.05(c)(II) Leased Real Estate Retail Leases

Store #

Name

Address

City

County

State

Zip

Tennant

01 Broadway 712-714 Broadway New York New York City NY 10003 AAR

02 Echo Park 2113-15-l7 Sunset Blvd Los Angeles Los Angeles CA 90026 AAR

03 Waverty 373 6th Ave New York New York City NY 10014 AAR

04 Robertson 104 S. Robertson Blvd Los Angeles Los Angeles CA 90048 AME

05 LES 183 Houston St New York New York City NY 10014 AAR

06 SOHO 121 Spring St New York New York City NY 10012 AME

07 Little Tokyo 374 East Second St. Los Angeles Los Angeles CA 90012 AME

08 Cherokee 6611 Hollywood Blvd Los Angeles Los Angeles CA 90028 AAR KEY

09 Los Feliz 4665 Hollywood Blvd Los Angeles Los Angeles CA 90027 AAR AAR American Apparel Retail, Inc

10 Williamsburg 104 N. 6th St. Brooklyn New York City NY 11211 AME AME American Apparel, Inc

11 Lincoln Road 718-720 Lincoln Rd Miami Miami-Dade FL 33139 AME AA1090 American Apparel Retail 1090 NYC, Inc.

12 Melrose 7763 Melrose Ave Los Angeles Los Angeles CA 90046A ME KCL KCL Knitting, LLC

14 Woodbury 640 Bluebird Ct Central Valley Orange NY 10917 AME AADF American Apparel Dyeing & Finishing, Inc.

16 Hawthorne 3416 SE Hawthorne Portland Multnomah OR AAR

17 Stark 1234 SW Stark St Portland Multnomah OR AAR

18 6922 Hollywood 6922 Hollywood Blvd Los Angeles Los Angeles CA AAR

19 Court St 112 Court St Brooklyn New York City NY AME

20 UES 1090 Third Ave New York New York City NY AAR

21 Hillcrest 3867 4th Ave San Diego San Diego CA 92103 AAR

22 Ocean Dr 840 Ocean Drive Miami Miami-Dade FL AAR

24 Back Bay 138 Newbury St Boston Suffolk/Middlesex MA 2116 AAR

25 Wicker Park 1563 N. Milwaukee Ave Chicago Cook IL AAR

26 Evanston 950 Church St Evanston Cook IL AAR

27 Haight St 1615 Haight St San Francisco San Francisco CA AAR

28 Union St 2174 Union St San Francisco San Francisco CA AAR

Camarillo Premium Outlets, 840

29 Camarillo Ventura Blvd #718 Camarillo Ventura CA 93010 AAR

30 Belmar Belmar, CO Belmar CO AAR

31 Berkeley 2301 Telegraph Ave Berkeley Alamade CA 94704 AAR

32 Las Vegas 740 S. Rampart Suite 6, Building 7 Las Vegas Clark NV 89145 AAR

Mockingbird Station Shopping Ctr.

33 Mockingbird 5331 E Mockingbird Lane, Suite 175 Dallas Dallas TX 75206 AAR

34 University 4345 University Way NE Seattle King WA AAR

35 China Gate no signed lease yet AAR

935-939 N Rush St and 44-48 E

36 Gold Coast Walton St space 935D Chicago Cook IL 60611 AAR

37 West Hollywood 802 N San Vicente Blvd Los Angeles Los Angeles CA AAR

38 Bakersfield no signed lease yet Kern AAR

39 Tempe 526 S Mill Ave Tempe Maricopa AZ AAR

40 Florida Keys 608 Duval St Key West Monroe FL 33040 AAR

41 Federal Hill 1125-1127 Light Street Baltimore Baltimore MD 21230 AAR

43 Westwood Village 1060 Westwood Blvd Westwood Plumas/Lassen CA AAR

44 Santa Monica 2854 Main Street Santa Monica Los Angeles CA AAR

45 Pacific Beach 1280 Garnet Ave San Diego San Diego CA AAR

46 Armitage 837 W. Armitage Chicago Cook IL 60601 AAR

47 Ann Arbor 613 E. Liberty Street Ann Arbor Washtenaw Ml 48104 AAR

48 Coconut Grove 3030 Grand Ave Coconut Grove Miami-Dade FL AAR

49 U Penn 3661 Walnut Street Philadelphia Philadelphia PA 19104 AAR

50 Puerto Rico 206 Del Cristo Street Old San Juan Puerto Rico AAR

Credit Agreement, dated as of July 2, 2007 (the “BofA Credit Agreement”), among American Apparel (USA), LLC (“AAUSA” and f/k/a AAI Acquisition LLC (successor by merger to American Apparel, Inc.)), the other borrowers thereto, the facility guarantors party thereto, Bank of America, N.A. (success by merger to LaSalle Bank National Association) as issuing bank, the other lenders thereto, Bank of America, N.A. (successor by merger of LaSalle Business Credit, LLC, as agent for LaSalle Bank Midwest National Association, acting through its division, LaSalle Retail Finance) as administrative agent and collateral agent, and Wells Fargo Retail, Finance, LLC as the collateral monitoring agent

SCHEDULE 3.O5(c)(II)

Leased Real Estate

Retail Leases

Store # Name Address City County State Zip Tennant

51 Charleston 348 King Street Charleston Charleston SC 29401 AAR

52 Providence 159 Weybosset Providence Providence RI AAR

53 122 Robertson Blvd 122 S. Robertson Los Angeles Los Angeles CA AAR

54 Washington DC 555 11th St Washington DC District of Columbia 20004 AAR

55 Broadway - Chicago 3126 North Broadway Chicago Cook IL AAR

56 Huntington Beach 207 Main Street Huntington Beach Orange CA 92848 AAR

57 Rittenhouse - Philly 2 1611 Walnut Street Philadelphia Philadelphia PA AAR

58 Coral Gables 225 Miracle Mile Coral Gables Miami-Dade FL 33134 AAR

59 Columbus Circle 1841 Broadway NewYork NewYork City NY 10023 AAR

60 Chelsea 181 8th Avenue NewYork New York City NY 10011 AAR

800 Spring Street Auxilliary Space B-

2(66 5th Street) and Auxilliary Space

62 GA Tech B-5 (64 5th Street) Atlanta Fulton GA 30306 AAR

63 Eugene 860 E.13th Ave Eugene Lane OR AAR

64 Boulder 1130 Pearl Street Boulder Boulder CO AAR

65 Gramercy 119-121 e. 23RD St New York New York City NY AAR

66 Royal Oak 405 S. Washington Royal Oak Oakland MI AAR

67 Columbus 1221 N. High St Columbus Franklin OH 43201 AAR

68 Hoboken 80 Hudson Street Hoboken Hudson NJ 07030 AAR

69 Los Gatos 25 N. Santa Cruz Ave Los Gatos Santa Clara CA AAR

70 Burlington 145 Cherry Street Burlington Chittenden VT 05401 AAR

71 Lady St. SC 701 Lady Street Suite B Columbia Richland SC 29201 AAR

72 Coventry 1792 Coventry Rd Cleveland Cuyahoga OH AAR

73 Claremont Village 1 N. lndian Hill Blvd, Building D Claremont Los Angeles CA 91711 AAR

74 Larimer 1512 Larimer Street, Space R-27-R-28 Denver Denver CO 80202 AAR

75 Santa Cruz 1531 Pacific Ave Santa Cruz Santa Cruz CA AAR

76 Savannah 318 W. Broughton Savannah Chatham GA AAR

77 SONO 59 N. Main Street South Norwalk Fairfield CT AAR

78 Flatbush 314 Flatbush Avenue Brooklyn New York City NY AAR

79 UNLV no signed lease yet Clark AAR

80 Cedarhurst 457 Central Avenue Cedarhurst Nassau NY AAR

81 Euclid Ave 1133 Euclid Avenue Atlanta Fulton GA 30307 AAR

82 Shadyside 5511 Walnut Street-Shadyside Pittsburgh Allegheny PA AAR

83 Tribeca 140 West Broadway New York NewYork City NY AAR

84 E Lansing 115 East Grand River Ave East Lansing lngham Ml AAR

85 Charlotte 1510 Camden Road, Suite 300 Charlotte Mecklenburg MC 28203 AAR

86 Richmond 3140A West Cary Street Richmond City of Richmond VA 23221 AAR

87 5th & Broadway 312 W. 5th Street Los Angeles Los Angeles CA AAR

88 Memphis 528 & 530 South Main Memphis Shelby TN 38103 AAR

89 Silver Springs 8701 Colesville Road Silver Spring Montgomery MD 20910 AAR

90 Downtown Miami NE 1 Avenue, Miami Miami-Dade FL 33132 AAR

91 Cincinnati 243 W. McMillan Street Cincinnati Clermont/Hamilton OH AAR

92 Gainesville 15 SW 1st Ave Gainesville Alachua FL 32601 AAR

93 Smith St 237-239 Smith Street Brooklyn New York City NY AAR

94 Capitol Hill 200 BroadwayAve. E Seattle King WA 98102 AAR

95 Sunset - Miami, FL 5856 Sunset Dr Miami Miami - Dade FL 33143 AAR

96 La Jolla 7925 Girard Ave La Jolla San Diego CA 92037 AAR

97 Houston,TX 1665 Westheimer Houston Harris TX AAR

98 Nashville, TN 320 Broadway Nashville Davidson TN AAR

99 Pittsburgh 2 3805 Forbes Ave, 4th Ward Pittsburgh Allegheny PA 15213 AAR

Credit Agreement, dated as of July 2, 2007 (the “BofA Credit Agreement”), among American Apparel (USA), LLC (“AAUSA” and f/k/a AAI Acquisition LLC (successor by merger to American Apparel, Inc.)), the other borrowers thereto, the facility guarantors party thereto, Bank of America, N.A. (success by merger to LaSalle Bank National Association) as issuing bank, the other lenders thereto, Bank of America, N.A. (successor by merger of LaSalle Business Credit, LLC, as agent for LaSalle Bank Midwest National Association, acting through its division, LaSalle Retail Finance) as administrative agent and collateral agent, and Wells Fargo Retail, Finance, LLC as the collateral monitoring agent

SCHEDULE 3.05(c)(lI)

Leased Real Estate

Retail Leases

Store # Name Address City County State Zip Tennant

100 New Orleans 3310 Magazine St New Orleans Orleans Parish LA 70115 AAR

101 Austin, TX n/a - POP UP STORE ONLY Austin TX AAR

102 142 5th Ave 142 5th Ave New York New York City NY AAR

103 2831 Broadway 2831 Broadway New York York City NY AAR

104 Santa Ana 200 N. Broadway Santa Ana Orange CA 92701 AAR

105 Santa Barbara 1019 State St Santa Barbara Santa Barbara CA 93101 AAR

106 Lennox - Atlanta GA 3400 Lenox Rd NE Atlanta Fulton GA 30326 AAR

107 Cambridge MA 47 Brattle St Cambridge Middlesex MA 02138 AAR

108 Downtown Seattle 1500 6th Ave Seattle King WA 98101 AAR

109 Tucson AZ 988 East University Blvd Tucson Pima AZ 85719 AAR

110 Downtown Houston 1111 Main St Houston Harris TX 77002 AAR

111 Palo Alto, CA 170 University Ave Palo Alto Santa Clara CA 94301 AAR

112 Old Town Pasadena 46 West Colorado Blvd Pasadena Los Angeles CA 91105 AAR

113 Scottsdale, AZ 4501 NScottsdale Rd #102 Scottsdale Maricopa AZ 85251 AAR

114 Minneapolis, MN 1433 West Lake St Minneapolis Hennepin MN AAR

Los Angeles 747 Warehouse Street Los Angeles Los Angeles CA 90021 AME

Hawthorne 12537 Cerise Avenue Los Angeles Los Angeles CA 90250 AADF

Los Angeles 1020 E 59th Street Los Angeles Los Angeles CA 90001 KCL

Credit Agreement, dated as of July 2, 2007 (the “BofA Credit Agreement”), among American Apparel (USA), LLC (“AAUSA” and f/k/a AAI Acquisition LLC (successor by merger to American Apparel, Inc.)), the other borrowers thereto, the facility guarantors party thereto, Bank of America, N.A. (success by merger to LaSalle Bank National Association) as issuing bank, the other lenders thereto, Bank of America, N.A. (successor by merger of LaSalle Business Credit, LLC, as agent for LaSalle Bank Midwest National Association, acting through its division, LaSalle Retail Finance) as administrative agent and collateral agent, and Wells Fargo Retail, Finance, LLC as the collateral monitoring agent

SCHEDULE 3.06
LITIGATION

EFFECTIVE DATE: June 21, 2007

OPEN LITIGATION MATTERS

Matter	Date Filed	Brief Description of Case	Current Status
Los Angeles County Metropolitan Transportation Authority v. VCC Alameda *et al.*	April 2004	Eminent Domain regarding off-site parking.	This case has been conditional dismissed with the parties ordered to negotiate a settlement.
Mary Nelson v. American Apparel	May 2005	Sexual Harassment.	Discovery stage
Navigators Insurance v. American Apparel	October 2005	Denial of insurance coverage; declaratory judgment action.	Case is stayed pursuant to agreement of both parties, pending final resolution of Mary Nelson v. American Apparel (*See above)*
Sylvia Hsu v. American Apparel; *See* Claim No. 648-378568 under Worker's Compensation Claim	Charge of Discrimination No. 480-2006-00418 was filed by Ms. Hsu with the EEOC in February 2006	EEOC Complaint Sexual Harassment.	EEOC still investigating
Lewis Copsidas v. American Apparel, Inc.	Charge of Age Discrimination file no. 480-2007-01883 by Mr. Copsidas in June 2007.	EEOC Complaint of Age Discrimination	Notice of file complaint just received 6-21-07. EEOC investigating.
American Apparel v. Such-A-Tees	Filed Sept. 2004. This matter is currently being handled by a New York law firm; A retainer fee and contract is pending to retain and sub in a new attorney in NY.	Breach of contract. American Apparel is suing these parties for past due balances owed for goods received.	Discovery phase
American Apparel v. Americus Credit Group	August 2006	Fraudulent Transfer action to recover real property which is subject to a stipulated judgment in favor of American Apparel.	SETTLED. Case is stayed pending timely monthly payments by Defendants pursuant to settlement agreement.
American Apparel v. Teenage Millionaire	January 12, 2006	Breach of Contract Suit for non payment of monies.	Default Judgment to be entered in near future.
Sean Scully v. American Apparel, Inc. and American Apparel Retail, Inc.	December 2006	Plaintiff alleges AA violated CA Civil Code Section 1747.08 for swiping a credit card customer's driver's license. AA will file its Answer denying all allegations on January 12, 2006.	Discovery stage
King's Express, Inc. and Infinity Logistics, Inc. v American Apparel, Inc., et al.	October 17, 2006	Breach of Contract case for alleged non-payment by American Apparel of approximately $5,000	Case is in the early discovery phase.

Gold v. American Apparel	2006	Breach of contract for alleged non-payment by American Apparel of approximately $7,000	Case is in the early discovery stage.
Vizi v. American Apparel	2007	Breach of contract for alleged non-payment by American Apparel of approximately $9,000	Settled. Awaiting Plaintiff to dismiss suit with prejudice pursuant to settlement agreement
American Recovery Service v. American Apparel	2007	Breach of contract for alleged non-payment by American Apparel of approximately $9,000	Settled. Awaiting Plaintiff to dismiss suit with prejudice pursuant to settlement agreement

CURRENT WORKERS COMPENSATION CLAIMS

Claimant	Claim No.
Jose Gomez	648-372324
Angelica Flores	648-373913
Erika Hernandez	648-373620
Ismael Prisciliano	648-373998
Angelica Flores	648-399386
Juana Torres	648-374383
Estella Aguilar	648-375655
Maria Del C Chevez	648-375868
Chavez, Erick	648-399543
Flora Guzman	648-377116
Mario Gonzalez	648-380220
Sonia Orellana	648-379274
Aristides Garcia	648-381129
Arcadio Gomez	648-377963
Yaneth Mejia	648-377837
Sylvia Hsu	648-378568
Flora Carrera	648-3799107
Mei Feng	648-380218
Maria Lopez	648-383247
Leticia Ramirez	648-380724
Alejandro Fernandez	648-381331
Vincente Zabala	648-381653
Jose Paniagua	648-381763
Elvira Garcia	648-382389
Sandra Torres	648-383490
Aurea Almeida	648-389558
Santos Flores	648-384517
Ernesto Romo	648-384670
Victoria Samayoa	648-385269
Juan Nunez	648-387188
Aura Coronado	648-387529
Barcenas Rosina	648-388029
Jose Varela	648-389707
Maria Rodriguez	648-390913
Luis Lozada	648-394417
Victor Sierra	648-394189
Manuel Ramirez	648-393313
Jose Gonzalez	648-394273
Jose Melgar	648-399127
Lee Sook	648-395672
Berta Vasquez	648-394589
Ivan Sierra	648-396640
Roberto Sanchez	648-396758
Eva Camacho	648-396710

SCH 3.06 Litigation
6-25-07

2

Current Workers Compensation Claims (cont’d)

Anselmo Gonzales 648-396755

Jose Melgar 648-399603

Zarina Johnson 648-399374

Jose Melgar 648-399605

Fernando Zavala 648-399544

Maria Adame 205-321053

Gaspar Fernandez 648-400130

Angel Cuevas 648-400221

Mario Martinez 648-400530

3

Schedule 3.12
Subsidiaries/Joint Ventures
rev. 6-28-07

Issuer	# Authorized Shares	# Issued Shared	Percentage Being Pledged	Pledgor	Certificated
American Apparel Retail, Inc.	1,000,000	100,000	100%	American Apparel, Inc.	Yes
American Apparel Dyeing & Finishing, Inc.	100,000	10,000	100%	American Apparel, Inc.	Yes
Fresh Air Freight, Inc.	100,000	10,000	100%	American Apparel, Inc.	Yes.
KCL Knitting, LLC	Membership Interest	100%	100%	American Apparel, Inc.	No.
American Apparel (UK) LTD	1,000,000	10,000	65 %	American Apparel, Inc.	Yes
American Apparel (Carnaby) Limited	100,000	10,000	65%	American Apparel, Inc.	Yes.
American Apparel Deutschland GMBH		100 %	65%	American Apparel, Inc.	No.
American Apparel MEXICO, SdeRLde CV		1 Unit valued at 1.00 peso	65%	American Apparel, Inc.	Yes.
American Apparel MEXICO SdeRLde CV		1 Unit valued at 2,999.00 pesos	65%	American Apparel Retail, Inc.	Yes

Issuer

# Authorized Shares

# Issued Shared

Percentage Being Pledged

Pledgor

Certificated

American Apparel LABOR, SdeRLdeCV

I Unite valued at 1.00 peso

65%

American Apparel, Inc.

Yes

American Apparel LABOR, SdeRLdeCV

1 Unit valued at 2,999.00 pesos

65%

American Apparel Retail, Inc.

Yes

American Apparel Japan Yugen Kaisha

60 Units of 50,000 Yen

65%

American Apparel, Inc.

No.

American Apparel Retail (ISRAEL) Ltd.

1,000 Ordinary Shares, Nominal value NIS 1 per share

1,000 Ordinary Shares

65%

American Apparel Retail, Inc.

Yes

American Apparel Korea

160,000 Common Shares Par Value 5,000 Korean Won

40,000 Common Shares

65%

American Apparel Retail, Inc.

Yes

American Apparel Australia Pty Limited

12 Ordinary Shares

65%

American Apparel

Yes

American Apparel China (pending)

Pending

Pending

Pending

Pending

Pending

SCHEDULE OF INSURANCE

Domestic Named Insureds:

American Apparel, Inc.

American Apparel Retail, Inc.

American Apparel 1090 Third, Inc.

American Apparel Dyeing & Finishing, Inc.

Foreign Named Insureds:

American Apparel U.K. Limited

American Apparel Carnaby Limited

American Apparel Japan, Inc.

American Apparel Deutschland GMBH

American Apparel Israel, Inc.

American Apparel Korea, Inc.

American Apparel Mexico, S. de R.L. de C.V.

American Apparel Labor, S. de R.L. de C.V.

Mailing Address:

747 Warehouse Street

Los Angeles, CA 90021

1

SCHEDULE OF INSURANCE

AMERICAN APPAREL, INC.

Overview Listing

Policy Type

Effective Dates

Carrier & Policy Number

Annual Premium

Stock Through Put

11-14-06 / 07

Lloyds, London (Besso UK) #B0595JL691004T

$ 224,500. +$ 7,628. Taxes

Property

04-01-07 / 08

Affiliated FM Insurance Co $336,439. Excluding TRIA #TF263

$ 3,000. Fees

General Liability

04-01-07 / 08

Travelers Insurance #Y-660-7265B352-TIL-07 $ 172,221.

Umbrella

04-01-07 / 08

Travelers Insurance #Y-CUP-7265B352-TIL-07

$ 61,693.

Automobile

11-15-06 / 07

Travelers Insurance

$ 135,798.

(61 units, as per schedule)

#Y-810-5158B47t-TIL-07

subject to audit

Workers

04-01-07 / 08

Liberty Mutual Insurance

$1,033,946.

Compensation

All states

#WA7-66D-064680-015

+$ 103,833.Taxes & TRIA

Paid Loss Retro

OR only

#WC7-661-064680-025

+$ t.b.d Claim Fund

w/ Deductible)

+ Claims & claim charges

NY Disability Benefits Law

10-29-06 / 07

NY State Insurance Fund #DBL528194-5

$ 5,728. Estimate

Directors & Officers and E.P.L.I.

08-30-06 / 07

U.S. Specialty Insurance Co. $97,010. Primary #14MGU06A12900

ACE / INA #D0XG23622312001

$64,152. 1st Excess

Gotham Insurance #52752D0206

$30,953. 2nd Excess

Foreign Package

09-27-06 / 07

St. Paul Travelers #GBO6100567

$ 22,815

Mexico Package

03-29-07 / 08

ING Commercial America

$ 11,282.

(locally admitted)

#ENA389400000

$ 1,807. Tax & Fee

Credit Indemnity

10-01-06 / 07

Euler Hermes ACI #3925677

$110,500.

Pollution Legal

AIG Environmental / AISLIC

$25,408.

Liability (3 year)

03-01 -06 / 09

#1737863

$ 807. SLA taxes

Professional Liability Employed Lawyers

06-07-07 / 08

Philadelphia Insurance Co. #PHSD260314

$7,797.

6

SCHEDULE OF INSURANCE
AMERICAN APPAREL, INC.

Policy Type:	Stock Through Put
Insurer:	Besso Ltd / Lloyds, London – Light Manufacturing Lineslip
A.M. Bests:	Not applicable – Surplus Lines / approved, non-admitted

Subject: Goods or merchandise consisting of, but not limited to, Material, Cloth, Clothing, Related Accessories, Finished and in various stages of manufacture.

Locations: Scheduled Locations, Unnamed Locations, Connecting Conveyance, or Vessels
Territory: Anywhere in the world by any route, or at any location, subject to policy wording.

Total Location Limits:	$ 30,000,000.	747 Warehouse St., Los Angeles, CA 90021
Total Location Limits:	$ 30,000,000.	758 Terminal St., Los Angeles, CA 90021
Location Limit:	$ 1,500,000.	1020 East 59th Street, Los Angeles, CA 90001
Location Limit:	$ 1,500,000.	12537 Cerise Avenue, Hawthorne, CA 90250
Location Limits:	$ 2,500,000.	Dye Houses – various locations
Transit Limit:	$ 500,000.	Any Transit Conveyance (land, air, ocean, or parcel)
Unnamed Location limit:	$ 1,000,000.	Any One Unnamed Location, not to exceed the following:
Sublimit (a)	$ 1,000,000.	Any One Unnamed Outworker (contractor)
Sublimit (c)	$ 130,000.	Any One Exhibition or Trade Show (Including Trade Show booth & accessories)
Sublimit (d)	$ 5,000.	Salemen's Samples
Earthquake Limit	$ 3,000,000.	Annual Aggregate for Earthquake or EQSL losses

Valuation: "Selling Price less Unincurred costs and expenses" on Sold but not delivered goods. Otherwise, Replacement Cost + 25% where goods are not sold under contract.

Deductibles:
- $ 12,500. Transit claims or Exhibition losses
- $ 25,000. Inventory or Stock losses
- $ 75,000. Earthquake or EQSL losses

Coverage: "All Risk" including Strike, Riot, and Civil Commotion, subject to major policy exclusions. Major exclusions are: mysterious disappearance, theft from unattended/unlocked vehicles, stock shortage, unexplained loss or shortage discovered upon taking normal inventory, money, securities, electronics. See policy for complete listing.

Garment Cover: Including Color, Size & Range endorsement (aka: Pairs & Sets)
Including Contingent Consequential Loss (aka: Extra Expense) up to $50,000.

Premium Rate:	.0983% Gross Sales (9.83 cents per $100 Sales)
Initial Estimate:	$203,000,000 Gross Sales as defined (Retail sales at wholesale equivalent)
Initial Premium:	$224,500. + $7,128. Taxes + $500 Inspection Fees (Billing in 4 installments)
Final Premium:	1) 80% of premium is minimum earned. 2) Audit at expiry only if the actual sales exceed the estimate by 5% or more.
TRIA act (Terrorism):	Optional. Offered at $50,000. additional premium

7

SUMMARY OF INSURANCE

AMERICAN APPAREL, INC.

COVERAGE DETAIL

Policy Type:

Commercial Property – Excluding Stock

Insurer:

Affiliated FM Insurance Company

A.M. Best’s:

Rating:

A+ 14 I Admitted in all states

Subject:

Business

Personal Property – excluding Stock (except at Store locations)

Including

Equipment, Machinery, Office Contents, and EDP Equipment

Business

Income & Extra Expense

Locations:

1. 747 Warehouse St., Los Angeles, CA 90021

2. 748 Terminal St., Los Angeles, CA 90021

3. 1020 East 59th Street, Los Angeles, CA 90001

4. 12537 Cerise Avenue, Hawthorne, CA 90250

5. All Retail Locations are “unnamed” and receive $2,000,000 coverage

Except 712-714 Broadway, New York, NY at $3,604,000., and 121 Spring St., New York, NY at $2,168,500.

Policy Limits:

$20,736,000.

Business Personal Property (Excluding stock)

Included

Tenant’s Improvements

$ 2.370,000.

EDP / Computer Hardware & Media

$23,106,500.

Collectively as “Business Personal Property”

$30,160,000.

Gross Earnings / Extra Expense / Rental Income

Other:

90 Day Ordinary payroll inclusion

Other:

30 Days of Interruption caused by Civil Authority

$ 5,500,000.

Real Property at 12537 Cerese Av., Hawthorne, CA

$ 25,000.

Real Property Misc. (to include plate glass)

Policy Limit:

Building Ordinance – A: Undamaged Building

$ 1,000,000.

Building Ordinance – B: Demolition

$ 1,000,000.

Building Ordinance – C: Compliance with the Law

$ 1,000,000.

Building Ordinance – D: Business Interruption

Sub-Limits:

$ 2,000,000.

Unnamed Locations (Business Income, Stock & Equipment)

Note:

All RETAIL stores (except 2 shown) as ‘Unnamed Locations”

$ 2,000,000.

Newly Acquired Property

$ 250,000.

Contingent Business Interruption (suppliers or customers)

$15,000,000.

Boiler & Machinery

$ 250,000.

Boiler & Machinery Hazardous Substances

$ 250,000.

Boiler & Machinery Ammonia Contamination

$ 500,000.

Accounts Receivable

$ 500,000.

Valuable Papers & Records

$ 250,000.

Fine Arts

$ 100,000.

FireFighting Materials & Expenses

$ 100,000.

Professional Fees

$ 250,000.

Expediting Expenses

$ 250,000.

Pavements and Roadways

$ 50,000.

Pollution land & water clean-up

$ 250,000.

Installation Floater

$ 100,000.

Errors & Omissions

$ 250,000.

Transit Coverage

8

PROPERTY

Sub-Limits (Continued)

$ 100,000. Certified or Non-Certified Acts of Terrorism

$ 1,000,000. Fungus, Mold, or Mildew

$ 100,000. Deferred Payment

$ 100,000. Arson or Theft Reward

$ 100,000. Money & Securities (theft, disappearance, destruction)

$ 100,000. Locks & Keys

$ 100,000. Tenant’s Legal Liability Expense

$ 100,000. Soft Costs

Business Income Sub-Limits

$1,000,000. Extra Expense

90 Days Ordinary Payroll

30 Days Civil Authority Interruption

30 Days Extended Period of Indemnity

$ 250,000. Off Premises Service Interruption

$ 250,000. Contingent Business Interruption (supplier or customer)

$ 250,000. Research & Development Expense

$ 250,000. Ingress / Egress Interruption

$ 100,000. Tax Treatment

Coinsurance: No Coinsurance forms. Agreed Amount coverage.

Coverage: Special Form, Excluding Earthquake & Flood, per Affiliated FM manuscript form Boiler & Machinery Earthquake Sprinkler Leakage (EQSL) included; Sewer Backup included. TRIA Terrorism is shown included for $7,500 premium.

Deductible: $10,000. all Losses, except $50,000 on Water Damage and $2,500 Plate Glass 5% mm. $100,000. Wind/Hail on locations Tier I or 2 (see list attached) 24 Hours on Business Income, Utility Services, or Boiler & Machinery time element

Valuation:

Replacement Cost – as to Equipment & Business Personal Property; except “Selling Price less unincurred” costs on stock at Retail Stores. Actual Loss Sustained as to Business Income & Extra Expense

Audit terms: Insured wilt report new stores as new leases are signed. Agent will report new store locations to the carrier at 6 and 12 months. Additional premium to be based on .09 per $100 value if added in first 6 months, and .045 per $100 if added during second 6 months.

ANNUAL PREMIUMS:

$336,469. Premium (Including $7,500 TRIA Terrorism option)

$ 2,500. Loss Control Engineering fees

$ 500. Brokerage (Worldwide Facilities, Inc.)

$339,469. TOTAL

Average Rate calculation:

$ 58,791,500. Named Locations

$ 96,321,315. Unnamed Locations

$155,112,815. Total Insurable Values

Average Rate = .217 per $100.

9

SCHEDULE OF INSURANCE

AMERICAN APPAREL, INC.

COVERAGE DETAIL

Policy Type:

Commercial General Liability

Insurer:

Travelers Insurance

A.M. Bests:

Rating: A 15 / Admitted

CGL OCCURRENCE FORM

General Aggregate Limit: $2,000,000.

Products’ Completed Operations Aggregate: $2,000,000.

Personal / Advertising Injury: $1,000,000.

Each Occurrence: $1,000,000.

Fire Legal Liability: $ 500,000.

Medical Payments: $ 10,000.

Employee Benefits Liability – each claim $1,000,000.

Employee Benefits Liability – aggregate limit $2,000,000.

Blanket Additional Insureds by contract or agreement are included

Exclusions:

Policy form, including but not limited to:

Mold & Bacteria, Asbestos, Employment Related Practices,

Intellectual Property, Intercompany Products Liability, Abuse or Molestation, Total Pollution.

Premium Basis:

Gross Sales (wholesale and retail)

Audit Rates:

Composite Rate: $O.643 per $1,000.

Initial Estimates:

$172,000,000. Manufacturing / Wholesale

$ 91,950,000. Retail

Intial Premium:

$172,221.

Final Premium:

Subject to audit

Endorsements:

Exclusion of Intercompany receipts for Products Liability

Note:

Retail locations are added at pro-rata sales estimates, as new store leases are added.

Disclaimer: Summary intended for brief informational overview only. This summary does not alter, amend, or extend coverage. Policy terms and conditions prevail.

10

SCHEDULE OF INSURANCE
AMERICAN APPAREL, INC.
COVERAGE DETAIL

Policy Type: Workers' Compensation

Plan Type: Large Deductible / Paid Loss Retro plan
Except for Oregon – Incurred Loss Retro plan
Insurer: Liberty Mutual Insurance Group
A.M. Best's: Rating: A 15 / Admitted

Coverage Summary
Part 1. Workers' Compensation – All States except monopolistic
Part 2. Employer's Liability $1,000,000. / $1,000,000. / $1,000,000.

Options:

USL&H	No
Voluntary Compensation	No
Broad Form All States	Yes (except ND, OH, WA, WY, MA, WI)
Including Officers	No
Stop Gap Liability	Yes (for ND, OH, WA, WY, MA, WI)

Rating Detail
Liberty Mutual Insurance Group

Classification	Payroll Estimates	Composite Net Rate
2501 – Clothing Manufacturing	$63,000,000.	
2362 – Knitting Operations NOC	$ 1,600,000.	
8810 – Clerical Office	$ 9,000,000.	
8008 – Stores-Clothing-Retail	$17,795,000.	
2413 – Textile Dyeing	$ 2,200,000.	
8742 – Salespersons Outside	$ 75,000.	
Total Estimate:	$93,670,000.	$ 1.05 per $100. + .11085 Taxes & TRIA

Basic Premium Estimate: $ 989,821. + $36,091. TRIA + $67,742. Taxes + $44,125 Loss Control
Final Basic Premium: Subject to annual audit

Per Occurrence Deductible: $ 350,000. (Add'l $86,000 Escrow Deposit collected up front)
Aggregate Deductible: $7,100,000. (Adjustable at $ 7.5798 per $100 payroll)

Claims Billing: Monthly paid losses, plus per claim charges:
$2,028. each indemnity claim
$ 138. each medical only claim
$ 83. each record only

Deposits: $368,345. (= first installment, Tax, TRIA, and 325 hours Loss Control)
Deposit may be financed, 25% down + 9 installments

Installments: 8 monthly basic premium installments of $96,779.

Disclaimer: Summary intended for brief informational overview only. This summary does not alter, amend, or extend coverage. Policy terms and conditions prevail.

11

SCHEDULE OF INSURANCE
AMERICAN APPAREL, INC.

Policy Type:	Automobile
Insurer:	St. Paul Travelers
A.M. Best's:	Rating: A 15 / CA Admitted

Coverage:

$1,000,000. Liability – Bodily Injury & Property Damage
$1,000,000. Uninsured Motorists Bodily Injury
$ 5,000. Medical Payments
Included Collision Deductible Waiver
$1,000. Deductible – Comprehensive
$1,000. Deductible – Collision
$ 35,000. Limit Hired Auto Physical Damage
$65 per day / $750 maximum – Hired Autos – loss of use
$50 per day / $1,500 maximum – Transit expense – for theft claims

Regularly Scheduled Drivers:

Fernando Orrego	Dov Charney	Elizabeth Hoeckel	Matthew Werth
Fernando Romano	Aristedes Garcia-Estrada	Roian Atwood	Patrick Lelli
Gabriel Alarco	Kiesean Allen	Adriana Collins	Austin Calhoon
Martin Bailey	Carolina Crespo	Patti Chen	Erika Martinez
Sam Lim	Luddivina Magallon	Dionisio Rodriguez	Lauren Constantine
Jose Esparza	Nathan Scott	Louise Paradis	Vanessa Rico
Juan Carranza	Josh Castro	David Godhall	Pablo Valladares Giron
Juvenal Galeno	Candice Rivera	Monica Solis	Nichole Bowman
Miguel Peralta	Matthew Bennett	Matthew Swenson	Paul Mellings
Guy Gironda	Frank Giambattista	Dina Ruelas	Zoraida Candelario

Juan Acosta

Composite Rates:	1)	Private Passenger:	$1,783. Full coverage
	2)	Light Trucks:	$2,305. Full coverage
	3)	Heavy Trucks:	$3,656. Full coverage

12

Vehicles:

1) 2000 Isuzu 1  1/2 Ton Van

#4KL8481R8YJ800248

2) 1993 Ford Escort LX

#1FAPP15J7PW131683

3) 2003 Mercury Grand Marquis

#2MEFM75W43X657571

4) 1985 Mercedes Benz 190E

#WDBA24C7FF048489

5) 1987 BMW325is

#WBAAA1308H2325477

6) 1993 International 3 Ton Van

#1HTSDNZN1PH493902

7) 1989 Ford 2 1/2 Ton Van

#1FDNK74P4KVA17272

8) 1985 BMW 325e

#WBAAB6407F1211496

9) 1990 Mercedes 190E

#WDBDA29D8LF726978

10) 1990 Ford cargo van

#1FDKE37G2LHA85746

11) 1999 Ford cargo van

#1FTNE2428XHB38704

12) 1993 Mercedes Benz 400E

#WDBEA34B3PM952983

13) 1983 Honda Civic hatchback

#JHMSR3321DS023924

14) 1992 Mercedes Benz 420E

#WDBEA34E0NB812886

15) 1993 Mercedes Benz 190E

#WDBDA28D4PG041748

16) 1993 BMW 525i

#WBAHD6311PBJ93379

17) 2000 Dodge Van (light cargo van)

#2B7JB21Y3YK100621

18) 1986 Ford Ranger 1/2 ton PU

#1FTBR10A2GUB86964

19) 2005 Kemco 50cc Scooter

#RFBBAAA265B105359

20) 1992 Mercedes Benz 190E

#WDBDA29DONF872763

21) 1995 Mercedes Benz C280

#WDBHA28E5SF185334

22) 1984 Merdeces Benz 1 90E

#WDBDA24AOEA050037

23) 1995 GMC box van

#1GDJ7H1J5SJ503604

24) 1992 GMC box van

#1GDJ7H1M2NJ523405

25) 1996 Isuzu box van

#JALC481KST7006684

26) 1994 GMC box van

#1GDJ71H1J1RJ506347

27) 2001 Dodge Caravan

#1B8GP25GX1B109398

28) 1999 Hyundai Sonata

#KMHWF35V1XA048797

29) 1995 Ford F-150

#2FTEF15YXSCA06036

30) 1998 Ford E-250 Cargo Van (NY)

#1FTNE2427WHB71093

31) 1990 MercedesBenz 190E

#WDBDA29D2LF696084

32) 1987 Mercedes Benz 300E

#WDBEA30D2HA509258

33) 1991 Mercedes Benz 190E

#WDBDA29D5MF770745

34) 1986 Mercedes Benz 300E

#WDBEA30D9GA279992

35) 1992 Mercedes Benz 300E

#WDBEA26D2NB624515

36) 1993 Mercedes Benz 190E

#WDBDA28D9PG832236

37) 2005 Verucci VC 50cc Scooter

#LFETAA1805700

38) 1993 Mercedes Benz 190E

#WDBD29D3PF996500

39) 1992 Mercedes Benz 190E

#WDBDA28D6NF886586

40) 1992 Mercedes Benz 190E

#WDBDA28D3NF964483

41) 1988 Mercedes Benz 260E

#WDBEA26DXJ600978

42) 1988 Mercedes Benz 300E

#WDBEA30DXJA765637

43) 1991 MercedesBenz 190E

#WDBDA29D9MF801222

44) 1988 Mercedes Benz 260E

#WDBEA2604JA784976

45) 1990 Mercedes Benz 190E

#WDBDA29D9LF687916

46) 1981 Toyota Starlet

#JT2KP61G8B5526765

47) 1983 BMW 733i

#WBAFF8402D7851311

48) 1990 Ford E-350 Van

#1FTJE34G5LHA31460

49) 1983 Honda Civic

#JHMWD5526DS016329

50) 2006 Roketa scooter (FL)

#LJ4TCKPA20069000650

51) 2006 Roketa Cayman 150 scooter (FL)

#LJ4TCKPA16900574

52) 1983 Honda

#JHMWD3529D5023943

53) 1993 International Truck

#1HTSCPMM5PH485742

54) 2006 Genuine, Buddy 50 scooter (NY)

#RFVPAP5A761000138

55) 2006 Dodge Sprinter 2500 cargo van

#WD0PD744665950178

56) 2007 Subaru Forester (NY)

#JF15G63607H705700

57) 2007 Subaru Forester (NY)

#JF1SG63657H703683

58) 2007 Subaru Forester (NY)

#JF1SG63637H709370

59) 2007 Subaru Forester (NY)

#JF1SG63607H708659

60) 2007 Subaru Forester (FL)

#JF1SG63607H711478

61) 2007 Subaru Forester (FL)

#JF1SG63617H704166

62) 2007 Subaru Forester (CA)

#JF1SG63667H712182

63) 2006 Marca E-Ton Beamer II scooter (FL)

#RK15BBOC65A002953

64) 2006 Marca Verucci Venice scooter (FL)

#5F01T25A45C003744

65) 1999 Cadillac Deville

#1G6KF549XX4732994

66) 1999 Pontiac Montana

#1GMDU06E6XD278120

67) 2007 Subaru Forester

#JF1SG69687H726334

13

SCHEDULE OF INSURANCE

AMERICAN APPAREL, INC.

COVERAGE DETAIL

Policy Type:

NEW YORK Disability Benefits Law

Insurers:

New York State Insurance Fund

DISABILITY BENEFITS LAW

Classification

$17,680 max per employee ratable wage

Rates: Females .40 per $100. x 1,432,080 = $ 5,728. premium

Males .20 per $100. x 0. = $ 0.

Disclaimer: Summary Intended for brief informational overview only. This summary does not after, amend, or extend coverage. Policy terms and conditions prevail.

14

SCHEDULE OF INSURANCE

AMERICAN APPAREL, INC.

COVERAGE DETAIL

Policy Type: Umbrella Liability

Insurer: Travelers Insurance A.M. Bests: Rating: A 15 / Admitted

Limits of Insurance

$ 9,000,000. Per Occurrence Limit $ 9,000,000. General Aggregate Limit $ 9,000,000. Products / Completed Operations Aggregate

$ 0. Self Insured Retention

Major Exclusions: Please see proposal attached

- Pollution

- Asbestos

- Nuclear energy

- War

Underlying Requirements

General Liability – as per St. Paul Travelers $1,000,000 primary

Automobile Liability – as per St. Paul Travelers $1,000,000 primary Employers Liability – as per Liberty Mutual $1,000,000 primary

Premium Rates:

$9,000,000. Umbrella $61,693.

Disclaimer: Summary intended for brief informational overview only. This summary does not alter, amend, or extend coverage. Policy terms and conditions prevail.

15

SCHEDULE OF INSURANCE

AMERICAN APPAREL, INC.

COVERAGE SUMMARY

Policy Type: Directors & Officers Liability / Employment Practices Liability

Insurers: 1) U.S. Specialty Insurance Company $3,000,000.

2) ACE / Westchester Fire Insurance Co. $3,000,000. x/s $3mm

3) Gotham Insurance Company $4,000,000. x/s $6mm

A.M. Bests: 1) A+ 11 Admitted; 2) A+ 11 admitted; 3) A 8 non-admitted

Effective: August 30, 2006 to August 30, 2007

Coverage: Directors, Officers, and Company Reimbursement Coverage

Employment Practices Liability

Type: Claims Made - Retro Date is 08-30-04

Total Limits: Three policies with limits to total $10,000,000. as shown above.

$10,000,000. Each Claim – including costs & expenses

$10,000,000. Aggregate Limit – including costs & expenses

Retention: $ 75,000. each D & O claim

$ 150,000. each EPLI claim

Third Party: Third Party coverage is included

Defense: Defense Costs are included within the limits.

Policy is reimbursement, and not “duty to defend”

Discovery: Following cancellation or non-renewal of this policy, the insured may elect to extend the time period for reporting of occurrences to which this insurance applied for up to 12 months, at a premium of 100% of the annual premium, or 24 Months at a premium of 200%.

Other: TRIA Terrorism exclusion

Products Liability Exclusion with A-Side & Security Carvebacks

Full Severability

Order of Payments endorsement

Sub-retention for Employment Practices Liability ($150,000 retention)

16

SCHEDULE OF INSURANCE

AMERICAN APPAREL, INC.

COVERAGE DETAIL

Policy Type: Foreign Package

Insurer: St. Paul Travelers Insurance Company

A.M. Bests: Rating: A 15/ Admitted

NAMED INSURED (Foreign)

American Apparel, Inc.

American Apparel Retail, Inc.

American Apparel Dyeing & Finishing, Inc.

American Apparel U.K. Limited

American Apparel Carnaby Limited

American Apparel Japan, Inc.

American Apparel Deutchland GMBH

American Apparel Israel, Inc.

American Apparel Korea, Inc.

American Apparel Mexico, S. de R.L. de CV.

American Apparel Labor, S. de R.L. de C.V.

Locations: As per schedule of locations

Limits of Insurance: As per schedule on file with the company

International Property coverage

$12,952,000. Total Insured Values / Business Personal Property

$ 8,237,000. Total Insured Values / Earnings and Expense

$ 25,000. Unscheduled Locations coverage

Major Exclusions: Earthquake, Flood, War & Terrorism, Mold & Bacteria

Deductibles: $10,000. all perils except $50,000 Theft

Valuation: Replacement Cost

Coinsurance: 90%

Additional Benefits:

Accounts Receivable: $50,000.

Building Ordinances or Laws $250,000, or 10% of applicable limit, whichever less

Catastrophe Allowance $10,000.

Coinsurance Deficiency: $100,000.

Debris Removal: 25% up to $25,000 per location

Deferred Payments: $25,000.

Depositors Forgery: $10,000.

Devaluation of Currency: $100,000.

Employee Theft: $10,000.

Extra Expense: $25,000.

Exhibition: $25,000. as per Unscheduled Locations coverage

Fire Arts $25,000.

Fire Department Service: $25,000.

Fire Protection Equipment: $25,000.

Installation at a Jobsite $25000. as per Unscheduled Locations coverage

Lost Key $10000.

Newly Acquired Property $250,000. Building limit (180 Days)

Newly Acquired Property $250,000. Business Personal Property limit (180 days)

Off Premises Utility Failure: $50,000.

Outdoor Property $25,000.

17

SCHEDULE OF INSURANCE

AMERICAN APPAREL, INC.

COVERAGE DETAIL

Policy Type: Foreign Package - CONTINUED

Insurer: St. Paul Travelers Insurance Company

A.M. Bests: Rating: A 15 / Admitted

Property Benefits (continued)

Outdoor Property: $25,000.

Personal Belongings: $25,000.

Pollution Clean up and Removal: $25,000.

Portable Computer Hardware: $25,000.

Radioactive Contamination: $25,000.

Random Attack-Hacking / Virus: $25,000.

Sewer Backup: $10,000.

Spoilage: $100,000.

Tax Liability: $25,000.

Valuable Papers and Research: $25,000.

Voluntary Surrender: $25,000.

International General Liability

General Total Limit: $2,000,000.

Products & Completed Work Total Limit: $2,000,000.

Personal Injury & Advertising Injury: $1,000,000.

Each Event Limit: $1,000,000.

Premises Damage Limit: $ 100,000.

Medical Expense Limit - per person: $ 10,000.

Employee Benefits Liability: $1,000,000. / Deductible: $1,000.

Hired & Non Owned Auto Liability: $1,000,000. including $10,000 Medical Payments

International Workers’ Compensation, and Employers’ Liability

Part 1 Statutory, according to the laws of the state and/or country as declared.

U.S. Nationals: State of Hire

Third Country Nationals: Country of Origin

Local Hires: Not covered. Local Employer’s Liability is available at add’l cost.

Part 2 Employers Liability

$1,000,000. Bodily injury by accident, each accident

$1,000,000. Bodily Injury by disease, policy limit

$1,000,000. Bodily Injury by disease, each person

Repatriation Expense Limit: $100,000 per person / $250,000 policy limit

Kidnap & Ransom Protection

$100,000 limit applies to each item:

Ransom, Transit, Crisis Response Fees & Expenses,

Additional Expenses, and Legal Liability

Covered Persons: Present & Future Directors, Officers, and Employees of the Insured.

18

SCHEDULE OF INSURANCE
AMERICAN APPAREL, INC.
COVERAGE DETAIL

Policy Type:	Mexico Package
Insurer:	ING Comercial America
Rating:	Locally admitted Mexican insurance

I. Property / Business Interruption

Locations:
1. Presidente Masaryk #169, Col. Chapultepec, Mexico, DF CP 11570
2. Ave. 10 Sur con la Sur s/n, Centro Comercial Paseo del Carmen, #17-18, Manzana 8, Lote 1, Col. Centro, Playa del Carmen, Solidaridad, Quintana Roo, CP 77710

Limits:	Location #1:	$400,000. Contents $216,000. Business Interruption + $25,000 Extra Expense
Limits:	Location #2:	$400,000. Contents $135,000. Business Interruption + $25,000 Extra Expense

Deductibles:	Property Damage (All Risk)	$10,000. deductible
	Business Interruption	3 days deductible
	Hurricane / Wind / Hail / Flood / Mudslide:	5% (min. $10k) plus 10% co-payment
	Earthquake:	2% deductible + 25% co-payment

Valuation:	Replacement Cost
Other:	Debris removal sublimit = 10%
Other:	Business Interruption is Loss of Profits, fixed expenses & salaries for 3 months
Other:	Earthquake excludes Loss of Profits

II. Burglary (robbery with violence)

Coverage Limit:	$100,000.
Coverage definition:	Theft of contents within premises with violence and/or assault.
Major exclusion:	Mysterious Disappearance
Deductible:	10% of loss, subject to $10,000. minimum

III. Civil General Liability

Coverage Limit:	$1,000,000. Combined single limit BI / PD
Sublimit:	$ 100,000. for Tenants Liability
Coverage:	Premises / Operations; Products / Completed Operations; Tenants Liability (fire legal liability), and Excess Auto Liability for excess of $100,000. US
Deductible:	10% of loss, subject to $1,000. minimum.

IV. Money & Securities

Coverage Limit:	$10,000. each location
Coverage:	Inside & Outside Premises
Deductible:	10% of loss, subject to $1,000. minimum

V. Electronic Equipment

Coverage Limit:	$10,000 each location
Coverage:	Standard EE incl. strikes/riots, Hurr/Wind/Hail, flood & earthquake
Deductible:	2% of loss, subject to $1,000. minimum; 25% for theft

VI. Glass Breakage

Coverage Limit:	$5,000. each location; 5% deductible, subject to $500 minimum.

19

SCHEDULE OF INSURANCE

AMERICAN APPAREL, INC.

COVERAGE DETAIL

Policy Type: Credit Indemnity

Insurer: Euler Hermes ACI

Rating: A 8/ Admitted

Policy Type: Domestic Markets

Inception Date: 10-1-06 / 07

Estimated covered sales: $85,000,000. (true up only on sales above $85mm)

Covered Products: Apparel

Named Coverage (estimate) $9,315,000.

Policy Amount: $3,000,000.

Discretionary Credit Limit $25,000.

Aggregate D.C.L. $50,000.

Policy Deductible: $30,000.

Coinsurance: 10% (90% indemnity)

Discretionary Credit Limit: NONE

Policy Premium: $110,500. (with true-up only sales above $85mm)

Premium Factor: $0.13 per $100 sales

Maximum terms of sales: up to 60 days

Non qualifying loss: $2,000.

Limit Underwriting fees: $50. each domestic report, $25. for each RRCL (30 Free)

Past due reporting: 60 day threshold, and $10,000.

Maximum Claim Filing: Greater of 180 days from shipment or 90 days from due date,

But no longer than 180 days after the end of the policy period.

20

SCHEDULE OF INSURANCE

AMERICAN APPAREL, INC.

COVERAGE DETAIL

Policy Type: Pollution Legal Liability- Select

Insurer: A.I.G. / American International Surplus Lines Insurance Company

Rating: A+ 15/ Non-Admitted (approved on CA list of eligible surplus lines)

Policy Term: Three Years

Other: The limit of liability of shared over the policy term. The limit is not an annual limit of liability, and therefore is not reinstated each year within the policy term.

Coverage Amount: $5,000,000. Each Incident Limit

$5,000,000. Coverage Section Aggregate Limit

Deductible: $10,000. Each Incident

Coverage Sections: B,C,E,F

Coverage Sections: B: On-Site Clean-up of new conditions

C: Third-Party claims for on-site bodily injury and property damage

E: Third-Party claims for off-site clean-up resulting from new conditions

F: Third-Party claims for off-site bodily injury and property damage

TRIA Terrorism: Declined by insured

Major Exclusion: Microbial matter is excluded.

Pollution shall not include Microbial matter meaning fungi, mold, or mildew

Disclaimer: Summary intended for brief informational overview only. This summary does not alter, amend, or extend coverage. Policy terms and conditions prevail.

21

SCHEDULE OF INSURANCE

AMERICAN APPAREL, INC.

COVERAGE DETAIL

Policy Type: Employed Lawyers Professional Liability

Insurer: Philadelphia Insurance Company

Rating: A+ 11 / Admitted

Policy Term: June 8, 2007 to June 28, 2008

Limit of Liability $5,000,000. Aggregate (Including Defense Costs)

Policy Form: Claims Made / Retro Date Inception

Private Company coverage form applies (requires a different form if

Publicly Traded Company)

Retention: $5,000. Per Claim

Retroactive Date: June 8, 2007

Continuity Date: Not applicable

Other: Prior & Pending Litigation Exclusion

Known Prior Acts Exclusion

Limited Moonlighting coverage endorsement (excluding criminal law,

matrimonial or family law, or estate/financial planning)

Choice of counsel

Disclaimer: Summary intended for brief informational overview only. This summary does not alter, amend, or extend coverage. Policy terms and conditions prevail.

22

Schedule of Domestic Locations:

1. 747 Warehouse St., Bldg 4, Los Angeles, CA 90021

and 748 Terminal Street, Bldg., 3, Los Angeles, CA 90021

2. 1020 E. 59th Street, Los Angeles, CA 90001

3. 12537 Cerese Avenue, Hawthorne, CA 90250

4. Unnamed Processing & Storage Locations

5. 712-714 Broadway, New York, NY 10012

6. 2111B-C, 2113, 2115, 2117 W. Sunset Blvd., Los Angeles, CA 90026

7. 373 6th Avenue, New York, NY 10014

8. 183-185 E. Houston, New York, NY 10002

9. 121 Spring Street, New York, NY 10012

10. 374 E. 2nd Street, Los Angeles, CA 90012

11. 104 S. Robertson Blvd., Los Angeles, CA 90048

12. 104 N. 6th Street, Brooklyn, NY 11211

13, 6922 Hollywood Blvd., Hollywood, CA 90028

14. 1234 S.W. Stark, Portland, OR 97205

15. 3412 S.E. Hawthorne Blvd., Portland, OR 97214

16. 112 Court St., Brooklyn, NY 11201

17. 3867 Fourth Ave., San Diego, CA 92103

18. 1090 Third Avenue, New York, NY 10021

19. 7339 W. Alaska Dr., Lakewood, CO 80226 (Closing 7-31-07)

20. 718-720 Lincoln Road, Miami, FL 33139

21. 1615 Haight Street, San Francisco, CA 94117

22. 4665 Hollywood Blvd., Los Angeles, CA 90027

23. 6611 Hollywood Blvd., Los Angeles, CA 90028

24. 2174 Union Street, San Francisco, CA 94123

25. 1563 N. Milwaukee Avenue, Chicago, IL 60622

26. 498 Bluebird Court, Unit 640, Central Valley, NY 10917

27. 1060 Westwood Blvd., Los Angeles, CA 90024

28. 740 E. Ventura Blvd., #718, Camarillo, CA 93010

29. 2301 Telegraph Avenue, Berkeley, CA 94704

30. 950 Church St., Evanston, IL 60201

31. 138 Newbury St., Boston, MA 02116

32. 740 S. Rampart, Bldg. 7, Suite 6, Las Vegas, NV

33. 840 Ocean Drive, Miami, FL 33139

34, 935-939 N. Rush St. & 44-48 E. Walton St., Chicago, IL 60611

35. 4345 University Way NE, Seattle, WA 98105-5808

36. 173 Allen Street, New York, NY 10002 (Rooftop Sign only)

37. 1125-27 Light Street, Baltimore, MD 21230

38. 608 Duval Street, Key West, FL 33040

39. 802 N. San Vicente Blvd., Los Angeles, CA 90069

40. 526 S. Mill Avenue, Tempe, AZ 85281-3653

41. 7763 Melrose Avenue, Los Angeles, CA 90046

42. 2654 Main Street, Santa Monica, CA

43. 363 Grant Street, San Francisco, CA 94108

44. 555 11th Street, Washington, DC

45. 837 W. Armitage, Chicago, IL 60601

46. 613-619 E. Liberty Street, Ann Arbor, MI

47. 1280 Garnet Avenue, San Diego, CA 92109

48. 225 Miracle Mile, Coral Gables, FL 33135

49. 3030 Grand Avenue, Miami (Coconut Grove), FL 33133-5102

50. 159 Weybosset Street, Providence, RI 02903

51. 206 Del Cristo St., Old San Juan, Puerto Rico 00901 (Deleted 11-3-06)

52. 3661 Walnut Street, Sansom Commons, Philadelphia, PA 19104

53. 122 S. Robertson Blvd., Suite 204, Los Angeles, CA 90048 (Office & Storage)

54. 1221 N. High Street, Columbus, OH 43201

55. 348 King Street, Charleston, SC 29401-1440

56. 1611 Walnut Street, Philadelphia, PA 19102

2

57. 3126 N. Broadway Street, Chicago, IL 60657

58. 207 Main Street, Huntington Beach, CA 92648

59. 1841 Broadway, New York, NY 10023

60. 181-189 Eighth Avenue, New York, NY 10011

61. 405 S. Washington Avenue, Royal Oak, MI 48067

62. 860 East 13th Avenue, Eugene, OR 87401

63. 1124-1130 Pearl Street, Boulder, CO 80302

84. 145 Cherry Street, Burlington, VT 05401

65. 1531 Pacific Avenue, Santa Cruz, CA 95060

66. 800 Spring Street Atlanta, GA 30308 & auxiliary spaces B-2 & B-5

67. 119-121 East 23rd Street, New York, NY 10010-4507

68. 1718 Coventry Rd., Cleveland, OH 44118

68. 80 Hudson Street, Hoboken, NJ 070301

69. 25 N. Santa Cruz Avenue, Los Gatos, CA 95030

70. 318 W. Broughton Street, Savannah, GA 31401

71. 59 N. Main Street, South Norwalk, CT 06854-2703

72. 314 Flatbush Avenue, Brooklyn, NY 11238

73. 1512 Larimer Street, #R-28, R-21A, Denver, CO 95826

74. 701 Lady Street, Suite B, Columbia, SC 29201

75. 5331 E. Mockingbird Lane, Suite 175, Dallas, TX 75206-5169

76. 1504 Camden Road, Suite 300, Charlotte, NC 28203

77. 5509-11 Walnut Street, Pittsburgh, PA 15232

78. 1133 Euclid Avenue N.E., Atlanta, GA 30307

79. 3140A W. Cary Street, Richmond, VA 23221

80. 140 West Broadway, New York, NY 10005

81. 115 East Grand River Avenue, East Lansing, Ml 48823

82. 7467 Melrose Ave., #17, Los Angeles, CA 90048 (Office/Storage)

83. 528 & 530 S. Main Street, Memphis, TN 38103

84. 1 Indian Hill Blvd., #D100, Claremont, CA 91711

85. 237-39 Smith Street, Brooklyn, NY 11231-4719

86. 243 West McMillan Street, Cincinnati, OH 45219

87. 8701 Colesville Road, Silver Spring, MC 20850

88. 15 SW 1st Avenue, Gainesville, FL 32601

89. 5855 Sunset Drive, Miami, FL 33143

90. 200 Broadway Avenue East, Seattle, WA 98102

91, 7925 Girard Avenue, La Jolla, CA 92037

92. 1686 Jefferson Avenue, Miami Beach, FL 33139 (Storage only)

93. 320 Broadway, Nashville, TN 37201

94. 249 NE 1st Avenue, Miami, FL 33132 (Deleted 11-7-06)

95. 306 W. 5th Street, Los Angeles, CA 90013

96. 200 N. Broadway, Santa Ana, CA 92701

97. 1665 Westheimer Road, Houston, TX 77006

98. 1019 State Street, Santa Barbara, CA 93101

99. 47 Brattle Street, Cambridge, MA 02138

100. 3400 Around Lenox Road Northeast #207-212, Atlanta, GA 30326

101. 3310 Magazine Street, New Orleans, LA 70115

102. 2831 Broadway, New York, NY 10025

103. 1784 West Avenue, Miami Beach, FL 33139

104. 142 5th Avenue, New York, NY 10011-4312

105. 988 East University Blvd., Tucson, AZ 85719

106. 1500 6th Avenue, Suite 7, Seattle, WA 98101

107. 46 West Colorado Blvd., Pasadena, CA 91105

108. 170 University Avenue, Palo Alto, CA 94301

109. 1433 West Lake Street, Minneapolis, MN 55408

3

109. Apartment Leased by American Apparel, and/or Dov Chamey

351 S. Fuller #4G LA, CA 90036

530 Molino Street #309, LA CA 90013

1466 Morton Place, LA CA 80026

1115 Douglas Street, LA CA 90026

3202 1/2 W. Sunset Blvd #208, LA, CA 90026

3202 1/2 W. Sunset Blvd #209, LA, CA 90026

3202 1/2 W. Sunset Blvd #210, LA, CA 90026

920 1/2 Euclid Ave., LA, CA 90023

711 1/2 E. Edgeware, LA, CA 90026

711 E. Edgeware, LA, CA 90026

3863 4th Avenue, San Diego, CA 92103

203 1/2 Boylston, LA, CA 90026

2113 W. Sunset Blvd. #4, LA, CA 90026

1113 1/2 Douglas Street, LA, CA 90026

179 E. Houston Street #3B, NY, NY 10002

179 E. Houston Street #6B, NY, NY 10002

1608 Meridian Avenue #2, Miami BCH, FL 33139

199 Orchard Street #3C, NY, NY 10014

199 Orchard Street #6C, NY, NY 10014

156 Orchard Street #3A, NY, NY 10002

1201 W. Court Street, LA, CA 90028

874 Broadway #501, NY, NY 10003

818 S. Grands Avenue #707, LA, CA 90017

825 Jefferson Avenue #2, Miami BCH, FL 33139

740 10th Street #108, Miami BCH, FL 33139

1115 1/2 Douglas Street, LA, CA 90026

4

SCHEDULE OF FOREIGN LOCATIONS
Insured for Excess / Difference in Conditions only

#	Country	City	Address
1	United Kingdom	London	3-4 Carnaby Street, W1F9DW
2	United Kingdom	London	123-125 Curtain Road, EC2A3BX
3	United Kingdom	London	176-178 Portobello Road, W112EB
	United Kingdom		Wholesale / On Line Sales
4	Japan	Tokyo	1-2-9 Azabujyuban, Manato-Ku
5	Japan	Tokyo	15-5 Hachiyamacho, Shibuya-Ku
6	Japan	Tokyo	1-22-8 Shibuya, Shibuya-Ku
7	Japan	Osaka	1-16-5 Nishi Shinsaibashi, Chuo-Ku
8	Japan	Tenjin	Daimyoul 13-18, Chuo-ku, Fukuoka-shi, Fukuoka
	Japan		Wholesale / Online Sales
9	Germany	Berlin	Munzstrasse 19, 10178 Berlin/Mitte
10	Germany	Berlin	Bayreuther Strasse 35, 10789 Berlin/Witt.
11	Germany	Berlin	Alte Schönhauser Straße 41, 10119 Berlin
12	Germany	Dusseldorf	Hammer Strasse 19, 40221 Dusseldorf/Med.
13	Germany	Frankfurt	Kaiser Strasse 23, 60331 Frankfurt/Main
14	Germany	Hamburg	Jungernsteig 51, 20354 Hamberg
15	Germany	Koln	Maastrichter Strasse 36, 50672 Koln
16	Germany	Koln	Ehren Strasse 60-64, 50672 Koln
17	Germany	Munich	Amalien Strasse 44, 80799 Munchen
18	Germany	Munich	Schelling Strasse 11, 80799 Munchen
19	Germany	Stuttgart	Friedrichstraffe 39, 70174 Stuttgart
	Germany		Wholesale / Online Sales
20	Switzerland	Zurich	Josef Strasse 74, 8005 Zurich
	Switzerland		Wholesale / Online sales
21	Netherlands	Amsterdam	Westerstraat 59-61, 1015LV Amsterdam
22	Netherlands	Rotterdam	Meent 95, 3011 JD Rotterdam
23	France	Paris	41, rue du Temple, 75004 Paris
24	France	Paris	31, place du Marche St-Honore, 75001 Paris
25	France	Paris	10, rue Beaurepaire, 75010 Paris
26	France	Paris	7, rue Gozlin, 75006 Paris
27	France	Paris	123, rue Vieille du Temple, 75003
28	Korea	Busan	11-1 Kwang-Bok Dong 3 Ga, Jung-Gu
29	Korea	Cheong-Ju	1F. Taewon Bldg., 158-1 Bukman-Ro 1 Ga
30	Korea	Seoul	1F. Jung-San Bldg.,362-4 Seo Kyo-Dong Mapo-Gu
31	Korea	Seoul	52-8 Myung-Dong 2-Ga, Jung-Gu
32	Korea	Seoul	102. Bosung Bldg., 1307-22 Seocho-Dong, Seocho-Gu
	Korea	Seoul	Wholesale / Online sales
33	Mexico	Mexico City	169 Presidental Masaryk, Chapultepec Morales
34	Mexico	Quintana Roo	Centro Comercial Paseo del Carmen #17-18 (cont.) Manzana 8, Lote 1, Col. Centro, Playa del Carmen
35	Israel	Tel Aviv	50 Dizengoff Center, 69 King George St.

5

Schedule 3.14

Collective Bargaining Agreements

1. Agreements and arrangements pursuant to the Agreement and Plan of Reorganization By and Among Endeavor Acquisition Corp. (“Parent”), AAO Acquisition Corp., (“Merger Sub’), American Apparel Inc., (“AAI”), American Apparel, LLC, (“LLC”), each of the Canadian Companies set forth on the Schedule A thereto, (collectively referred to as “CI”), Dov Charney, (“Stockholder”) and with respect to certain provisions only, each of the stockholders of “CI” (collectively, the “CI Stockholders”) and with respect to certain provisions only, Sam Lim (‘Lim”), dated December 18, 2006.

Credit Agreement, dated as of July 2, 2007 (the “BofA Credit Agreement”), among American Apparel (USA), LLC (“AAUSA” and f/k/a AAI Acquisition LLC (successor by merger to American Apparel, Inc.)), the other borrowers thereto, the facility guarantors party thereto, Bank of America, N.A. (success by merger to LaSalle Bank National Association) as issuing bank, the other lenders thereto, Bank of America, N.A. (successor by merger of LaSalle Business Credit, LLC, as agent for LaSalle Bank Midwest National Association, acting through its division, LaSalle Retail Finance) as administrative agent and collateral agent, and Wells Fargo Retail, Finance, LLC as the collateral monitoring agent

Schedule 6.02

Existing Encumbrances

[See Schedule 3.05(a) – “Title Exceptions”]

Schedule 6.04

Existing Investments

Please see Schedule 3.12 – Subsidiaries and Joint Ventures

Exhibit A

Form of Assignment and Acceptance

ASSIGNMENT AND ACCEPTANCE

Reference is made to the Credit Agreement dated as of July 2, 2007 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”) by and among (i) American Apparel, Inc., for itself and as agent (in such capacity, the “Lead Borrower”) for the other Borrowers party thereto (collectively, with the Lead Borrower, the “Borrowers”), (ii) the Borrowers, (iii) the Facility Guarantors, (iv) LaSalle Business Credit, LLC, as Agent for LaSalle Bank Midwest National Association, acting through its division, LaSalle Retail Finance, as administrative agent (in such capacity, the “Administrative Agent”) for its own benefit and the benefit of the other Credit Parties, (v) LaSalle Business Credit, LLC, as Agent for LaSalle Bank Midwest National Association, acting through its division, LaSalle Retail Finance, as collateral agent (in such capacity, the “Collateral Agent”) for its own benefit and the benefit of the other Credit Parties, and (vi) the Lenders party thereto (the “Lenders”). Capitalized terms used herein and not defined herein-shall have the meanings assigned to such terms in the Credit Agreement. (the “Assignor”) and (the “Assignee”) agree as follows:

1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to the Assignor’s rights and obligations as a Lender with respect to Loans under the Credit Agreement as of the date hereof which represents the applicable percentage interest(s) specified on Schedule I hereto of all outstanding rights and obligations of the Lenders under the Credit Agreement (including, without limitation, such interest in each of the Assignor’s outstanding Commitments, if any, and the Loans (and related Obligations) owing to it). After giving effect to such sale and assignment, the Assignor’s and the Assignee’s Commitments and the amount of the Loans owing to the Assignor and the Assignee and the amount of Letters of Credit participated in by the Assignor and the Assignee will be as set forth in Section 2 of Schedule I hereto.

2. The Assignor (a) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim and that it is legally authorized to enter into this Assignment and Acceptance; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in, or in connection with, the Credit Agreement or any other Loan Document or any other instrument or document

1

furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto; and (d) confirms, in the case of an assignment to an Assignee who is not a Lender or an Affiliate of a Lender, the amount of the Commitment or Loans subject to this Assignment and Acceptance, is not less than $5,000,000 or, if less, the entire remaining amount of the Assignor’s Commitment or Loans.

3. The Assignee (a) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 5.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (b) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (c) appoints and authorizes the Agents to take such action as agents on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agents by the terms thereof, together with such powers as are reasonably incidental thereto; (d) agrees that it will perform in accordance with their terms all of the obligations which, by the terms of the Credit Agreement, are required to be performed by it as a Lender; (e) represents and warrants that it is an Eligible Assignee and that it is legally authorized to enter into this Assignment and Acceptance; (f) specifies as its lending office (and address for notices) the office set forth beneath its name on the signature pages hereof; and (g) agrees that if the Assignee is a Foreign Lender entitled to an exemption from or reduction in withholding tax, it shall deliver to the Lead Borrower and the Administrative Agent two copies of either United States Internal Revenue Service Form W-8BEN or Form W-8ECI, or any subsequent versions thereof or successors thereto, or, in the case of a Foreign Lender claiming exemption from or reduction in U.S.

Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a (i) Form W-8BEN, or any subsequent versions thereof or successors thereto, and (ii) if such Foreign Lender delivers a Form W-8BEN, a certificate representing that such Foreign Lender is not (A) a bank for purposes of Section 881(c) of the Code, (B) is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of any Loan Party and (C) is not a controlled foreign corporation related to the Loan Parties (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Foreign Lender claiming, as applicable, complete exemption from or reduced rate of, U.S. Federal withholding tax on payments by the Loan Parties under the Credit Agreement and the other Loan Documents, or in the case of a Foreign Lender claiming exemption for “portfolio interest” certifying that it is not a foreign corporation, partnership, estate or trust.

2

4. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered, together with a processing and recordation fee of $5,000, to the Administrative Agent for acceptance and recording by the Administrative Agent.

The effective date of this Assignment and Acceptance shall be the date of acceptance thereof by the Administrative Agent, unless otherwise specified on Schedule I hereto (the “Effective Date”).

5. Upon such acceptance by the Administrative Agent and recording by the Administrative Agent, from and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent of the interest assigned by this Assignment and Acceptance, shall have the rights and obligations under the Credit Agreement of a Lender thereunder, and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement, other than those relating to events or circumstances occurring prior to the Effective Date, and except as otherwise provided in Section 9.04 of the Credit Agreement.

6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.

7. This Assignment and Acceptance shall be governed by, and be construed and interpreted in accordance with, the law of the Commonwealth of Massachusetts.

[SIGNATURE PAGE FOLLOWS]

3

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written.

[ASSIGNOR]

By:

Name:

Title:

[ASSIGNEE]

By:

Name:

Title:

Lending Office (and address for notices):

[Address]

Accepted this day

of ,

LASALLE BUSINESS CREDIT, LLC,

AS AGENT FOR LASALLE BANK

MIDWEST NATIONAL ASSOCIATION,

as Administrative Agent

By:

Name:

Title:

4

Acknowledged to this day of ,

AMERICAN APPAREL, INC., as Lead Borrower

By:

Name: Title:

5

Schedule I

to

Assignment and Acceptance

Dated ,

Section 1.

Commitment Percentage: %

Section 2.

Assignor’s Commitment: $

Assignee’s Commitment: $

Aggregate Outstanding Principal Amount of

Loans Owing to Assignor: $

Aggregate Outstanding Principal Amount of $

Loans Owing to Assignee: $

Aggregate Participations by Assignor in Letters of Credit: $

Aggregate Participations by Assignee in Letters of Credit: $

Section 3. $

Effective Date: ,

6

Exhibit B

Form of Customs Broker Agreement

CUSTOMS BROKER AGENCY AGREEMENT

Name and Address of Customs Broker:

Dear Sir/Madam:

, a organized and existing under the laws of (the “Company”), among others, has entered into various financing agreements with LaSalle Business Credit, LLC, as Agent for LaSalle Bank Midwest National Association, acting through its division, LaSalle Retail Finance, with offices at 25 Braintree Hill Office Park, Braintree, Massachusetts 02184, as collateral agent (in such capacity, the “Collateral Agent”) for its own benefit and the benefit of certain other credit parties (the “Credit Parties”), pursuant to which the Collateral Agent and the other Credit Parties may from time to time make loans or furnish certain other financial accommodations to the Company. The Company’s obligations on account of such loans and financial accommodations are secured by substantially all of the assets of the Company (the “Collateral”), including, without limitation, all of the Company’s inventory, goods, documents, bills of lading and other documents of title.

The Collateral Agent has requested that you (the “Customs Broker”) act as its agent for the limited purpose of more fully perfecting and protecting the interest of the Collateral Agent in such bills of lading, documents and other documents of title and in the goods and inventory for which such bills of lading, documents, or other documents of title have been issued, and the Customs Broker has agreed to do so. This letter shall set forth the terms of the Customs Broker’s engagement.

1. Appointment of Customs Broker as Agent of Collateral Agent: The Customs Broker is hereby appointed as agent for the Collateral Agent to receive and retain possession of all bills of lading and airway bills (collectively, the “Title Documents”) heretofore or at any time hereafter issued for any goods, inventory, or other property of the Company which are received by the Customs Broker for processing (collectively, the “Property”), such receipt and retention of possession being for the purpose of more fully perfecting and preserving the Collateral Agent’s security interests in the Title Documents and the Property. The Customs Broker will maintain possession of the Title Documents, subject to the security interest of the Collateral Agent, and will note the security interest of the Collateral Agent on the Customs Broker’s books and records.

2. Delivery of Title Documents; Release of Goods: Until the Customs Broker receives written notification from the Collateral Agent to the contrary, the Customs Broker is authorized by the Collateral Agent to, and the Customs Broker may, deliver:

(a) the Title Documents to the issuing carrier or to its agent (who shall act on the Customs Broker’s behalf as the Customs Broker’s sub-agent hereunder) for the purpose of permitting the Company, as consignee, to obtain possession or control of the Property subject to such Title Documents; and

(b) the Property, in each instance as directed by the Company.

3. Notice From Collateral Agent To Follow Collateral Agent’s Instructions:

Upon the Customs Broker’s receipt of written notification from the Collateral Agent, the Customs Broker shall thereafter follow solely the instructions of the Collateral Agent concerning the disposition of the Title Documents and the Property and will not follow any instructions of the Company or any other person concerning the same.

4. Limited Authority: The Customs Broker’s sole authority as the agent of the Collateral Agent is to receive and maintain possession of the Title Documents on behalf of the Collateral Agent and to follow the instructions of the Collateral Agent as provided herein. Except as may be specifically authorized and instructed by the Collateral Agent, the Customs Broker shall have no authority as the agent of the Collateral Agent to undertake any other action or to enter into any other commitments on behalf of the Collateral Agent.

5. Expenses: The Collateral Agent shall not be obligated to compensate the Customs Broker for serving as agent hereunder, nor shall the Collateral Agent be responsible for any fees, expenses, customs, duties, taxes, or other charges relating to the Title Documents or the Property. The Customs Broker acknowledges that the Company is solely responsible for payment of any compensation and charges which are to the Company’s account and for the payment of any fees, expenses, customs duties, taxes, or other charges which are, or may, accrue, to the account of the Property. The Collateral Agent, at its option, may authorize the Customs Broker to perform specified services on behalf of the Collateral Agent, at mutually agreed rates of compensation, which shall be to the Collateral Agent’s account and payable to the Customs Broker by the Collateral Agent (provided, however, such payment shall not affect any obligation of the Company to reimburse the Collateral Agent for any such compensation or other costs or expenses incurred by the Collateral Agent pursuant to the terms of the financing agreements referred to above).

6. Term:

(a) In the event that the Customs Broker desires to terminate this Agreement, the Customs Broker shall furnish the Collateral Agent with sixty (60) days prior written notice of the Customs Broker’s intention to do so. During such 60 day period (which may be shortened by notice to the Customs Broker from the Collateral Agent), the Customs Broker shall continue to serve as agent hereunder. The Customs Broker shall also cooperate with the Collateral Agent and execute all such documentation and undertake all such action as may be reasonably required by the Collateral Agent in connection with such termination. Such notice shall be given to the following address (or to such other address, written notice of which is given the Customs Broker by or on behalf of the Collateral Agent):

If to the Collateral Agent:

LaSalle Retail Finance

25 Braintree Hill Office Park, Suite 205 Braintree, Massachusetts 02184 Attention: Daniel O’Rourke Re: American Apparel, Inc.

(b) Except as provided in Section 6(a), above, this Agreement shall remain in full force and effect until the Customs Broker receives written notification from the Collateral Agent of the termination of the Customs Broker’s responsibilities hereunder.

7. Custom Broker’s Lien: The Customs Broker shall have a lien, to the extent provided by law, on any Property then in the possession of the Customs Broker, which lien shall be to the extent of any costs, fees, freight charges, storage charges, or other charges or expenses incurred or paid by the Customs Broker with respect only to that Property then in the possession of the Customs Broker, for which the Customs Broker has not received payment, but not for any amount owed on account of any other Property, item, or matter.

[SIGNATURE PAGE FOLLOWS]

If the foregoing correctly sets forth our understanding, please indicate the Customs Broker’s assent below following which this letter will take effect as a sealed instrument.

Very truly yours,

COMPANY:

By:

Name:

Title:

Agreed:

CUSTOMS BROKER:

By:

Name:

Title:

COLLATERAL AGENT:

LASALLE BUSINESS CREDIT, LLC,

AS AGENT FOR LASALLE BANK MIDWEST NATIONAL ASSOCIATION

By:

Name:

Title:

Signature Page to Customs Broker Agreement

Exhibit C

Notice of Borrowing

Date:

To: LaSalle Business Credit, LLC, as Agent

for LaSalle Bank Midwest National Association,

Acting through its Division, LaSalle Retail Finance

25 Braintree Hill Office Park

Braintree, Massachusetts 02184

Attention: Mr. Daniel O’Rourke

Re: Credit Agreement dated as of July 2, 2007 (as modified, amended, supplemented or restated and in effect from time to time, the “Credit Agreement”) by and between, among others, American Apparel, Inc., for itself and as agent (in such capacity, the “Lead Borrower”) for the other Borrowers party thereto, and LaSalle Business Credit, LLC, as Agent for LaSalle Bank Midwest National Association, acting through its division, LaSalle Retail Finance, as administrative agent (the “Administrative Agent”) for its own benefit and the benefit of the other Credit Parties. Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

Ladies and Gentlemen:

The Lead Borrower refers to the above described Credit Agreement and hereby irrevocably notifies you of the Borrowing requested below:

1. The Business Day of the proposed Borrowing is , 20 .1

2. The aggregate amount of the proposed Borrowing is $ (which shall be in an integral multiple of $100,000, but not less than $1,000,000, in the case of LIBO Loans), which Borrowing consists of the following Types:

Type of Borrowing (Prime Rate Loans or LIBO Loans) Amount Interest Period for LIBO Loans2

$ [1] [2] [3] [6] months

$ [1] [2] [3] [61 months

$ [1] [2] [3] [6] months

$ [1] [2] [3] [6] months

3. Proceeds of the proposed Borrowing are to be disbursed to the following account(s):

1 In the case of LIBO Loans, three Business Days after the date of this Notice. In the case of Prime Rate Loans, one Business Day after the date of this Notice.

2 If no election of Interest Period is specified, such notice shall be deemed a request for an Interest Period of one (1) month.

The Lead Borrower hereby certifies that the following statements are true and correct on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

(a) The representations and warranties of the Loan Parties contained in the Credit Agreement and the other Loan Documents or otherwise made in writing in connection therewith are true and correct as though made on and as of the date of the proposed Borrowing (both immediately prior to and after giving effect to the proposed Borrowing), provided that if such representations and warranties specifically relate to an earlier date, such representations and warranties were true and correct on and as of such earlier date;

(b) No Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing; and

(c) After giving effect to the proposed Borrowing set forth in Section 2 above, there will be no more than four (4) Borrowings of LIBO Loans outstanding under the Credit Agreement.

[signature page follows]

Very truly yours,

AMERICAN APPAREL, INC.,

As Lead Borrower

By:

Name:

Title:

Signature Page to Notice of Borrowing

Exhibit D

Form of Revolving Credit Note

REVOLVING CREDIT NOTE

$ July 2, 2007

FOR VALUE RECEIVED, the undersigned (singly, a “Borrower”, and collectively, the “Borrowers”) jointly and severally promise to pay to the order of (hereinafter, with any subsequent holders, the “Lender”), do LaSalle Business Credit, LLC, as Agent for LaSalle Bank Midwest National Association, acting through its division, LaSalle Retail Finance, with its offices at 25 Braintree Hill Office Park, Braintree, Massachusetts 02184, the principal sum of DOLLARS ($ ), or, if less, the aggregate unpaid principal balance of Loans made by the Lender to or for the account of any Borrower pursuant to the Credit Agreement dated as of July 2, 2007 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”) by and among (i) American Apparel, Inc., for itself and as agent (in such capacity, the “Lead Borrower”) for the other Borrowers, (ii) the Borrowers, (iii) the Facility Guarantors, (iv) LaSalle Business Credit, LLC, as Agent for LaSalle Bank Midwest National Association, acting through its division, LaSalle Retail Finance, as administrative agent (in such capacity, the “Administrative Agent”) for its own benefit and the benefit of the other Credit Parties, (v) LaSalle Business Credit, LLC, as Agent for LaSalle Bank Midwest National Association, acting through its division, LaSalle Retail Finance, as collateral agent (in such capacity, the “Collateral Agent”) for its own benefit and the benefit of the other Credit Parties, and (vi) the Lenders party thereto (the “Lenders”), with interest at the rate and payable in the manner stated therein.

This is a “Revolving Credit Note” to which reference is made in the Credit Agreement and is subject to all terms and provisions thereof. The principal of, and interest on, this Revolving Credit Note shall be payable at the times, in the manner, and in the amounts as provided in the Credit Agreement and shall be subject to prepayment and acceleration as provided therein. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Administrative Agent’s books and records concerning the Loans, the accrual of interest thereon, and the repayment of such Loans, shall be prima facie evidence of the indebtedness hereunder, absent manifest error.

No delay or omission by any Agent or the Lender in exercising or enforcing any of such Agent’s or the Lender’s powers, rights, privileges, remedies, or discretions hereunder shall

1

operate as a waiver thereof on that occasion nor on any other occasion. No waiver of any Event of Default shall operate as a waiver of any other Event of Default, nor as a continuing waiver.

Each Borrower, and each endorser and guarantor of this Revolving Credit Note, waives presentment, demand, notice, and protest, and also waives any delay on the part of the holder hereof. Each Borrower assents to any extension or other indulgence (including, without limitation, the release or substitution of Collateral) permitted by any Agent and/or the Lender with respect to this Revolving Credit Note and/or any Collateral or any extension or other indulgence with respect to any other liability or any collateral given to secure any other liability of any Borrower or any other Person obligated on account of this Revolving Credit Note.

This Revolving Credit Note shall be binding upon each Borrower, and each endorser and guarantor hereof, and upon their respective successors, assigns, and representatives, and shall inure to the benefit of the Lender and its successors, endorsees, and assigns.

The liabilities of each Borrower, and of any endorser or guarantor of this Revolving Credit Note, are joint and several, provided, however, the release by any Agent or the Lender of any one or more such Persons shall not release any other Person obligated on account of this Revolving Credit Note. Each reference in this Revolving Credit Note to each Borrower, any endorser, and any guarantor, is to such Person individually and also to all such Persons jointly. No Person obligated on account of this Revolving Credit Note may seek contribution from any other Person also obligated except in accordance with the terms of Section 9.14(d) of the Credit Agreement.

THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

Each Borrower agrees that any suit for the enforcement of this Revolving Credit Note or any other Loan Document may be brought in the courts of the Commonwealth of Massachusetts sitting in Boston, Massachusetts or any federal court sitting therein, as the Administrative Agent may elect in its sole discretion, and consents to the non-exclusive jurisdiction of such courts. Each Borrower hereby waives any objection which it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient forum and agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each Borrower agrees that any action commenced by any Borrower asserting any claim or counterclaim arising under or in connection with this Revolving Credit Note or any other Loan Document shall be brought solely in a court of the Commonwealth of Massachusetts sitting in Boston, Massachusetts or any federal court sitting therein, as the Administrative Agent may elect in its sole discretion, and consents to the exclusive jurisdiction of such courts with respect to any such action.

2

Each Borrower makes the following waiver knowingly, voluntarily, and intentionally, and understands that the Agents and the Lender, in the establishment and maintenance of their respective relationship with the Borrowers contemplated by this Revolving Credit Note, is relying thereon. EACH BORROWER, EACH GUARANTOR, ENDORSER AND SURETY, AND THE LENDER, BY ITS ACCEPTANCE HEREOF, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS REVOLVING CREDIT NOTE, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) AND WAIVES THE RIGHT TO ASSERT ANY SETOFF. COUNTERCLAIM OR CROSS-CLAIM IN RESPECT OF, AND ALL STATUTES OF LIMITATIONS WHICH MAY BE RELEVANT TO, SUCH ACTION OR PROCEEDING; AND WAIVES DUE DILIGENCE, DEMAND, PRESENTMENT AND PROTEST AND ANY NOTICES THEREOF AS WELL AS NOTICE OF NONPAYMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THE CREDIT AGREEMENT AND THIS REVOLVING CREDIT NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN.

[SIGNATURE PAGE FOLLOWS]

3

IN WITNESS WHEREOF, the Borrowers have caused this Revolving Credit Note to be duly executed as of the date set forth above.

BORROWERS:

AMERICAN APPAREL, INC.

By:

Name:

Title:

AMERICAN APPAREL RETAIL, INC.

By:

Name:

Title:

AMERICAN APPAREL DYEING & FINISHING, INC.

By:

Name:

Title:

KCL KNITTING, LLC

By:

Name:

Title:

Signature Page to Revolving Credit Note

Exhibit E

Form of Swingline Note

SWINGLINE NOTE

$5,000,000 July 2, 2007

FOR VALUE RECEIVED, the undersigned (singly, a “Borrower”, and collectively, the “Borrowers”) jointly and severally promise to pay to the order of LASALLE BUSINESS CREDIT, LLC, as Agent for LaSalle Bank Midwest National Association, acting through its division, LaSalle Retail Finance (hereinafter, with any subsequent holders, the “Swingline Lender”), with its offices at 25 Braintree Hill Office Park, Braintree, Massachusetts 02184, the principal sum of FIVE MILLION DOLLARS ($5,000,000), or, if less, the aggregate unpaid principal balance of Swingline Loans made by the Swingline Lender to or for the account of any Borrower pursuant to the Credit Agreement dated as of July 2, 2007 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”) by and among (i) American Apparel, Inc., for itself and as agent (in such capacity, the “Lead Borrower”) for the other Borrowers, (ii) the Borrowers, (iii) the Facility Guarantors, (iv) LaSalle Business Credit, LLC, as Agent for LaSalle Bank Midwest National Association, acting through its division, LaSalle Retail Finance, as administrative agent (in such capacity, the “Administrative Agent”) for its own benefit and the benefit of the other Credit Parties, (v) LaSalle Business Credit, LLC, as Agent for LaSalle Bank Midwest National Association, acting through its division, LaSalle Retail Finance, as collateral agent (in such capacity, the “Collateral Agent”) for its own benefit and the benefit of the other Credit Parties, and (vi) the Lenders party thereto (the “Lenders”), with interest at the rate and payable in the manner stated therein.

This is a “Swingline Note” to which reference is made in the Credit Agreement and is subject to all terms and provisions thereof. The principal of, and interest on, this Swingline Note shall be payable at the times, in the manner, and in the amounts as provided in the Credit Agreement and shall be subject to prepayment and acceleration as provided therein. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Administrative Agent’s books and records concerning the Swingline Loans, the accrual of interest thereon, and the repayment of such Swingline Loans, shall be prima facie evidence of the indebtedness hereunder, absent manifest error.

1

No delay or omission by any Agent or the Swingline Lender in exercising or enforcing any of such Agent’s or the Swingline Lender’s powers, rights, privileges, remedies, or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion. No waiver of any Event of Default shall operate as a waiver of any other Event of Default, nor as a continuing waiver.

Each Borrower, and each endorser and guarantor of this Swingline Note, waives presentment, demand, notice, and protest, and also waives any delay on the part of the holder hereof. Each Borrower assents to any extension or other indulgence (including, without limitation, the release or substitution of Collateral) permitted by any Agent and/or the Swingline Lender with respect to this Swingline Note and/or any Collateral or any extension or other indulgence with respect to any other liability or any collateral given to secure any other liability of any Borrower or any other Person obligated on account of this Swingline Note.

This Swingline Note shall be binding upon each Borrower, and each endorser and guarantor hereof, and upon their respective successors, assigns, and representatives, and shall inure to the benefit of the Swingline Lender and its successors, endorsees, and assigns.

The liabilities of each Borrower, and of any endorser or guarantor of this Swingline Note, are joint and several, provided, however, the release by any Agent or the Swingline Lender of any one or more such Persons shall not release any other Person obligated on account of this Swingline Note. Each reference in this Swingline Note to each Borrower, any endorser, and any guarantor, is to such Person individually and also to all such Persons jointly. No Person obligated on account of this Swingline Note may seek contribution from any other Person also obligated except in accordance with the terms of Section 9.14(d) of the Credit Agreement.

THIS SWINGLINE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

Each Borrower agrees that any suit for the enforcement of Swingline Note or any other Loan Document may be brought in the courts of the Commonwealth of Massachusetts sitting in Boston, Massachusetts or any federal court sitting therein, as the Administrative Agent may elect in its sole discretion, and consents to the non-exclusive jurisdiction of such courts. Each Borrower hereby waives any objection which it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient forum and agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each Borrower agrees that any action commenced by any Borrower asserting any claim or counterclaim arising under or in connection with this Swingline Note or any other Loan Document shall be brought solely in a court of the Commonwealth of Massachusetts sitting in Boston, Massachusetts or any federal court sitting therein, as the Administrative Agent may elect in its sole discretion, and consents to the exclusive jurisdiction of such courts with respect to any such action.

2

Each Borrower makes the following waiver knowingly, voluntarily, and intentionally, and understands that the Agents and the Swingline Lender, in the establishment and maintenance of their respective relationship with the Borrowers contemplated by this Swingline Note, is relying thereon. EACH BORROWER, EACH GUARANTOR, ENDORSER AND SURETY, AND THE SWINGLINE LENDER, BY ITS ACCEPTANCE HEREOF, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SWINGLINE NOTE, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) AND WAIVES THE RIGHT TO ASSERT ANY SETOFF, COUNTERCLAIM OR CROSS-CLAIM IN RESPECT OF, AND ALL STATUTES OF LIMITATIONS WHICH MAY BE RELEVANT TO, SUCH ACTION OR PROCEEDING; AND WAIVES DUE DILIGENCE, DEMAND, PRESENTMENT AND PROTEST AND ANY NOTICES THEREOF AS WELL AS NOTICE OF NONPAYMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THE CREDIT AGREEMENT AND THIS SWINGLINE NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Borrowers have caused this Swingline Note to be duly executed as of the date set forth above.

BORROWERS:

AMERICAN APPAREL, INC.

By:

Name:

Title:

AMERICAN APPAREL RETAIL, INC.

By:

Name:

Title:

AMERICAN APPAREL DYEING & FINISHING, INC.

By:

Name:

Title:

KCL KNITTING, LLC

By:

Name:

Title:

Signature Page to Swingline Note

Exhibit H

Form of Joinder

JOINDER TO CREDIT AGREEMENT

This Joinder to Credit Agreement (this “Joinder”) is made as of                     , 20    , by and among:

                                          (the “New [Borrower/Facility Guarantor]”), with its principal executive offices at                                         ;

LASALLE BUSINESS CREDIT, LLC, AS AGENT FOR LASALLE BANK MIDWEST NATIONAL ASSOCIATION, ACTING THROUGH ITS DIVISION, LASALLE RETAIL FINANCE, with offices at 25 Braintree Hill Office Park, Braintree, Massachusetts 02184, as administrative agent (in such capacity, the “Administrative Agent”) for its own benefit and the benefit of the other Credit Parties; and

LASALLE BUSINESS CREDIT, LLC, AS AGENT FOR LASALLE BANK MIDWEST NATIONAL ASSOCIATION, ACTING THROUGH ITS DIVISION, LASALLE RETAIL FINANCE, with offices at 25 Braintree Hill Office Park, Braintree, Massachusetts 02184, as collateral agent (in such capacity, the “Collateral Agent”) for its own benefit and the benefit of the other Credit Parties;

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

W I T N E S S E T H:

A. Reference is made to a certain Credit Agreement dated as of July 2, 2007 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”), by and among (i) American Apparel, Inc., for itself and as agent (in such capacity, the “Lead Borrower”) for the other Borrowers party thereto (collectively, with the Lead Borrower, the “Existing Borrowers”), (ii) the Existing Borrowers, (iii) the Facility Guarantors party thereto (the “Existing Facility Guarantors”), (iv) the Administrative Agent, (v) the Collateral Agent, and (vi) the Lenders party thereto (the “Lenders”). All capitalized terms used herein, and not otherwise defined herein, shall have the meanings assigned to such terms in the Credit Agreement.

B. The New [Borrower/Facility Guarantor] desires to become a party to, and to be bound by the terms of, the Credit Agreement and the other Loan Documents in the same capacity and to the same extent as the Existing [Borrowers/Facility Guarantors] thereunder.

C. Pursuant to the terms of the Credit Agreement, in order for the New [Borrower/Facility Guarantor] to become party to the Credit Agreement and the other Loan Documents as provided herein, the New [Borrower/Facility Guarantor] and the Existing [Borrowers/Facility Guarantors] are required to execute this Joinder.

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Joinder and Assumption of Obligations. Effective as of the date of this Joinder, the New [Borrower/Facility Guarantor] hereby acknowledges that the New [Borrower/Facility Guarantor] has received and reviewed a copy of the Credit Agreement, and acknowledges and agrees to:

(a) join in the execution of, and become a party to, the Credit Agreement as a [Borrower/Facility Guarantor] thereunder, as indicated with its signature below;

(b) be bound by all representations, warranties, covenants, agreements, liabilities and acknowledgments of the Existing [Borrowers/Facility Guarantors] under the Credit Agreement and the other Loan Documents, in each case, with the same force and effect as if such New [Borrower/Facility Guarantor] was a signatory to the Credit Agreement and the other Loan Documents and was expressly named as a [Borrower/Facility Guarantor] therein; and

(c) assume all rights and interests and perform all applicable duties and Obligations of the Existing [Borrowers/Facility Guarantors] under the Credit Agreement and the other Loan Documents.

2. Representations, Warranties and Covenants. The New [Borrower/Facility Guarantor] hereby makes all representations, warranties, and covenants set forth in the Credit Agreement as of the date hereof (other than representations, warranties and covenants that relate solely to an earlier date). To the extent that any changes in any representations, warranties, and covenants require any amendments to the schedules to the Credit Agreement, such schedules are hereby updated, as evidenced by any supplemental schedules (if any) annexed to this Joinder.

3. Ratification of Loan Documents. Except as specifically amended by this Joinder and the other documents executed and delivered in connection herewith, all of the terms and conditions of the Credit Agreement and of the other Loan Documents shall remain in full force and effect as in effect prior to the date hereof, without releasing any obligors thereon or collateral security therefor.

4. Conditions Precedent to Effectiveness. This Joinder shall not be effective until each of the following conditions precedent have been fulfilled to the reasonable satisfaction of the Agents:

(a) This Joinder shall have been duly executed and delivered by the respective parties hereto, and shall be in full force and effect and in form and substance reasonably satisfactory to the Agents.

(b) All action on the part of the New [Borrower/Facility Guarantor] and the other Loan Parties necessary for the valid execution, delivery and performance by the New [Borrower/Facility Guarantor] and the other Loan Parties of this Joinder and all other documentation, instruments, and agreements to be executed in connection herewith shall have been duly and effectively taken and evidence thereof reasonably satisfactory to the Agents shall have been provided to the Agents.

(c) The New [Borrower/Facility Guarantor] (and each other Loan Party, to the extent requested by the Agents) shall each have delivered the following to the Agents, in form and substance reasonably satisfactory to the Agents:

(i) A Certificate of Legal Existence and Good Standing issued by the Secretary of the State of its incorporation or organization.

(ii) A certificate of an authorized officer relating to the organization and existence of such party, the authorization of the transactions contemplated by the Loan Documents, and attesting to the true signatures of each Person authorized as a signatory to any of the Loan Documents, together with true and accurate copies of all Charter Documents.

(iii) A Perfection Certificate.

(iv) Execution and delivery by the New [Borrower/Facility Guarantor] of the following Loan Documents:

a) [Joinders to the Revolving Credit Notes to the Lenders];

b) [Joinder to the Swingline Note to the Swingline Lender];

c) [Joinder to the Security Documents, as applicable];

d) [Joinder to the Fee Letter];

e) [Blocked Account Agreement with                                 ]; and

f) [add other applicable documents and agreements required by the Agents].

(d) The Agents shall have received a written legal opinion of the Loan Parties’ counsel addressed to the Agents and the other Lenders, covering such matters relating to the New [Borrower/Facility Guarantor], the Loan Documents and/or the transactions contemplated thereby as the Agents shall reasonably request.

(e) The Collateral Agent shall have received all documents and instruments, including UCC financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered, published or recorded in order to create or perfect the first priority Lien (subject only to Permitted Encumbrances having priority by operation of Applicable Law) intended to be created under the Loan Documents and all such documents and instruments shall have been so filed, registered or recorded or other arrangements reasonably satisfactory to the Collateral Agent for such filing, registration or recordation shall have been made.

(f) All fees and Credit Party Expenses incurred by the Agents in connection with the preparation and negotiation of this Joinder and related documents (including the reasonable fees and expenses of counsel to the Agents) shall have been paid in full.

(g) No Default or Event of Default shall have occurred and be continuing.

(h) The Loan Parties shall have executed and delivered to the Agents such additional documents, instruments, and agreements as the Agents may reasonably request.

5. Miscellaneous.

(a) This Joinder may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.

(b) This Joinder expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

(c) Any determination that any provision of this Joinder or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Joinder.

(d) The Loan Parties shall pay all Credit Party Expenses of the Agents and the Credit Parties, including, without limitation, reasonable attorneys’ fees in connection with the preparation, negotiation, execution and delivery of this Joinder in accordance with the terms of the Credit Agreement.

(e) The New [Borrower/Facility Guarantor] warrants and represents that the New [Borrower/Facility Guarantor] has consulted with independent legal counsel of its selection in connection with this Joinder and is not relying on any representations or warranties of the Agents or the Lenders or their counsel in entering into this Joinder.

(I) THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the undersigned has caused this Joinder to be duly executed and delivered by its proper and duly authorized officer as of the date set forth below.

NEW [BORROWER/FACILITY GUARANTOR]:

By:

Name:

Title:

ADMINISTRATIVE AGENT:

LASALLE BUSINESS CREDIT, LLC, AS AGENT FOR LASALLE BANK MIDWEST NATIONAL ASSOCIATION

By:

Name:

Title:

COLLATERAL AGENT:

LASALLE BUSINESS CREDIT, LLC, AS AGENT FOR LASALLE BANK MIDWEST NATIONAL ASSOCIATION

By:

Name:

Title:

Signature Page to Joinder to Credit Agreement

Acknowledged and Agreed: EXISTING BORROWERS: AMERICAN APPAREL, INC.

By:

Name:

Title:

AMERICAN APPAREL RETAIL, INC.

By:

Name:

Title:

AMERICAN APPAREL DYEING & FINISHING, INC.

By:

Name:

Title:

KCL KNITTING, LLC

By:

Name:

Title:

Signature Page to Joinder to Credit Agreement

EXISTING FACILITY GUARANTORS:

AMERICAN APPAREL, LLC

By:

Name:

Title:

FRESH AIR FREIGHT, INC.

By:

Name:

Title:

Signature Page to Joinder to Credit Agreement

Exhibit I

Form of DDA Notification

DDA NOTIFICATION

[PREPARE ON BORROWER LETTERHEAD - ONE FOR EACH DEPOSITORY]

                    , 2007

To: [Name and Address of Bank]

Re:

Dear Sir/Madam:

This DDA Notification relates to the Account Numbers listed on Exhibit A attached hereto and any other depository account(s) (collectively the “Accounts”) which                                 , a                                  organized and existing under the laws of                                  (the “Company”), now or hereafter maintains with you. The term “Accounts” shall also mean any certificates of deposit, investments, or other evidence of indebtedness heretofore or hereafter issued by you to or for the account of the Company.

The Company has entered into various financing agreements with LaSalle Business Credit, LLC, as Agent for LaSalle Bank Midwest National Association, acting through its division, LaSalle Retail Finance, with offices at 25 Braintree Hill Office Park, Braintree, Massachusetts 02184, as collateral agent (in such capacity, the “Collateral Agent”) for its own benefit and the benefit of certain other credit parties (the “Credit Parties”), pursuant to which the Collateral Agent and the other Credit Parties may from time to time make loans or furnish certain other financial accommodations to the Company. The Company’s obligations on account of such loans and financial accommodations are secured by substantially all of the assets of the Company (the “Collateral”), including, without limitation, the Accounts and all amounts now or hereafter deposited therein or evidenced thereby. Consequently, the present and all future contents of the Accounts constitute the Collateral Agent’s Collateral and proceeds of the Collateral Agent’s Collateral. Any right of setoff, banker’s lien, or the like which you may otherwise have with respect to the Accounts is subject, to the fullest extent permitted under applicable law, to the prior right of the Collateral Agent in and to the Accounts and the contents of the Accounts.

Until you receive written notification from the Collateral Agent that the interest of the Collateral Agent and the other Credit Parties in the Accounts has been terminated, all funds from time to time on deposit in each of the Accounts, net of such minimum balance, not to exceed $2,500.00, as may be required by you to be maintained in each of the Accounts, shall be transferred not less frequently than twice weekly only as follows:

1

(a) By ACH, Depository Transfer Check, or Electronic Depository Transfer to:

LaSalle Bank National Association

ABA #071 000 505

For Credit to LaSalle Business Credit, LLC

Account No.

Re: American Apparel, Inc.

or

(b) As the Collateral Agent may otherwise instruct you from time to time in writing.

Upon the written request of the Collateral Agent, a copy of each statement issued with respect to the Accounts should be provided to the Collateral Agent at the following address (which address may be changed upon seven (7) days written notice given to you by the Collateral Agent):

LaSalle Retail Finance

25 Braintree Hill Office Park Braintree, Massachusetts 02184 Attention: Loan Administration Re: American Apparel, Inc.

You shall be fully protected in acting on any order or direction by the Collateral Agent respecting the Accounts without making any inquiry whatsoever as to the Collateral Agent’s right or authority to give such order or direction or as to the application of any payment made pursuant thereto.

This DDA Notification may be amended only by notice in writing signed by the Company and the Collateral Agent and may be terminated solely by written notice signed by the Collateral Agent. The Company shall not have any right to terminate or, except as otherwise provided above, amend this DDA Notification.

[signature page follows]

2

Very truly yours,

By:

Name:

Title:

cc: LaSalle Business Credit, LLC, as Agent for LaSalle Bank Midwest National Association, acting through its division, LaSalle Retail Finance, as Collateral Agent

Signature Page to DDA Notification

Exhibit A

Account Numbers

Exhibit A to DDA Notification

Exhibit J

Form of Credit Card Agreement

CREDIT CARD AGREEMENT

[PREPARE ON BORROWER LETTERHEAD - ONE FOR EACH PROCESSOR]

                                 , 2007

To: [Name and Address of Credit Card Processor]

(the “Processor”)

Re:

Merchant Account Number:

Dear Sir/Madam:

                                 , a                                  organized and existing under the laws of                                  (the “Company”), among others, has entered into various financing agreements with LaSalle Business Credit, LLC, as Agent for LaSalle Bank Midwest National Association, acting through its division, LaSalle Retail Finance, with offices at 25 Braintree Hill Office Park, Braintree, Massachusetts 02184, as collateral agent (in such capacity, the “Collateral Agent”) for its own benefit and the benefit of certain other credit parties (the “Credit Parties”), pursuant to which the Collateral Agent and the other Credit Parties may from time to time make loans or furnish certain other financial accommodations to the Company. The Company’s obligations on account of such loans and financial accommodations are secured by substantially all of the assets of the Company (the “Collateral”), including, without limitation, all credit card charges (the “Credit Card Charges”) submitted by the Company to the Processor for processing and all amounts which the Processor now or hereafter owes to the Company on account thereof (the “Credit Card Proceeds”).

This Credit Card Agreement clarifies the respective interests and rights of the Collateral Agent and the Processor in and to the Credit Card Charges and the Credit Card Proceeds and provides, subject to the conditions hereof, for the transmittal by the Processor to the Collateral Agent of the Credit Card Proceeds, as well as any other proceeds of the Collateral received by the Processor.

1. The Processor recognizes that the Company has granted to the Collateral Agent, for its own benefit and the benefit of the other Credit Parties, a security interest in, and has collaterally assigned to the Collateral Agent all Credit Card Charges and

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Credit Card Proceeds, as well as the contents of any reserve accounts or the like maintained by the Company with the Processor in respect of the Company’s credit card arrangements with the Processor.

2. Until the Processor receives written notification from the Collateral Agent that the interest of the Collateral Agent and the other Credit Parties in the Credit Card Charges and the Credit Card Proceeds has been terminated, all amounts as may become due from time to time from the Processor to the Company (including, without limitation, Credit Card Proceeds, payments from any reserve account or the like, or other payments) shall be transferred only (i) to the depository bank accounts to which such amounts are currently transferred by Processor on the date hereof or (ii) as the Collateral Agent may otherwise instruct the Processor from time to time in writing.

3. Upon the written request of the Collateral Agent, a copy of each periodic statement issued by the Processor to the Company shall be provided to the Collateral Agent at the following address (which address may be changed upon seven (7) days written notice given to the Processor by the Collateral Agent):

LaSalle Retail Finance

25 Braintree Hill Office Park Braintree, Massachusetts 02184 Attention: Loan Administration Re: American Apparel, Inc.

4. The Processor will provide the Collateral Agent with written notice upon the establishment of any escrow, reserve, or other account which the Processor has, or proposes to establish, with respect to its credit card relationship with the Company.

5. The Processor shall be fully protected in acting on any order or direction by the Collateral Agent respecting the Credit Card Charges and the Credit Card Proceeds without making any inquiry whatsoever as to the Collateral Agent’s right or authority to give such order or direction or as to the application of any payment made pursuant thereto.

6. This Credit Card Agreement may be amended only by the written agreement of the Processor, the Company, and the Collateral Agent and may be terminated solely by written notice signed by the Collateral Agent. The Company shall not have any right to terminate or amend this Credit Card Agreement.

[signature page follows]

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Very truly yours,

By:

Name:

Title:

Signature Page to Credit Card Agreement

The above Credit Card Agreement and all of its terms and conditions are agreed to and accepted and the Processor agrees to hold all Credit Card Proceeds, as well as all reserve funds and the like maintained by the Company with the Processor, as agent and bailee for the Collateral Agent.

PROCESSOR:

By:

Name:

Title:

Signature Page to Credit Card Agreement

The foregoing is accepted and agreed to:

COLLATERAL AGENT:

LASALLE BUSINESS CREDIT, LLC, AS AGENT FOR LASALLE BANK MIDWEST NATIONAL ASSOCIATION

By:

Name:

Title:

Signature Page to Credit Card Agreement

Exhibit K

Form of Compliance Certificate

COMPLIANCE CERTIFICATE

Date of Certificate:

To: LaSalle Business Credit, LLC, as Agent for LaSalle Bank Midwest National Association, Acting through its Division, LaSalle Retail Finance

25 Braintree Hill Office Park Braintree, Massachusetts 02184 Attention: Mr. Daniel O’Rourke

Re: Credit Agreement dated as of July 2, 2007 (as modified, amended, supplemented or restated and in effect from time to time, the “Credit Agreement”) by and between, among others, American Apparel, Inc., for itself and as agent (in such capacity, the “Lead Borrower”) for the other Borrowers party thereto, and LaSalle Business Credit, LLC, as Agent for LaSalle Bank Midwest National Association, acting through its division, LaSalle Retail Finance, as administrative agent (the “Administrative Agent”) for its own benefit and the benefit of the other Credit Parties. Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

The undersigned, a duly authorized and acting Financial Officer of the Lead Borrower,

hereby certifies on behalf of the Loan Parties as of the date hereof the following:

1. No Defaults or Events of Default.

(a) Since                      (the date of the last similar certification), and except as set forth in Appendix I, no Default or Event of Default has occurred.

(b) If a Default or Event of Default has occurred since                      (the date of the last similar certification), the Borrowers have taken or propose to take those actions with respect to such Default or Event of Default as described on said Appendix I.

2. Financial Calculations. Attached hereto as Appendix II are reasonably detailed calculations with respect to (a) Excess Availability, (b) Consolidated EBITDA and (c) Capital Expenditures for such period.

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3. No Material Accounting Changes, Etc.

(a) The financial statements furnished to the Administrative Agent for the [Fiscal Year/Fiscal Month] ending                      were prepared in accordance with GAAP consistently applied and present fairly in all material respects the financial condition and results of operations of the Lead Borrower and its Subsidiaries on a Consolidated basis, as of the end of the period(s) covered, subject to (i) with respect to the monthly financial statements, normal year end audit adjustments and the absence of footnotes and (ii) any changes as disclosed on Appendix III hereto.

(b) Except as set forth in Appendix III, there has been no change in GAAP which has been applied in the Lead Borrower’s most recent audited financial statements since                              (the date of the Lead Borrower’s most recent audited financial statements), and if such a change has occurred, the effect of such change on the financial statements is detailed in Appendix III.

[signature pages follow]

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IN WITNESS WHEREOF, the Lead Borrower, on behalf of itself and each of the other

Loan Parties, has duly executed this Compliance Certificate as of                      , 20    .

LEAD BORROWER:

AMERICAN APPAREL, INC.

By:

Name:

Title:

Signature Page to Compliance Certificate

APPENDIX I

Except as set forth below, no Default or Event of Default has occurred. [If a Default or Event of Default has occurred, the following describes the nature of the Default or Event of Default in reasonable detail and the steps, if any, being taken or contemplated by the Loan Parties to be taken on account thereof.]

Appendix I to Compliance Certificate

APPENDIX II

I. Minimum Consolidated EBITDA:

[Please see detailed calculations made in accordance with the terms of the Credit Agreement, attached hereto]

COVENANT: The Loan Parties shall maintain a minimum twelve (12) month trailing average Consolidated EBITDA, calculated on the last day of each month as follows:

Minimum EBITDA 12 Month Period Ending Covenant Not Less Than:

6/30/2007 $21,500,000

7/31/2007 $21,500,000

8/31/2007 $21,500,000

9/30/2007 $24,500,000

10/31/2007 $24,500,000

11/30/2007 $24,500,000

12/31/2007 $29,500,000

1/31/2008 $29,500,000

2/28/2008 $29,500,000

3/31/2008 $30,500,000

4/30/2008 $30,500,000

5/31/2008 $30,500,000

6/30/2008 $32,500,000

7/31/2008 $32,500,000

8/31/2008 $32,500,000

9/30/2008 $34,500,000

10/31/2008 $34,500,000

11/30/2008 $34,500,000

12/31/2008 and thereafter $36,500,000

In compliance? Yes             No

II.

Capital Expenditures:

COVENANT: The Loan Parties shall not make or incur Capital Expenditures in any Fiscal year in excess of $17,500,000.00.

In compliance?

Yes             No

III.

Minimum Excess Availability:

[Please see detailed calculations made in accordance with the terms of the Credit

Agreement, attached hereto]

COVENANT: The Borrowers shall at all times maintain Excess Availability in an amount not less than $3,000,000.00.

Appendix II to Compliance Certificate

In compliance? Yes              No

IV. Consolidated Fixed Charge Coverage Ratio:

[Please see detailed calculations made in accordance with the terms of the Credit Agreement, attached hereto]

COVENANT: The Borrowers shall maintain a Consolidated Fixed Charge Coverage Ratio for the applicable twelve (12) month period (or shorter cumulative period since January 2007) ended on the last day of any Fiscal Quarter of not less than the ratio set forth below opposite such Fiscal Quarter:

Fixed Charge Coverage Ratio Covenant

6/30/2007 0.90

09/30/2007 0.95

12/31/2007 1.00

3/31/2008 1.05

6/30/2008 1.10

9/30/2008 1.15

12/31/2008 and 1.15

In compliance? Yes              No

V. Senior Debt/EBITDA:

[Please see detailed calculations made in accordance with the terms of the Credit Agreement, attached hereto]

COVENANT: The Borrowers shall maintain a ratio of senior debt-to-EBITDA for the applicable twelve (12) month period (or shorter cumulative period since January 2007) ended on the last day of any Fiscal Quarter of not less than the ratio set forth below opposite such Fiscal Quarter:

Senior Covenant

6/30/2007 5.00

9/30/2007 4.50

12/31/2007 3.75

3/31/2008 3.75

6/30/2008 3.50

9/30/2008 3.50

12/31/2008 and 3.50

In compliance? Yes              No

VI. Adjusted Debt/EBITDAR:

[Please see detailed calculations made in accordance with the terms of the Credit Agreement, attached hereto]

Appendix II to Compliance Certificate

COVENANT: The Borrowers shall maintain a ratio of adjusted debt-to-EBITDA for the applicable twelve (12) month period (or shorter cumulative period since January 2007) ended on the last day of any Fiscal Quarter of not less than the ratio set forth below opposite such Fiscal Quarter:

Adjusted Debt/EBITDAR Covenant

6/30/2007 7.75

9/30/2007 7.25

12/31/2007 6.75

3/31/2008 6.50

6/30/2008 6.50

9/30/2008 6.50

12/31/2008 and 6.50

In compliance? Yes              No

Appendix II to Compliance Certificate

APPENDIX III

Except as set forth below, no change in GAAP which has been applied in the Lead Borrower’s most recent audited financial statements has occurred since                      (the date of the Lead Borrower’s most recent audited financial statements). [If any such change has occurred, the following describes the nature of the change in reasonable detail and the effect, if any, of each such change in GAAP or in application thereof on the financial statements delivered in accordance with the Credit Agreement].

Appendix III to Compliance Certificate

EXHIBIT M

FINANCIAL PERFORMANCE COVENANTS

1. Minimum Consolidated EBITDA. The Loan Parties shall maintain a minimum twelve (12) month trailing average Consolidated EBITDA, calculated on the last day of each month as follows:

Minimum EBITDA 12 Month Period Ending Covenant Not Less Than:

6/30/2007 $21,500,000

7/31/2007 $21,500,000

8/31/2007 $21,500,000

9/30/2007 $24,500,000

10/31/2007 $24,500,000

11/30/2007 $24,500,000

12/31/2007 $29,500,000

1/31/2008 $29,500,000

2/28/2008 $29,500,000

3/31/2008 $30,500,000

4/30/2008 $30,500,000

5/31/2008 $30,500,000

6/30/2008 $32,500,000

7/31/2008 $32,500,000

8/31/2008 $32,500,000

9/30/2008 $34,500,000

10/31/2008 $34,500,000

11/30/2008 $34,500,000

12/31/2008 and thereafter $36,500,000

2. Capital Expenditures. The Loan Parties shall not make or incur Capital Expenditures in any Fiscal year in excess of $17,500,000.00.

3. Minimum Excess Availability. The Borrowers shall at all times maintain Excess Availability in an amount not less than $3,000,000.00.

4. Consolidated Fixed Charge Coverage Ratio. The Borrowers shall maintain a Consolidated Fixed Charge Coverage Ratio for the applicable twelve (12) month period (or shorter cumulative period since January 2007) ended on the last day of any Fiscal Quarter of not less than the ratio set forth below opposite such Fiscal Quarter:

Fixed Charge Coverage Ratio	Covenant
6/30/2007	0.90
9/30/2007	0.95
12/31/2007	1.00
3/31/2008	1.05
6/30/2008	1.10
9/30/2008	1.15
12/31/2008 and thereafter	1.15

5. Senior Debt/EBITDA. The Borrowers shall maintain a ratio of senior debt -to-EBITDA for the applicable twelve (12) month period (or shorter cumulative period since January 2007) ended on the last day of any Fiscal Quarter of not less than the ratio set forth below opposite such Fiscal Quarter:

Senior Debt/EBITDA	Covenant
6/30/2007	5.00
9/30/2007	4.50
12/31/2007	3.75
3/31/2008	3.75
6/30/2008	3.50

9/30/2008 3.50

12/31/2008 and thereafter 3.50

6. Adjusted Debt/EBITDAR The Borrowers shall maintain a ratio of adjusted debt-to-EBITDA for the applicable twelve (12) month period (or shorter cumulative period since January 2007) ended on the last day of any Fiscal Quarter of not less than the ratio set forth below opposite such Fiscal Quarter:

Adjusted Covenant

Debt/EBITDAR

6/30/2007 7.75

9/30/2007 7.25

12/31/2007 6.75

3/31/2008 6.50

6/30/2008 6.50

9/30/2008 6.50

12/31/2008 and thereafter 6.50